Exhibit 10.1

Execution Version

EXTENSION AMENDMENT, SECOND AMENDMENT AND FIRST INCREMENTAL

AGREEMENT TO CREDIT AND GUARANTY AGREEMENT

EXTENSION AMENDMENT, SECOND AMENDMENT AND FIRST INCREMENTAL AGREEMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of January 9, 2023 (this “Agreement”), by and among 2U, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto, as guarantors (the “Guarantors”), ALTER DOMUS (US) LLC (“Alter Domus”), as administrative agent (in such capacity, the “Administrative Agent”), the lenders party hereto which constitute Required Lenders, all of the 2022 Extending Lenders (as defined below), all of the 2022 Incremental Revolving Lenders (as defined below), the Issuing Lender (as defined below) and the Swingline Lender (as defined below). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below).

RECITALS:

WHEREAS, reference is hereby made to the Term Loan Credit and Guaranty Agreement, dated as of June 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, certain Subsidiaries of the Borrower, as Guarantors, the several lenders from time to time parties thereto (each, a “Lender” and, collectively, the “Lenders”) and Alter Domus, as the Administrative Agent and the Collateral Agent;

WHEREAS, Section 2.24 of the Credit Agreement permits the Lenders of any Existing Term Tranche, upon the request of the Borrower, to establish Extended Term Loans, the purpose of which is to extend the scheduled maturity date with respect to all or a portion of such Existing Term Tranche by exchanging all or such portion of such Existing Term Tranche into Extended Term Loans pursuant to the procedures described therein;

WHEREAS, pursuant to Section 2.24 of the Credit Agreement, the Borrower has requested that each Term Loan Lender that has submitted a 2022 Extending Lender Consent (as defined below) (each a “2022 Extending Lender”, including for the avoidance of doubt, any Replacement Lender (as defined below) who has submitted a 2022 Extending Lender Consent) to extend the scheduled maturity of the Term Loans, such extension to be effected by exchanging Initial Term Loans into 2022 Term Loans (as defined below) or by a Replacement Lender submitting a 2022 Extending Lender Consent, in each case subject to the terms and conditions set forth herein;

WHEREAS, each 2022 Extending Lender has agreed subject to the terms and conditions set forth herein, to exchange its Initial Term Loans hereto into 2022 Term Loans or in the case of a Replacement Lender, provide a 2022 Term Loan;

WHEREAS, in accordance with Section 2.24 and, as applicable Section 10.05, of the Credit Agreement, subject to the limitations set forth therein, the Credit Parties, the Administrative Agent and the Term Loan Lenders party hereto may enter into this Agreement without the consent of any other Lenders to establish such 2022 Term Loans and effect certain amendments to the Credit Agreement and the other Credit Documents with respect to such 2022 Term Loans as the Credit Parties, the Administrative Agent and the 2022 Extending Lenders may agree;

WHEREAS, in accordance with Section 10.05 of the Credit Agreement, the Borrower, the Administrative Agent, the 2022 Extending Lenders, which constitute the Required Lenders, hereto agree to make certain additional changes to the Credit Agreement including, but not limited to, permitting the 2022 Convertible Notes;

WHEREAS, immediately following the consummation of the 2022 Term Loan Extension Transactions and the implementation of the Additional Changes and in accordance with Section 2.22 of the Credit Agreement, the 2022 Incremental Revolving Lenders (as defined below) have agreed to provide to the Borrower $40,000,000 of senior secured first lien incremental revolving loans (the “2022 Incremental Revolving Loans”) pursuant to the terms of this Agreement;

WHEREAS, the proceeds of the 2022 Incremental Revolving Loans will be used to finance working capital and for other general corporate purposes of the Borrower and its Subsidiaries; and

WHEREAS, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Lending Partners LLC have agreed to act as the joint lead arrangers and bookrunners for the 2022 Extending Loans and this Agreement (the “Extension Lead Arrangers”).

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Establishment of 2022 Term Loans

a.

There is hereby established under the Credit Agreement an Extended Term Tranche which shall be titled the “2022 Term Loans” having the terms set forth herein and in the Amended Credit Agreement (as defined below), (such Term Loans, the “2022 Term Loans”) and references in the Credit Agreement to Term Loans and Extended Term Loans shall include, without limitation, the 2022 Term Loans.

b.

Each Term Loan Lender that delivers an executed signature page to this Extension Agreement (or the applicable 2022 Extending Lender Consent (as defined below)) prior to the Extension Agreement Deadline (as defined below) irrevocably offers for exchange into 2022 Term Loans the aggregate principal amount of its Initial Term Loans. On the Extension Agreement Deadline (as defined below), each 2022 Extending Lender hereby agrees that the aggregate principal amount of its Initial Term Loans set forth on such 2022 Extending Lender’s signature page hereto shall automatically (and without any further action on the part of any party to this Extension Agreement or the Credit Agreement) be exchanged into and reclassified to become a 2022 Term Loan to the Borrower of an equal principal amount and denominated in Dollars. On the Extension Agreement Deadline, after giving effect to this Extension Agreement, the aggregate principal amount of 2022 Term Loans shall be set forth on Annex A hereto and following the Extension Voluntary Prepayment (as defined below) all Initial Term Loans shall have been exchanged to 2022 Term Loans.

c.

At any time prior to the Extension Agreement Deadline, the Borrower shall have the right (x) to withdraw and terminate its Extension Request with respect to this Extension Agreement or (y) to reduce the aggregate principal amount of Initial Term Loans that it seeks to exchange into 2022 Term Loans hereunder, in each case in its sole and absolute discretion and without penalty; provided that, the Extension Lead Arrangers shall notify each 2022 Extending Lender prior to the Extension Agreement Deadline of the amount of 2022 Term Loans to be held by such 2022 Extending Lender (which amount will not exceed the principal amount of Initial Term Loans owned by such 2022 Extending Lender prior to the Extension Agreement Effectiveness).

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d.

All accrued and unpaid amounts (including interest) owing by the Borrower under the Credit Agreement with respect to any Initial Term Loan (or portion thereof, if applicable) exchanged to a 2022 Term Loan shall be prepaid on the Extension Agreement and Incremental Effective Date.

e.

On and after the Extension Agreement Deadline, interest shall accrue on the 2022 Term Loans at the rate provided for in the Amended Credit Agreement. Each 2022 Term Loan (or portion thereof, if applicable) that was exchanged from any Initial Term Loan (or portion thereof, if applicable) that was a Eurodollar Loan immediately prior to such conversion shall initially be deemed to be a Borrowing of a 2022 Term Loan that is a Term SOFR Loan with an initial Interest Period equal to the remaining duration (as of the Extension Agreement Deadline) of the Interest Period applicable to such Borrowing of Initial Term Loan; provided, however, that it is understood and agreed that in no event shall any conversion or extension of any Loan, or any other transaction specifically contemplated by this Extension Agreement, constitute a repayment, conversion or other event with respect to such Loan that would result in the application or operation of the provisions of Section 2.11 of the Credit Agreement.

f.	Except as expressly provided in this Extension Agreement or in the Amended Credit Agreement, the terms of the 2022 Term Loans shall be identical to those applicable to the Initial Term Loans.

g.

The 2022 Extending Lenders, which collectively constitute Required Lenders, to the extent applicable, hereby waive any non-compliance (if any) of the terms of the Extension Request with the terms and conditions of the Credit Agreement.

h.

By its execution and delivery of a 2022 Extending Lender Consent, each 2022 Extending Lender electing the “Consent and Cashless Roll Option” shall be deemed to agree, upon the effectiveness of this Agreement on the Extension Agreement and Incremental Effective Date that (i) all (or such lesser amount as the Extension Lead Arrangers may allocate to such 2022 Extending Lender) of its Initial Term Loans shall constitute 2022 Term Loans under the Amended Credit Agreement (each such 2022 Term Loan, to such extent, a “Cashless Converting Loan”) and (ii) it waives any right to receive its share of the prepayment of the Initial Term Loans in respect of the amount of Initial Term Loans which are being cashlessly rolled into 2022 Term Loans, other than as referred to in Section 6(l) hereof, solely to the extent of such Cashless Converting Loans.

i.

By its execution and delivery of a 2022 Extending Lender Consent, each 2022 Extending Lender electing the “Consent and Assignment Option” shall be repaid in full on the Extension Agreement and Incremental Effective Date, including for all accrued and unpaid interest, fees, and expenses and other compensation owed to such 2022 Extending Lender and due and payable by the Borrower pursuant to the Credit Agreement and this Agreement. Each such 2022 Extending Lender agrees that it shall be deemed to have executed an Assignment and Assumption pursuant to Section 10.6(b) of the Credit Agreement on the Extension Agreement and Incremental Effective Date and to have purchased a principal amount of 2022 Term Loans in an amount equal to the principal amount of such repayment (or such lesser amount as the Extension Lead Arrangers may allocate to such 2022 Extending Lender).

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j.

If any Term Loan Lender under the Credit Agreement has failed to execute and deliver a 2022 Extending Lender Consent on or prior to the Extension Agreement Deadline (each such non-consenting Term Loan Lender, a “Non-Consenting Lender”), and Term Loan Lenders constituting the Required Lenders under the Credit Agreement have so consented and the Administrative Agent has received a 2022 Extending Lender Consent from the Replacement Lenders such that the Consenting Lenders and the Replacement Lenders collectively constitute all of the Lenders party to the Credit Agreement (after giving effect to the Non-Consenting Lender Replacement (as defined below)), then the Borrowers shall exercise their rights, effective as of the Extension Agreement and Incremental Effective Date, to replace (such act of replacement, the “Non-Consenting Lender Replacement”) each such Non-Consenting Lender in accordance with Section 2.19 of the Credit Agreement, and each such Non-Consenting Lender, upon receipt of an amount equal to the sum of (i) the principal amount of the outstanding Initial Term Loans of such Non-Consenting Lender immediately prior to the effectiveness of this Agreement (but, for the avoidance of doubt, without any prepayment premium thereon), (ii) all interest, fees and other amounts accrued but unpaid to such Non-Consenting Lender by the Borrower under the Credit Agreement to but excluding the Extension Agreement and Incremental Effective Date, including without limitation payments due to such Non-Consenting Lender under Sections 2.16 and 2.17 of the Credit Agreement, and (iii) an amount, if any, equal to the payment which would have been due to such Non-Consenting Lender on the Extension Agreement and Incremental Effective Date under Section 2.15(c) of the Credit Agreement had the Initial Term Loans of such Non-Consenting Lender been prepaid in full on the Extension Agreement and Incremental Effective Date rather than sold to the applicable Replacement Lender, shall be deemed to have assigned all of its rights and obligations under the Credit Agreement to one or more assignee Lenders (each of whom shall have consented to this Agreement by delivering a 2022 Extending Lender Consent to the Administrative Agent on or prior to the Extension Agreement Deadline (each such assignee Lender, to the extent of such assigned interest, a “Replacement Lender”)). Each Lender party hereto or to a 2022 Extending Lender Consent hereby waives any requirement of the Borrower to deliver any notice to the Administrative Agent and/or any Lender in connection with any assignment contemplated herein pursuant to Section 2.19 of the Credit Agreement.

k.

The parties hereto hereby acknowledge and agree that on the Extension Agreement and Incremental Effective Date, that the amount of such Initial Term Loans which have not been exchanged or converted into 2022 Term Loans in respect of 2022 Extending Lenders who have either (x) selected the Consent and Assignment Option for less than 100% of such 2022 Extending Lender’s Initial Term Loans or (y) have selected to enter into a Cashless Converting Loan for less than 100% of such 2022 Extending Lender’s Initial Term Loans shall be repaid on a non-pro rata basis with the “Term Loan Lenders” under and as defined in the Credit Agreement. The Term Loan Lenders and the parties hereto consent (which consent shall be deemed effective under the Credit Agreement) to such non-pro rata payment.

2. Amendment. Subject to the occurrence of the Extension Agreement and Incremental Effective Date (as defined below):

a.

The Credit Agreement is, effective as of the Extension Agreement and Incremental Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~striken text~~ ) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Amended Credit Agreement”).

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b.

The exhibits to the Credit Agreement are, effective as of the Extension Agreement and Incremental Effective Date, hereby amended to (i) amend and restate Exhibit A-1, the Form of Funding Notice, in the form attached as Exhibit B hereto, (ii) amend and restate Exhibit A-2, the Form of Conversion/Continuation Notice, in the form attached as Exhibit C hereto, (iii) add the Form of 2022 Term Loan Note, in the form attached as Exhibit D hereto, and (iv) add the Form of Revolving Credit Loan Note, in the form attached as Exhibit E hereto (for the avoidance of doubt, all other exhibits to the Credit Agreement will remain in full force and effect in the form attached to the Credit Agreement prior to the Extension Agreement and Incremental Effective Date).

3. Incremental Agreement to Term Loan Credit and Guaranty Agreement.

a.

After giving effect to the transactions set forth in Section 2 and with effect from and including the Extension Agreement and Incremental Effective Date, the Persons identified on the signature pages hereof as the “2022 Incremental Revolving Lenders” (the “2022 Incremental Revolving Lenders”) shall each become party to the Amended Credit Agreement as a “Lender”, shall have an Incremental Revolving Loan Commitment in an amount not to exceed the amount set forth opposite its name on Annex B hereto under the heading “2022 Incremental Revolving Loan Commitments” (such Incremental Revolving Loan Commitment, a “2022 Incremental Revolving Loan Commitment”) and shall have all of the rights and obligations of a “Lender”, an “Incremental Lender” and a “Revolving Credit Lender” holding a “Commitment”, an “Incremental Revolving Commitment” and a “Revolving Credit Commitment”, as applicable, under the Amended Credit Agreement and the other Credit Documents.

b.

On and after the Extension Agreement and Incremental Effective Date and from time to time during the Revolving Availability Period (after giving effect to the transactions set forth in Section 2 and 3), the 2022 Incremental Revolving Lenders, (i) severally and not jointly, shall make the 2022 Incremental Revolving Loans to the Borrower in accordance with Section 2.1B(a) of the Credit Agreement, (ii) agree to the terms of, and to perform all obligations under, this Agreement and the Amended Credit Agreement as a Lender and (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto.

c.

With effect from the Extension Agreement and Incremental Effective Date, each 2022 Incremental Revolving Loan made on and after the Extension Agreement and Incremental Effective Date in accordance with this Section 3 hereof shall constitute, for all purposes of the Amended Credit Agreement, a Revolving Credit Loan made pursuant to the Amended Credit Agreement and this Agreement; provided that, pursuant to this Agreement, each such 2022 Incremental Revolving Loan shall constitute a “Revolving Credit Loan” for all purposes of the Amended Credit Agreement, each such 2022 Incremental Revolving Loan Commitment shall constitute an “Incremental Revolving Loan Commitment” for all purposes of the Amended Credit Agreement, and all provisions of the Amended Credit Agreement applicable to Revolving Credit Loans, Incremental Revolving Loans and Incremental Revolving Commitments shall be applicable to such 2022 Incremental Revolving Loans and 2022 Incremental Revolving Loan Commitments, respectively.

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d.

After giving effect to the transactions set forth in Section 2 and with effect from and including the Extension Agreement and Incremental Effective Date, the Person identified on the signature pages hereof as the “Issuing Lender” (the “Issuing Lender”) shall become party to the Amended Credit Agreement as a “Issuing Lender”, shall have an L/C Commitment in an amount not to exceed the amount set forth opposite its name on Annex B hereto under the heading “L/C Commitment” and shall have all of the rights and obligations of an “Issuing Lender” holding a “L/C Commitment”, under the Amended Credit Agreement and the other Credit Documents.

e.

On and after the Extension Agreement and Incremental Effective Date and from time to time during the Revolving Availability Period (after giving effect to the transactions set forth in Section 2 and 3), the Issuing Lender, (i) shall make the L/C Commitments to the Borrower in accordance with Section 2.26 of the Credit Agreement, (ii) agree to the terms of, and to perform all obligations under, this Agreement and the Amended Credit Agreement as a Issuing Lender and (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto.

f.

After giving effect to the transactions set forth in Section 2 and with effect from and including the Extension Agreement and Incremental Effective Date, the Person identified on the signature pages hereof as the “Swingline Lender” (the “Swingline Lender”) shall become party to the Amended Credit Agreement as a “Swingline Lender”, shall have a Swingline Commitment in an amount not to exceed the amount set forth opposite its name on Annex B hereto under the heading “Swingline Commitment” and shall have all of the rights and obligations of an “Swingline Lender” holding a “Swingline Commitment”, under the Amended Credit Agreement and the other Credit Documents.

g.

On and after the Extension Agreement and Incremental Effective Date and from time to time during the Revolving Availability Period (after giving effect to the transactions set forth in Section 2 and 3), the Swingline Lender, (i) shall make the Swingline Loans to the Borrower in accordance with Section 2.28 of the Credit Agreement, (ii) agree to the terms of, and to perform all obligations under, this Agreement and the Amended Credit Agreement as a Swingline Lender and (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto.

h.	This Agreement constitutes notice to the Administrative Agent pursuant to Section 2.22(a) of the Credit Agreement.

4. Borrower Certifications. By its execution of this Agreement, the undersigned officer of the Borrower hereby certifies, solely in his or her capacity as an officer of the Borrower and not in his or her individual capacity, that:

a.

each of the representations and warranties made by any Credit Party in or pursuant to the Credit Documents is true and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects) on and as of the date all conditions set forth in Section 6 below are satisfied (such date, the “Extension Agreement and Incremental Effective Date”) as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects) on and as of such specific date); and

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b.	no Default or Event of Default shall have occurred and be continuing or would result from the execution of this Agreement.

5. Conditions Precedent to Amendment Effective Date. This Agreement other than Sections 1, 2 and 3, will become effective on the date on which the following condition is satisfied:

a.

The Administrative Agent shall have received (i) from the Credit Parties, each 2022 Extending Lender, each 2022 Incremental Revolving Lender, each Replacement Lender, if any, the Issuing Lender, the Swingline Lender and the Required Lenders a counterpart of this Agreement signed on behalf of such party, and (ii) from each 2022 Extending Lender, a counterpart to the 2022 Extending Lender Consent substantially in the form of Exhibit F hereto (each, a “2022 Extending Lender Consent”) signed on behalf of such 2022 Extending Lender (each such 2022 Extending Lender (other than any Replacement Lender) in such capacity, a “Consenting Lender”).

6. Conditions Precedent to Extension Agreement and Incremental Effective Date. Sections 1, 2 and 3 of this Agreement and the obligation of each 2022 Incremental Revolving Lender to make the 2022 Incremental Revolving Loan to be made by it pursuant to Section 3(b) of this Agreement in accordance with its respective 2022 Incremental Revolving Loan Commitment, the obligation of the Issuing Lender to make the L/C Commitments available by it pursuant to Section 3(e) of this Agreement in accordance with its L/C Commitment and the obligation of the Swingline Lender to make the Swingline Commitment available by it pursuant to Section 3(g) of this Agreement in accordance with its Swingline Commitment will become effective on the date on which each of the following conditions are satisfied:

a.	The certifications set forth in Section 4 above shall be true and correct.

b.	The 2022 Extending Lenders pursuant to this Extension Agreement shall exchange Initial Term Loans that constitute at least $380,000,000.

c.	The Administrative Agent and its counsel shall have received executed copies of the written opinion of Paul Hastings LLP, counsel for the Credit Parties.

d.	The Administrative Agent shall have received an executed certificate from the officer’s certificate of each Credit Party, together with all applicable attachments, certifying as to the following:

i.

Organizational Documents. Attached thereto is a copy of each Organizational Document of such Credit Party, to the extent applicable and customary in the relevant jurisdiction of such Credit Party, certified as of a recent date by the appropriate governmental official, each dated the Extension Agreement and Incremental Effective Date or a recent date prior thereto.

ii.

Signature and Incumbency. Set forth therein are the signature and incumbency of the officers or other authorized representatives of such Credit Party executing the Credit Documents to which it is a party.

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iii.

Resolutions. Attached thereto are copies of resolutions of the Board of Directors of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Extension Agreement and Incremental Effective Date, certified as of the Extension Agreement and Incremental Effective Date as being in full force and effect without modification or amendment.

iv.

Good Standing Certificates. Attached thereto is a good standing certificate (if applicable) from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation dated as of a recent date prior to the Extension Agreement and Incremental Effective Date.

e.	The Administrative Agent shall have received a duly executed Solvency Certificate.

f.

The Administrative Agent shall have received all documentation and other information, as reasonably requested by the Extension Arranger and/or a 2022 Extending Lender, required under Anti-Terrorism Laws and applicable “know-your-customer” and anti-money laundering Laws, including certificates required under the Beneficial Ownership Regulation, including, without limitation, a duly executed W-9 (or such other applicable tax form) of the Borrower.

g.	Delivery of each Note requested by a Lender in accordance with Section 2.4(b), if any.

h.

the Administrative Agent shall have received, for the account of each 2022 Extending Lender that has returned an executed signature page to the Extension Agreement (or the applicable 2022 Extending Lender Consent) to the Administrative Agent prior to 12:00 p.m. (New York City time) on January 9, 2023 (the “Extension Agreement Deadline”) an upfront fee in an amount of 5.0% of the amount of Initial Term Loans exchanged by such Term Loan Lender into 2022 Term Loans, which (x) for Cashless Converting Loans shall be payable in cash to each 2022 Extending Lender on the Extension Agreement and Incremental Effective Date and (y) for all other 2022 Term Loans, may take the form of original issue discount as determined in the sole discretion of the Extension Lead Arrangers; provided that, for the avoidance of doubt, each 2022 Extending Lender shall also receive payment of a prepayment premium of the Applicable Premium (as defined in the Credit Agreement) which is in an amount equal to 1.0% of the principal amount of each Initial Term Loan exchanged into 2022 Term Loans which shall be payable in cash on the Extension Agreement and Incremental Effective Date.

i.

The Borrower shall have consummated the offering of 2022 Convertible Notes, substantially concurrently with the Extension Agreement and Incremental Effective Date, in an aggregate principal amount of not less than $140,000,000, in which no more than $0 can be in-kind.

j.

The Borrower shall have substantially concurrently with the Extension Agreement and Incremental Effective Date made a voluntary prepayment of the Initial Term Loans so that the principal amount of Initial Term Loans, together with any accrued but unpaid interest of such Initial Term Loans, outstanding following the Extension Agreement Effective shall be no greater than $380,000,000 (the “Extension Voluntary Prepayment”); provided that, for the avoidance of doubt, the Extension Voluntary Prepayment shall be subject to the payment of the Applicable Premium which shall be payable in cash on the Extension Agreement and Incremental Effective Date.

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k.	The Extension Agreement and Incremental Effective Date shall occur no later than January 13, 2023.

7. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

8. Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

9. Reference to and Effect on the Credit Agreement and the Credit Documents.

a.

Each reference in the Credit Agreement and the Credit Documents to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “the Term Loan Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, is considered to have included a reference to the Credit Agreement as amended by this Agreement.

b.

The Credit Agreement, as specifically amended by this Agreement, and each other Credit Document is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Credit Documents, in each case, as amended by this Agreement.

c.

The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. On and after the effectiveness of this Agreement, this Agreement shall for all purposes constitute a Credit Document.

d.

By its execution and delivery of this Agreement, (i) each Guarantor hereby consents to the execution, delivery and performance of this Agreement, including the effectiveness of the Amended Credit Agreement, and agrees that each reference to the Credit Agreement in the Credit Documents shall, on and after the Extension Agreement and Incremental Effective Date, be deemed to be a reference to the Amended Credit Agreement; (ii) each Guarantor hereby acknowledges and agrees that, after giving effect to this Agreement and the Amended Credit Agreement, all of its respective obligations and liabilities under the Credit Documents to which it is a party, as such obligations and liabilities have been amended by this Agreement and the Amended Credit Agreement, are reaffirmed, and remain in full force and effect; and (iii) after giving effect to this Agreement, each Guarantor reaffirms (A) that each Collateral Document will remain in full force and effect and will continue to constitute the legal, valid and binding obligations of the relevant Guarantors enforceable in accordance with their terms, and (B) each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties under each of the Credit Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Amended Credit Agreement and shall continue to secure the Secured Obligations (after giving effect to this Agreement and the Amended Credit Agreement), in each case, on and subject to the terms and conditions set forth in this Agreement and the Amended Credit Agreement, and the other Credit Documents. This Agreement and the Amended Credit Agreement shall not constitute a novation of the Credit Agreement or any of the Credit Documents.

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10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12. Jurisdiction; Consent to Service of Process. The terms of Section 10.15 of the Credit Agreement with respect to submission to jurisdiction and consent to service of process are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

13. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

14. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

15. Credit Document. This Agreement is a Credit Document.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

2U, INC., as Borrower

By:	/s/ Paul S. Lalljie
Name:	Paul S. Lalljie
Title:	Chief Financial Officer

EDX BOOT CAMPS LLC, as Guarantor

By:	/s/ Paul S. Lalljie
Name:	Paul S. Lalljie
Title:	Chief Financial Officer

CRITIQUEIT, INC., as Guarantor

By:	/s/ Paul S. Lalljie
Name:	Paul S. Lalljie
Title:	Chief Financial Officer and Treasurer

2U HARKINS ROAD LLC, as Guarantor

By: 2U, INC., its sole member

By:	/s/ Paul S. Lalljie
Name:	Paul S. Lalljie
Title:	Chief Financial Officer

2U NYC, LLC, as Guarantor

By:	/s/ Paul S. Lalljie
Name:	Paul S. Lalljie
Title:	Treasurer

2U GETSMARTER, LLC, as Guarantor

By:	/s/ Paul S. Lalljie
Name:	Paul S. Lalljie
Title:	Treasurer

[Signature Page to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

2U GETSMARTER (US), LLC, as Guarantor

By:	/s/ Paul S. Lalljie
Name:	Paul S. Lalljie
Title:	Treasurer

2U KEIH HOLDCO, LLC, as Guarantor

By: 2U, INC., its sole member

By:	/s/ Paul S. Lalljie
Name:	Paul S. Lalljie
Title:	Chief Financial Officer

EDX LLC, as Guarantor

By:	/s/ Paul S. Lalljie
Name:	Paul S. Lalljie
Title:	Chief Financial Officer

[Signature Page to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

ALTER DOMUS (US) LLC, as the Administrative Agent

By:	/s/ Matthew Trybula
Name: Matthew Trybula
Title: Associate Counsel

[Signature Page to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a 2022 Incremental Revolving Lender, Issuing Lender, and a Swingline Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC, as a 2022 Incremental Revolving Lender

By:	/s/ Thomas Manning
Name:	Thomas Manning
Title:	Authorized Signatory

[Annex A to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

[2022 Extending Lender signature pages on file with the Administrative Agent]

[Annex A to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

Annex A

[On file with the Administrative Agent]

[Annex A to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

Annex B

2022 Incremental Revolving Lender	2022 Incremental Revolving Loan Commitment	L/C Commitment	Swingline Commitment
Morgan Stanley Senior Funding, Inc.	$20,000,000.00	$10,000,000.00	$10,000,000.00
Goldman Sachs Lending Partners LLC	$20,000,000.00	$0.00	$0.00

Total:	$40,000,000.00	$10,000,000.00	$10,000,000.00

[Annex B to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

Exhibit A

~~EXECUTION VERSION~~

Execution Version

2022 Term Loans CUSIP: 90212TAE1

Revolving Credit Facility CUSIP: 90212TAF8

~~TERM LOAN~~ CREDIT AND GUARANTY AGREEMENT

Dated as of June 28, 2021

as amended by the First Amendment to Term Loan Credit and Guaranty Agreement, dated as of November 4, 2021;

as amended by that Extension Amendment and Second Amendment to Credit and Guaranty Agreement dated as of January 9, 2023 among

2U, INC.,

as Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO,

as Guarantors

THE LENDERS PARTY HERETO

and

ALTER DOMUS (US) LLC,

as Administrative Agent and Collateral Agent

[Exhibit A to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

~~TABLE OF CONTENTS~~

~~Page~~

TABLE OF CONTENTS

Page
SECTION 1	DEFINITIONS AND INTERPRETATION	1

1.1	Definitions	1
1.2	Accounting Terms	~~49~~60
1.3	Interpretation, Etc	~~49~~60
1.4	Timing of Performance	~~50~~61
1.5	Currency Generally	~~50~~61
1.6	Divisions	~~50~~61
1.7	Negative Covenant Compliance	~~50~~61
1.8	Calculations	~~50~~61
1.9	Limited Condition Acquisitions	~~51~~62
1.10	Rates	62
1.11	Letter of Credit Amounts	63
SECTION 2	LOANS	~~51~~63
~~2.1~~2.1A Term Loans		~~51~~63
2.1B	Revolving Credit Loans	64
2.2	Pro Rata Shares	~~52~~65
2.3	Use of Proceeds	~~52~~66
2.4	Evidence of Debt; Notes	~~53~~66
2.5	Interest on Loans	~~53~~66
2.6	Conversion and Continuation	~~54~~67
2.7	Default Interest	~~55~~68
2.8	Fees	~~55~~68
2.9	Maturity	~~56~~69
2.10	Voluntary Prepayments	~~56~~69
2.11	Mandatory Prepayments	~~56~~70
2.12	Application of Prepayments	~~58~~73
2.13	General Provisions Regarding Payments	~~59~~73
2.14	Ratable Sharing	~~60~~74
2.15	Making or Maintaining ~~Eurodollar~~Term SOFR Loans	~~60~~75
2.16	Increased Costs; Capital Adequacy	~~62~~78
2.17	Taxes; Withholding, Etc.	~~63~~79
2.18	Obligation to Mitigate	~~67~~83
2.19	Replacement of Lenders	~~68~~84
2.20	Defaulting Lenders	~~68~~85
2.21	Benchmark Replacement Setting	~~69~~88
2.22	Incremental Facilities	~~71~~90
2.23	Specified Refinancing Debt	~~75~~94
2.24	Extension of Term Loans and Revolving Credit Commitments	~~77~~97
2.25	~~Incremental Equivalent Debt~~	~~81~~[Reserved]101
2.26	Letters of Credit	101
2.27	Swingline Commitment	107
2.28	Procedure for Swingline Borrowing; Refunding of Swingline Loans	108

i

SECTION 3	CONDITIONS PRECEDENT	~~81~~109

3.1	Closing Date	~~81~~109
3.2	Conditions to Each Extension of Credit	111

SECTION 4	REPRESENTATIONS AND WARRANTIES	~~84~~112

4.1	Organization; Required Power and Authority; Qualification	~~84~~112
4.2	Equity Interests and Ownership	~~84~~112
4.3	Due Authorization	~~84~~113
4.4	No Conflict	~~84~~113
4.5	Governmental Consents	~~85~~113
4.6	Binding Obligation	~~85~~113
4.7	Historical Financial Statements	~~85~~113
4.8	No Material Adverse Change	~~85~~114
4.9	Adverse Proceedings	~~85~~114
4.10	Payment of Taxes	~~86~~114
4.11	Title	~~86~~114
4.12	Real Estate Assets	~~86~~114
4.13	Environmental Matters	~~86~~114
4.14	Investment Company Regulation	~~87~~115
4.15	Margin Stock	~~87~~115
4.16	Employee Matters	~~87~~115
4.17	Employee Benefit Plans	~~87~~116
4.18	Solvency	~~88~~116
4.19	Compliance with Laws; Use of Proceeds	~~88~~116
4.20	Disclosure	~~88~~117
4.21	Collateral	~~88~~117
4.22	Status as Senior Indebtedness	~~89~~117
4.23	Intellectual Property	~~89~~117
4.24	Education Law Matters	~~89~~117

SECTION 5	AFFIRMATIVE COVENANTS	~~90~~118

5.1	Financial Statements and Other Reports and Notices	~~90~~118
5.2	Existence	~~92~~121
5.3	Payment of Taxes and Claims	~~92~~121
5.4	Maintenance of Properties	~~92~~121
5.5	Insurance	~~93~~121
5.6	Books and Records	~~93~~122
5.7	Inspections	~~93~~122
5.8	Lenders Meetings	~~94~~122
5.9	Compliance with Laws	~~94~~122
5.10	Environmental	~~94~~123
5.11	Subsidiaries	~~94~~123
5.12	Material Real Estate	~~95~~124
5.13	Use of Proceeds	~~96~~125
5.14	Further Assurances	~~97~~125
5.15	Post-Closing Obligations	~~97~~125
5.16	Compliance with Education Law	~~97~~126
5.17	~~Designation of Subsidiaries~~	~~97~~[Reserved] 126

SECTION 6	NEGATIVE COVENANTS	~~98~~126

6.1	Indebtedness	~~98~~126
6.2	Liens	~~102~~131
6.3	Payments and Prepayments of Junior Financing or Convertible Bond Indebtedness; Amendments to Certain Documents	~~106~~136
6.4	Restricted Payments	~~108~~137
6.5	Burdensome Agreements	~~111~~141
6.6	Investments	~~113~~143
6.7	Fundamental Changes	~~116~~146
6.8	Asset Sales	~~117~~147
6.9	Sales and Lease-Backs	~~120~~150
6.10	Transactions with Affiliates	~~121~~150
6.11	Fiscal Year	~~122~~152
6.12	Lines of Business	~~122~~152
6.13	Issuance of Qualified Equity Interests	~~122~~152
6.14	~~Minimum Recurring Revenue Covenant~~	~~122~~Financial Covenants 152

SECTION 7	GUARANTY	~~122~~153

7.1	Guaranty of the Obligations	~~122~~153
7.2	Contribution by Guarantors	~~123~~153
7.3	Payment by Guarantors	~~123~~154
7.4	Liability of Guarantors Absolute	~~124~~154
7.5	Waivers by Guarantors	~~125~~156
7.6	Guarantors’ Rights of Subrogation, Contribution, Etc	~~126~~156
7.7	Subordination of Other Obligations	~~127~~157
7.8	Continuing Guaranty	~~127~~157
7.9	Authority of Guarantors or the Borrower	~~127~~157
7.10	Financial Condition of the Borrower	~~127~~157
7.11	Bankruptcy, Etc.	~~127~~158
7.12	Discharge of Guaranty Upon Sale of Guarantor	~~128~~158
7.13	Maximum Liability	~~128~~159

SECTION 8	EVENTS OF DEFAULT	~~129~~159

8.1	Events of Default	~~129~~159
8.2	Acceleration	~~131~~162
8.3	Application of Payments and Proceeds	~~132~~163
8.4	Right to Cure	~~133~~164

SECTION 9	AGENTS	~~134~~165

9.1	Appointment and Authority	~~134~~165
9.2	Rights as a Lender	~~134~~165
9.3	Exculpatory Provisions	~~134~~166
9.4	Reliance by Agents	~~136~~167
9.5	Delegation of Duties	~~136~~167
9.6	Resignation of the Administrative Agent~~.136~~; Resignation of Issuing Lender and Swingline Le	168
9.7	Non-Reliance on Agents and Other Lenders	~~137~~169
9.8	Administrative Agent May File Proofs of Claim	~~138~~169
9.9	Collateral Documents and Guaranty.	~~138~~170
9.10	Withholding Taxes	~~140~~171
9.11	Agent Discretion	~~140~~172

9.12	Indemnification by Lenders	~~140~~172
9.13	Survival	~~141~~173
9.14	Erroneous Payment	~~141~~173

SECTION 10	MISCELLANEOUS	~~142~~174

10.1	Notices	~~142~~174
10.2	Expenses	~~144~~177
10.3	Indemnity; Certain Waivers	~~145~~177
10.4	Set-Off	~~147~~179
10.5	Amendments and Waivers	~~147~~179
10.6	Successors and Assigns; Participations	~~150~~183
10.7	Independence of Covenants	~~156~~189
10.8	Survival of Representations, Warranties and Agreements	~~156~~190
10.9	No Waiver; Remedies Cumulative	~~156~~190
10.10	Marshalling; Payments Set Aside	~~157~~190
10.11	Severability	~~157~~190
10.12	Obligations Several; Independent Nature of the Lenders’ Rights	~~157~~190
10.13	Headings	~~157~~191
10.14	Governing Law	~~157~~191
10.15	Consent to Jurisdiction	~~157~~191
10.16	WAIVER OF JURY TRIAL	~~158~~191
10.17	Confidentiality	~~158~~192
10.18	Usury Savings Clause	~~160~~193
10.19	No Strict Construction	~~160~~194
10.20	Counterparts; Effectiveness	~~160~~194
10.21	Integration	~~161~~194
10.22	No Fiduciary Duty	~~161~~194
10.23	PATRIOT Act	~~161~~195
10.24	Judgment Currency	~~161~~195
10.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~162~~195
10.26	Acknowledgement Regarding Any Supported QFC	~~162~~196
10.27	Certain ERISA Matters	~~163~~197

APPENDICES:

Appendix A	– Initial Term Loan Commitments and Percentages
Appendix B	– Notice Addresses

SCHEDULES:

Schedule 1.1(a)	– Existing Letters of Credit
Schedule 1.1(b)	– Existing Secured Cash Management Obligations
Schedule 1.1(c)	– Existing Secured Swap Obligations
Schedule 4.1	– Organization
Schedule 4.2	– Equity Interests and Ownership
Schedule 4.12	– Real Estate Assets
Schedule 5.12	– Material Real Estate
Schedule 5.15	– Post-Closing Obligations
Schedule 6.1(a)(ii)	– Indebtedness
Schedule 6.2(a)(ii)	– Liens
Schedule 6.5	– Burdensome Agreements
Schedule 6.6(e)	– Investments
Schedule 6.10(f)	– Transactions with Affiliates
Schedule 10.6	– Permitted Assignees

EXHIBITS:

Exhibit A-1	– Form of Funding Notice
Exhibit A-2	– Form of Conversion/Continuation Notice
Exhibit B-1	– Form of Initial Term Loan Note
Exhibit B-2	– Form of 2022 Term Loan Note
Exhibit B-3	– Form of Revolving Credit Loan Note
Exhibit C	– Form of Compliance Certificate
Exhibit D-1	– Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-2	– Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-3	– Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-4	– Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E	– Form of Assignment and Assumption
Exhibit F	– Form of Counterpart Agreement
Exhibit G	– Form of Collateral Agreement
Exhibit H	– Form of Solvency Certificate

v

~~TERM LOAN~~ CREDIT AND GUARANTY AGREEMENT

This ~~TERM LOAN~~ CREDIT AND GUARANTY AGREEMENT, dated as of June 28, 2021 (this “Agreement”), is entered into by and among 2U, INC., a Delaware corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO, as Guarantors, THE LENDERS PARTY HERETO, and ALTER DOMUS (US) LLC (“Alter Domus”), as administrative agent (together with its permitted successors in such capacity, the “Administrative Agent”), and as collateral agent (together with its permitted successors in such capacity, the “Collateral Agent”)~~.~~ and MORGAN STANLEY SENIOR FUNDING, INC., as issuing lender (together with its permitted successors in such capacity, the “Issuing Lender”) and as swingline lender (together with its permitted successors in such capacity, the “Swingline Lender”).

RECITALS:

WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Lenders have agreed to extend a secured term loan facility to the Borrower in an aggregate principal amount of $475,000,000, the proceeds of which will be used by the Borrower for working capital and general corporate purposes, including for purposes of consummating the Circuit Acquisition (as defined herein) and discharging the Indebtedness for borrowed money under the Existing Credit Agreement;

WHEREAS, the Lenders have agreed to extend a secured revolving loan facility to the Borrower in an aggregate principal amount of $40,000,000 including L/C Commitments of $10,000,000, the proceeds of which will be used to finance working capital and for other general corporate purposes of the Borrower and its Subsidiaries, and the Lenders have agreed to provide such facility on the terms and subject to the conditions set forth herein;

WHEREAS, the Guarantors have agreed to guarantee the obligations of the Borrower hereunder; and

WHEREAS, the Borrower and the Guarantors have agreed to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a Lien on substantially all of their respective assets, subject to the terms and conditions set forth in the Collateral Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1 DEFINITIONS AND INTERPRETATION

1.1 Definitions. The following terms used herein, including in the preamble, recitals, appendices, schedules and exhibits hereto, shall have the following meanings:

“2022 Convertible Notes” mean the Borrower’s convertible senior notes due 2030 issued pursuant to the 2022 Notes Indenture and which have a maturity date of February 1, 2030.

“2022 Notes Indenture” means that certain indenture governing the 2022 Convertible Notes, dated as of the Extension Agreement and Incremental Effective Date, between the Borrower and Wilmington Trust, National Association, as trustee.

“2022 Incremental Revolving Loans” shall have meaning as set forth in the Extension Agreement.

“2022 Incremental Revolving Loan Commitment” means as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans in an aggregate principal not to exceed the amount set forth on Annex B to the Extension Agreement or in the applicable Assignment and Assumption, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the 2022 Incremental Revolving Loan Commitments as of the Extension Agreement and Incremental Effective Date is $40,000,000.

“2022 Incremental Revolving Loan Facility” means the 2022 Incremental Revolving Loan Commitments and the provisions herein related to the 2022 Incremental Revolving Loans.

“2022 Term Loan” shall have meaning as set forth in the Extension Agreement.

“2022 Term Loan Commitment” means the commitment of a Lender to make a 2022 Term Loan by exchanging its Initial Term Loan and “2022 Term Loan Commitments” means such commitments of all of the Lenders in the aggregate. The amount of each Lender’s 2022 Term Loan Commitment, if any, is set forth on Annex A to the Extension Agreement or in the applicable Assignment and Assumption, subject to any adjustment or reduction pursuant to the terms and conditions thereof. The aggregate amount of the 2022 Term Loan Commitments as of the Extension Agreement and Incremental Effective Date is $380,000,000.

“2022 Term Loan Facility” means the 2022 Term Loan Commitments and the provisions herein related to the 2022 Term Loans.

“2022 Term Loan Maturity Date” means December 28, 2026; provided that if, on January 30, 2025, more than $40,000,000 in the aggregate principal amount of the Senior Notes remain outstanding, then the 2022 Term Loan Maturity Date shall be January 30, 2025.

“2022 Term Loan Note” means a promissory note in the form of Exhibit B-2.

“Accrediting Body” means any non-governmental entity, including institutional and specialized accrediting agencies, which engages in the granting or withholding of accreditation of educational institutions, programs or courses in accordance with standards relating to the performance, operations, financial condition or academic standards of such institutions, programs or courses.

~~“Adjusted Eurodollar Rate” means with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum equal to the greater of (x) 0.75% per annum, and (y) the Eurodollar Rate.~~

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened in writing against the Borrower or any of its Restricted Subsidiaries or any property of the Borrower or any of its Restricted Subsidiaries.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

~~“Affected Lender” as defined in Section 2.15(b).~~

~~“Affected Loans” as defined in Section 2.15(b).~~

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, neither any Agent nor any Lender shall be deemed an “Affiliate” of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Credit Documents.

“Agency Fee Letter” means an agency fee letter to be entered into by and between the Borrower and the Administrative Agent on or prior to the Closing Date.

“Agent” means each of the Administrative Agent, the Collateral Agent and any sub-agent or supplemental agent appointed by the Administrative Agent or the Collateral Agent from time to time.

“Agent Parties” as defined in Section 10.1(d)(ii).

“Aggregate Payments” as defined in Section 7.2.

“Agreement” as defined in the preamble hereto.

“AML Laws” means all Laws of any jurisdiction applicable to any Lender, the Borrower or any of its Restricted Subsidiaries from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Laws” means all Laws of any jurisdiction applicable to the Borrower or any of its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means any of the Laws relating to terrorism or money laundering, including Executive Order No. 13224, the PATRIOT Act, the Bank Secrecy Act, the Money Laundering Control Act of 1986 (i.e., 18 USC. §§ 1956 and 1957), the Laws administered by OFAC, and all Laws comprising or implementing these Laws.

“Applicable Margin” means (A) (i) for Initial Term Loans that are Base Rate Loans, 4.75% per annum and (ii) for Initial Term Loans that are ~~Eurodollar~~Term SOFR Loans, 5.75% per annum, in each case, subject to adjustment described under Sections 2.22 and 2.25~~.~~, (B)(i) for 2022 Term Loans that are Base Rate Loans, 5.50% per annum and (ii) for 2022 Term Loans that are Term SOFR Loans, 6.50% per annum, in each case, subject to adjustment described under Sections 2.22 and 2.25, and (C)(i) for 2022 Incremental Revolving Loans that are Base Rate Loans and Swingline Loans, 4.50% per annum and (ii) for 2022 Incremental Revolving Loans that are Term SOFR Loans, 5.50% per annum, in each case, subject to adjustment described under Section 2.25.

“Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an Issuing Lender.

~~“Applicable Premium” means, as of the date of the occurrence of an Applicable Premium Trigger Event:~~

~~(a) during the period of time from and after the Closing Date but prior to the first anniversary of the Closing Date, an amount equal to three percent (3.00%) of the principal amount of the Term Loan prepaid (or in the case of an Applicable Premium Trigger Event occurring under clauses (b), (c) or (d) of the definition thereof, deemed to be prepaid); and~~

~~(b) during the period of time from and including the date that is the first anniversary of the Closing Date up to (but not including) the date that is the second anniversary of the Closing Date, an amount equal to one percent (1.00%) of the principal amount of the Term Loan prepaid (or in the case of an Applicable Premium Trigger Event occurring under clauses (b), (c) or (d) of the definition thereof, deemed to be prepaid); and~~

~~(c) from and after the second anniversary of the Closing Date, zero.~~

~~“Applicable Premium Trigger Event” means:~~

~~(a) any voluntary prepayment by any Credit Party of all, or any part, of the principal balance of any Term Loan pursuant to Section 2.10;~~

~~(b) any mandatory prepayment pursuant to Section 2.11(a);~~

~~(c) the acceleration of the Obligations for any reason, including, but not limited to, acceleration in accordance with Section 8.2(b), including as a result of the commencement of any proceeding under any Debtor Relief Law;~~

~~(d) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any proceeding under any Debtor Relief Law, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any proceeding under any Debtor Relief Law to any Agent, for the account of the Lenders in full or partial satisfaction of the Obligations; or~~

~~(e) the termination of this Agreement by the Borrower or any Credit Party for any reason or the replacement of any Lender pursuant to Section 2.19(iii) or (iv).~~

~~For purposes of the definition of the term Applicable Premium, if an Applicable Premium Trigger Event occurs under clause (b), (c) or (d) above, the entire outstanding principal amount of the Term Loans shall be deemed to have been prepaid on the date on which such Applicable Premium Trigger Event occurs. Notwithstanding the foregoing, in no event shall any prepayment or repayment effected in connection with (x) any voluntary prepayment of the Term Loans in full or in part in connection with the abandonment or termination of the Circuit Acquisition constitute an Applicable Premium Trigger Event or (y) any mandatory prepayment of the Term Loans made in accordance with the terms of Section 2.11(c).~~

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” as defined in Section 6.8. For the avoidance of doubt, the settlement or early termination of any Capped Call Transaction shall not constitute an Asset Sale.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6(b)(iii)), and reasonably accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form reasonably approved by the Administrative Agent; provided that the assigning Lender shall not be required to execute the assignment and assumption to the extent such Lender is replaced in accordance with Section 2.19.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief compliance officer, a director, general counsel, company secretary or assistant company secretary, and such Person’s chief financial officer or treasurer; provided, no individual shall be deemed to be an “Authorized Officer” of any Person unless and until an officer of such Person shall have delivered to the Administrative Agent an incumbency certificate as to the office of such individual with respect to such Person.

“Auto-Extension Letter of Credit” has the meaning given to it in Section 2.26(d).

“Available Amount” means, as of any date (the “Determination Date”), a cumulative amount equal to (without duplication): (a) ~~the greater of (x)~~ $~~50.0 million and (y) 75% of Consolidated EBITDA calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.1(a) or (b)~~25.0 million, plus (b) 50% of Consolidated Net Income beginning on June 1, 2021 to the end of the most recent Fiscal Quarter for which financial statements have been provided pursuant to Section 5.1(a) or (b), plus (c) the cash proceeds of new public or private equity issuances (other than Disqualified Equity Interests, the proceeds of Equity Interests constituting Cure Amounts, or the proceeds of Equity Interests issued as a result of the conversion of any Convertible Bond Indebtedness into Equity Interests of the Borrower) of the Borrower or any parent of the Borrower, to the extent the proceeds thereof are contributed to the Borrower as Qualified Equity Interests, plus (d) capital contributions to the Borrower made in cash or Cash Equivalents and the fair market value of assets, plus

(e) returns, profits, distributions and similar amounts received in cash or Cash Equivalents and the fair market value of assets by the Borrower and its Restricted Subsidiaries on or proceeds of (i) dispositions of Investments made pursuant to Section 6.6(b) and from repurchases and redemptions of such Investments from the Borrower and its Restricted Subsidiaries by any Person (other than the Borrower or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Investments (other than intercompany Investments), (ii) the sale of its ownership interest in any joint venture that is not a Subsidiary ~~or of an Unrestricted Subsidiary and (iii) any distribution from an Unrestricted Subsidiary~~ plus (f) the aggregate amount of Indebtedness (other than Indebtedness issued to the Borrower or a Subsidiary) that has been converted into or exchanged for Equity Interests (other than Disqualified Equity Interests or Equity Interests issued as a result of the conversion of any Convertible Bond Indebtedness into Equity Interests of the Borrower) of the Borrower, plus, (g~~) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary, the fair market value of the Investments of the Borrower or any Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), (h~~) to the extent not otherwise applied to prepay term loans outstanding under any Incremental Equivalent Debt, or any Permitted Refinancing thereof, the amount of any Declined Proceeds, minus (i) any amounts thereof used to make Restricted Payments pursuant to Section 6.4(m) after the Closing Date and prior to the Determination Date, minus (j) any amounts thereof used to make Investments pursuant to Section 6.6(b) after the Closing Date and prior to the Determination Date and minus (k) any amounts thereof used to make payments in respect of any Junior Restricted Financing pursuant to Section 6.3(a)(vi) after the Closing Date and prior to the Determination Date.

“Available Incremental Amount” has the meaning given to it in Section 2.22.

“Available Revolving Commitment” means as to any Revolving Credit Lender at any time, an amount equal to such Lender’s Revolving Credit Commitment then in effect minus such Lender’s Revolving Extensions of Credit then outstanding; provided that, in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United

Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the sum of (a) the Federal Funds Effective Rate in effect on such day, plus (b) 1/2 of 1.00%, and (iii) the sum of (a) ~~the Adjusted Eurodollar Rate~~Term SOFR for an Interest Period of one month at approximately 11:00 a.m. London time on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus (b) 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or ~~the Adjusted Eurodollar Rate~~Term SOFR, as the case may be, shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or ~~the Adjusted Eurodollar Rate~~Term SOFR, as applicable. Notwithstanding anything set forth herein, the Base Rate shall in no event be less than 1.75%.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, ~~USD LIBOR~~the Term SOFR Reference Rate; provided that if a ~~replacement of the~~ Benchmark Transition Event has occurred ~~pursuant to this Section titled “~~with respect to the Term SOFR Reference Rate or the then-current Benchmark ~~Replacement Setting”~~, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate~~. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof~~ pursuant to Section 2.21(a).

“Benchmark Replacement” means, ~~for any Available Tenor:~~with respect to any Benchmark Transition Event,

~~(1) For purposes of clause (a) of this Section, the first alternative set forth below that can be determined by the Administrative Agent:~~

~~(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or~~

(~~b~~a) the sum of~~:~~ (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the ~~Relevant~~applicable Governmental ~~Body~~Authority for the replacement of the tenor of ~~USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this Section; and~~Term SOFR, or

~~(2) For purposes of clause~~ (b) ~~of this Section,~~ the sum of: (~~a~~i) the alternate benchmark rate ~~and (b) an adjustment (which may be a positive or negative value or zero), in each case,~~ that has been selected by the Administrative Agent and the Borrower ~~as the replacement for such Available Tenor of such Benchmark~~ giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the applicable Governmental Authority or (B) any evolving or then-prevailing market convention~~, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated~~ for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time~~;~~ and (ii) the related Benchmark Replacement Adjustment.

~~provided that, if~~If the Benchmark Replacement as determined pursuant to clause (~~1~~a) or (~~2~~b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement ~~Conforming Changes~~Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, ~~any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).~~the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the applicable Governmental Authority or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

~~“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of~~ (b) a public statement or publication of information by ~~or on behalf of the administrator of the then-current Benchmark, the~~the regulatory supervisor for the administrator of such Benchmark~~, the Board of Governors of the~~ (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark~~, announcing or stating that (a) such~~ (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease ~~on a specified date~~ to provide all Available Tenors of such Benchmark, (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark ~~or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.~~ (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.21 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.21.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or managing member of such Person, (iii) in the case of any partnership, the general partners of such partnership (or the board of directors of the general partner of such Person, if any) and (iv) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System.

“Borrower” as defined in the introductory paragraph.

“Borrowing” means any Loans of the same type and class made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by Law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with ~~the Adjusted Eurodollar Rate or any Eurodollar~~any Term SOFR Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditures” means for any period, with respect to any Person, the aggregate of all capitalized technology costs and all capitalized content development costs of the Borrower and its Subsidiaries, as reported in the Borrower’s financial statements consistent with past practice but excluding (a) expenditures made with the proceeds of a Recovery Event, (b) expenditures made in cash to fund the purchase price for assets acquired in Permitted Acquisitions or other Investment permitted hereunder or incurred by the Person acquired in the Permitted Acquisition or other Investment permitted hereunder prior to (but not in anticipation of) the closing of such Permitted Acquisition or other Investment permitted hereunder, (c) expenditures made with cash proceeds from any issuances of capital stock of the Borrower or any Restricted Subsidiary or contributions of capital made to the Borrower, (d) capitalized interest in respect of operating or capital leases; (e) the book value of any asset owned to the extent such book value is included as a non-cash capital expenditure as a result of reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; and (f) any non-cash amounts reflected as additions to property, plant or equipment on such Person’s consolidated balance sheet.

“Capital Lease” means, as applied to any Person, all leases that are required to be, in accordance with GAAP as in effect on December 31, 2018, recorded as capitalized leases; provided that the adoption or issuance of any accounting standards after such date will not cause any lease that was not or would not have been a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease.

“Capped Call Transactions” mean (a) one or more call options (or substantively equivalent derivative transaction) referencing the Borrower’s Equity Interests (or other securities or property following a merger event or other change of the Equity Interests of the Borrower) purchased by the Borrower (or a Subsidiary) with a strike or exercise price (howsoever defined) initially equal to the conversion price or exchange price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding) (whether settled in shares, cash or a combination thereof) and limiting the amount deliverable to the Borrower (or a Subsidiary) upon exercise thereof based on a cap or upper strike price (howsoever defined) and (b) one or more call options (or substantively equivalent derivative transaction) referencing the Borrower’s Equity Interests (or other securities or property following a merger event or other change of the Equity Interests of the Borrower) sold by the Borrower (or a Subsidiary) substantially concurrently with any purchase by the Borrower (or a Subsidiary) of a related call option (or substantively equivalent derivative transaction) referencing the Borrower’s Equity Interests (or other securities or property following a merger event or other change of the Equity Interests of the Borrower), in each case, in connection with the issuance of Convertible Bond Indebtedness.

~~“Capital Lease” means, as applied to any Person, all leases that are required to be, in accordance with GAAP as in effect on December 31, 2018, recorded as capitalized leases; provided that the adoption or issuance of any accounting standards after such date will not cause any lease that was not or would not have been a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease.~~

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020.

“Cash Collateralize ” means (a) in respect of an obligation, provide and pledge cash collateral in Dollars, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, and (b) in respect of L/C Obligations under Letters of Credit, either the deposit of cash collateral in an amount equal to 103% of such outstanding L/C Obligations or the delivery of a “backstop” Letter of Credit reasonably satisfactory to the relevant Issuing Lender (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the Laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (iv) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s and (vi) other cash management arrangements made in accordance with policy therefor approved by the Board of Directors of the Borrower. In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States, Cash Equivalents shall also include (x) Investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments.

“Cash Management Services” has the meaning assigned to such term in the definition of the term “Secured Cash Management Obligations.”

“Casualty Event” means any event that gives rise to the receipt by Borrower or any Restricted Subsidiary of any casualty insurance proceeds (other than proceeds of business interruption insurance) or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.

“Change in Law” means (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) any requests, rules, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or issued in connection therewith and (ii) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to

Basel III, in each case shall be deemed to be a “Change in Law,” to the extent enacted, adopted, promulgated or issued after the date of this Agreement, but only to the extent such rules, regulations, or published interpretations or directives are applied to the Borrower and its Restricted Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including, without limitation, for purposes of Section 2.16.

“Change of Control” means any of the following:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(ii) a “change of control” or similar provision as set forth in any indenture or other instrument evidencing any Material Indebtedness of the Borrower or any Restricted Subsidiary has occurred obligating the Borrower or any Restricted Subsidiary to repurchase, redeem or repay all or any part of the Indebtedness provided for therein (excluding, for the avoidance of doubt, any conversion obligations related thereto).

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (iii) a Person acquiring voting interests in the Equity Interests shall not be deemed to have beneficial ownership of such voting interests subject to a stock purchase agreement, merger agreement or similar agreement, so long as such agreement contains a condition to the closing of the transactions contemplated thereunder that the Obligations (other than Remaining Obligations) shall be paid in full and the Commitments hereunder terminated prior to (or contemporaneously with) the consummation of such transactions.

“Circuit Acquisition” means the Investment contemplated by the Circuit Acquisition Agreement.

“Circuit Acquisition Agreement” means the Membership Interest Purchase Agreement, dated as of June 28, 2021, by and among the Borrower, edX, Inc., a Massachusetts nonprofit corporation (the “Circuit Seller”), and the other parties thereto, as amended, restated or otherwise modified from time to time.

“Circuit Acquisition Prepayment Date” means, for so long as the “Outside Date” (as defined in the Circuit Acquisition Agreement and, for the avoidance of doubt, as automatically extended in accordance with its terms) is on or before December 31, 2021, December 31, 2021; provided, that, if, on or prior to December 31, 2021, such Outside Date is extended to a date later than December 31, 2021, the “Circuit Acquisition Prepayment Date” shall be June 30, 2022.

“Closing Date” means the first date on which the conditions set forth in Section 3.1 have been satisfied (other than those conditions which are expressly specified to be satisfied on the Funding Date).

“Closing Date Mortgaged Property” as defined in Section 5.12(a).

“Code” means the Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder from time to time.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations, but excluding any Excluded Assets.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Agreement” means the Collateral Agreement substantially in the form of Exhibit G.

“Collateral Documents” means the Collateral Agreement, the Mortgages, if any, the Intellectual Property Security Agreements, if any, and all other instruments, documents and agreements delivered by or on behalf or at the request of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Commitment” means a Term Loan Commitment and/or a Revolving Credit Commitment, as the context may require.

“Commitment Fee” as defined in Section 2.8(a).

“Commitment Fee Rate” means a rate of 0.50% per annum.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et. seq.), as amended from time to time and any successor statute.

“Communications” as defined in Section 10.1(d)(ii).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15(c) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, without duplication, an amount equal to Consolidated Net Income for such period plus:

(a) the following to the extent deducted (or not excluded) in calculating such Consolidated Net Income (other than in respect of clauses (xiii), (xv), (xvi) and (xix)):

(i) Consolidated Interest Expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans and commitment, letter of credit and administrative fees and charges with respect to the facilities made hereunder) for such period,

(ii) the provision for taxes based on income (or similar taxes in lieu of income taxes), profits, capital (or equivalents), including federal, state, local foreign, franchise, excise and similar taxes paid or accrued during such period,

(iii) depreciation and amortization expense,

(iv) [reserved],

(v) all extraordinary, unusual or nonrecurring losses, expenses and charges,

(vi) any restructuring charges, carve-out costs, severance costs, integration costs, retention, recruiting, relocation, signing bonuses and expenses, stock option and other equity-based compensation expenses, accruals or reserves (including restructuring costs related to Permitted Acquisitions and other Investments permitted hereunder and adjustments to existing reserves), any one time expense relating to enhanced accounting function and any losses on related sales of personal and real property, including any charges and losses incurred in connection with the closure and/or consolidation of any operational facilities and existing lines of business of the Borrower and its Restricted Subsidiaries and any optimization expense and Public Company Costs for such period,

(vii) [reserved],

(viii) costs and expenses incurred in connection with the Transactions,

(ix) all costs and expenses incurred or paid in connection with Investments (including Permitted Acquisitions) and Asset Sales permitted hereunder whether or not such Investment or Asset Sales is consummated or occurs prior to or after the Closing Date,

(x) all costs and expenses incurred in connection with the issuance, prepayment or amendment or refinancing of Indebtedness permitted hereunder or issuance of Equity Interests,

(xi) other expenses of the Borrower and its Restricted Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period,

(xii) the aggregate net loss on the Asset Sales of property (other than accounts (as defined in the Uniform Commercial Code) and inventory) outside the ordinary course of business,

(xiii) (x) pro forma adjustments in the Financial Model to the extent such amounts, or amounts of similar type and nature to those listed in the Financial Model, without duplication, continue to be applicable during such period; and (y) “run rate” cost savings, operating expense reductions, other operating improvements and initiatives and synergies that are reasonably anticipated by the Borrower (as reasonably determined by the Borrower in good faith and certified by an Authorized Officer of the Borrower) to be realized after any acquisition (including the commencement of activities constituting a business) or disposition (including the termination or discontinuance of activities constituting a business), in each case of business entities or of properties or assets constituting a division or line of business (including, without limitation, a product line), and/or any other operational change or similar initiatives or transactions within 24 months after such period, in each case, whether such action has been taken or is reasonably expected to be taken (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such synergies, cost savings, operating expense reductions, other operating improvements and initiatives had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (i) for the avoidance of doubt, with respect to operational changes that are not associated with any acquisition or disposition, the “run rate” cost savings, operating expense reductions, other operating improvements and initiatives and synergies associated with such operational change shall be limited to those that are reasonably anticipated by the Borrower to be realized after the date on which such operational change is planned or otherwise identified by the Borrower in good faith within 18 months after such period, (ii) to the extent that such cost savings, operating expense reductions, other operating improvements and initiatives and synergies are no longer anticipated by the Borrower to be realized following the relevant acquisition, disposition or operational change or, in the case of operational changes that are not associated with an acquisition or disposition, after the date on which such operational change is planned or otherwise identified by the Borrower in good faith, in each case, within 18 months after such period, such amounts shall no longer be added back to Consolidated EBITDA and (iii) amounts added back to Consolidated EBITDA pursuant to subclause (y) of this clause (xiii) shall not, in the aggregate, exceed, when aggregated with the adjustments made pursuant to the definition of Pro Forma Cost Savings, 35% of Consolidated EBITDA for any four Fiscal Quarter period (determined after giving effect thereto),

(xiv) (i) the amount of payments made to option holders, stock holders or restricted stock unit holders of Borrower in connection with, or as a result of, any distribution being made to shareholders of such person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted in the Credit Documents, and (ii) directors’ fees and expenses paid or accrued by Borrower or its Restricted Subsidiaries or, to the extent paid or accrued with respect to services that relate directly to Borrower or its Restricted Subsidiaries and paid for with amounts distributed by Borrower and its Restricted Subsidiaries, of any direct or indirect parent thereof,

(xv) other adjustments that are (i) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the SEC (or any successor agency), (ii) approved by the Required Lenders, or (iii) contained in the Financial Model,

(xvi) net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment,

(xvii) any net loss included in Consolidated Net Income attributable to non-controlling interests in any non-wholly owned Subsidiary or any joint venture,

(xviii) all cash actually received (or any netting arrangements resulting in reduced cash expenditures) during the relevant period and not included in Consolidated Net Income in respect of any non-cash gain deducted in the calculation of Consolidated EBITDA (including any component definition) for any previous period and not added back during such period, and

(xix) (i) reasonable and documented costs, expenses and fees incurred in connection with the implementation of ASC 606 and (ii) any non-cash costs, expenses and fees and transitional adjustments resulting from the application of ASC 606, and less

(b) the following to the extent added in calculating such Consolidated Net Income

(A) all interest income for such period,

(B) all income tax benefits included in Consolidated Net Income for such period,

(C) any extraordinary, unusual or non-recurring gains increasing Consolidated Net Income for such period,

(D) the aggregate net gain from Asset Sales of property (other than accounts (as defined in the Uniform Commercial Code) and inventory) outside the ordinary course of business, all as determined on a consolidated basis,

(E) all non-cash items increasing Consolidated Net Income which do not represent a cash item in such period or any future period,

(F) any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment,

(G) the amount of any minority interest net income attributable to non-controlling interests in any non-wholly owned Subsidiary or any joint venture, and

(H) any non-cash gains resulting from the application of ASC 606 and any positive transitional adjustments resulting therefrom.

“Consolidated Interest Expense” for any period, the excess of (a) total cash interest expense (including that attributable to Capital Leases for the calculation of Consolidated EBITDA and excluding that attributable to Capital Leases for the calculation of Consolidated Fixed Charges) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing), determined in accordance with GAAP, over (b) income (net of costs) and net costs under Swap Contracts in respect of interest rates to the extent such net income is allocable to such period in accordance with GAAP, but excluding, to the extent related to the Transactions, debt issuance costs and debt discount or premium, properly classified as an interest expense under GAAP.

“Consolidated Fixed Charge Coverage Ratio” means for any period of four consecutive fiscal quarters, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period, in each case, calculated on a pro forma basis.

“Consolidated Fixed Charges” means for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) income taxes paid in cash during such period and (c) Capital Expenditures paid in cash during such period (excluding the principal amount of Indebtedness incurred during such period to finance such expenditures, but including any repayments of any Indebtedness incurred during such period or any prior period to finance such expenditures).

“Consolidated Funded Indebtedness” of a Person means all Indebtedness of the type described in clauses (i) (but excluding surety bonds, performance bonds or other similar instruments), (ii), and (iii) (solely to the extent reimbursement obligations are due and owing thereunder for more than three consecutive Business Days) of the definition of “Indebtedness” of such Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments). For the avoidance of doubt, it is understood that obligations ~~(a)~~ under Swap Contracts and Cash Management Services ~~or (b) owed by Unrestricted Subsidiaries~~ do not constitute Consolidated Funded Indebtedness.

“Consolidated Funded Senior Secured Indebtedness” means Consolidated Funded Indebtedness of the Borrower and its Restricted Subsidiaries that is secured by a Lien on any asset or property of the Borrower and its Restricted Subsidiaries; provided that such Consolidated Funded Indebtedness is not expressly subordinated pursuant to a written agreement in right of payment to the Obligations.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that

(a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries shall be excluded;

(b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions or that (as reasonably determined by an Authorized Officer) could have been distributed by such Person during such period to the Borrower or a Restricted Subsidiary, shall be excluded;

(c) the undistributed earnings of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Credit Document), its Organizational Documents or applicable Laws, shall be excluded;

(d) expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount

(i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received shall be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (d);

(e) losses, charges and expenses that are covered by indemnification, reimbursement, guaranty, purchase price adjustment or other similar provisions in favor of Borrower or its Restricted Subsidiaries in any agreement entered into by Borrower or any of its Restricted Subsidiaries shall be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification, reimbursement, guaranty or purchase price adjustment, but only to the extent that such amount is in fact indemnified, reimbursed, guaranteed or adjusted within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(f) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting (including in the inventory property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items), and the amortization, write-down or write-off of any amounts thereof, net of taxes, shall be excluded;

(g) all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP shall be excluded;

(h) all non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights shall be excluded; and

(i) any costs or expenses incurred in connection with the payment of dividend equivalent rights to holders of equity-based incentive awards pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement shall be excluded.

“Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Senior Secured Indebtedness of the Borrower and its Restricted Subsidiaries as of such date (less the unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date in an aggregate amount up to $75,000,000), to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the Test Period ended on such date, in each case, calculated on a Pro Forma Basis.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness of the Borrower and its Restricted Subsidiaries as of such date (less the unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date in an aggregate amount up to $75,000,000) to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the Test Period ended on such date, in each case, calculated on a Pro Forma Basis.

“Consolidated Total Assets” means, as of any date of determination, all assets that would, in conformity with GAAP, be set forth under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, in each case, calculated on a Pro Forma Basis.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument (other than a Credit Document) to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Any Person holding more than ten percent (10%) of the voting Equity Interests in another Person shall be deemed to be in Control of such Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Foreign Corporation” means a “controlled foreign corporation” (within the meaning of Section 957 of the Code) of which the Borrower or any of its Subsidiaries is a “United States shareholder” (within the meaning of Section 951 of the Code) and with respect to which the Borrower shall have made a determination, in its reasonable judgment, that a guaranty by, grant of a Lien by, or pledge of two-thirds or more of the voting Equity Interests of, such Subsidiary would result in incremental income tax liability as a result of the application of Section 956 of the Code, taking into account actual anticipated repatriation of funds, foreign tax credits and other relevant factors.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a written Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Convertible Bond Indebtedness” means unsecured Indebtedness having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into or by reference to Equity Interests of the Borrower (or other securities or property following a merger event or other change of the Equity Interests of the Borrower). For the avoidance of doubt, the Senior Notes and 2022 Convertible Notes shall constitute Convertible Bond Indebtedness.

“Counterpart Agreement” means a joinder to this Agreement substantially in the form of Exhibit F.

“Credit Document” means any of this Agreement, the Notes, if any, each Notice, each Counterpart Agreement, if any, the Collateral Documents, the Intercreditor Agreements, the Agency Fee Letter and each other document jointly identified by the Borrower and the Administrative Agent from time to time.

“Credit Document Obligations” means all obligations of every nature of each Credit Party from time to time owed to any Agent (including any former Agent), any Lender, whether for principal, interest (including interest which, but for the filing of a petition in any proceeding under any Debtor Relief Law with respect to such Credit Party, would have accrued on any Credit Document Obligation, whether or not a claim is allowed against such Credit Party for such interest in such proceeding), fees, expenses, indemnification or otherwise.

“Credit Extension” means the making of a Loan or the issuance of a Letter of Credit.

“Credit Party” means the Borrower and each Guarantor.

“Credit Support” means, with respect to any Person and any Indebtedness or other obligations, (i) such Person’s guarantee of, or becoming a direct or indirect obligor with respect to, such Indebtedness or other obligations, (ii) such Person’s pledge or other hypothecation of its assets to directly or indirectly secure or provide recourse with respect to such Indebtedness or other obligations, (iii) such Person becoming directly or indirectly liable for such Indebtedness or other Obligations or (iv) such Person providing any other form of direct or indirect credit support for such Indebtedness or other obligations (including by means of a “keepwell” or other similar commitment).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the ~~Relevant~~applicable Governmental ~~Body~~Authority for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” as defined in Section 2.11(b).

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that has (a) failed to (x) fund any portion of its Loans, or (y) fund any portion of its participations in Letters of Credit or Swingline Loans, in each case within one Business Day of the date on which such funding is required hereunder, (b) notified the Borrower, the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement or provided any written notification to any Person to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)) to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, (d) otherwise failed to pay over to the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (e)(i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding or any action or proceeding of the type described in Section 8.1(f) or (h), or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action or has a parent company that has become the subject of a Bail-In Action; provided that a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any capital stock in such Lender or its direct or indirect parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale pursuant to Section 6.8(r) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an officer of the Borrower, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed, sold or otherwise disposed of or returned in exchange for consideration in the form of cash or Cash Equivalents in compliance with Section 6.8.

“Disqualified Equity Interest” means any Equity Interest which is not Qualified Equity Interests.

“Disqualified Lenders” means (a) those Persons identified by the Borrower to the Administrative Agent in writing prior to the Closing Date, (b) those Persons who are competitors of the Borrower and its Subsidiaries identified by the Borrower to the Administrative Agent from time to time in writing (including by email) and (c) in the case of each Persons identified pursuant to clauses (a) and (b) above, any of their Affiliates that are either (i) identified in writing by the Borrower from time to time or (ii) clearly identifiable as Affiliates on the basis of such Affiliate’s name (other than, in the case of this clause (c), Affiliates that are bona fide debt funds); provided that no updates to the Disqualified Lender list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. Any supplement to the list of Disqualified Lenders pursuant to clause (b) or (c) above shall be sent by the Borrower to the Administrative Agent in writing (including by email) and such supplement shall take effect on the Business Day such notice is received by the Administrative Agent (it being understood that no such supplement to the list of Disqualified Lenders shall operate to disqualify any Person that is already a Lender).

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~“Early Opt-in Election” means the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“Earn-Out Obligations” those certain obligations of the Borrower or any Restricted Subsidiary arising in connection with any acquisition of assets or businesses permitted under Section 6.6 to the seller of such assets or businesses and the payment of which is dependent on the future earnings or performance of such assets or businesses and contained in the agreement relating to such acquisition or in an employment agreement delivered in connection therewith.

“ED” means the United States Department of Education and any successor agency administering student financial assistance under Title IV, HEA Programs.

“Educational Agency”~~:~~ means any entity or organization, whether governmental or non-governmental, that engages in granting or withholding educational approvals, administers student financial assistance to or for students of, or otherwise regulates educational institutions, programs or courses, in accordance with standards relating to the performance, operation, financial condition, privacy or academic standards of such institutions, programs or courses, including (i) ED, any Accrediting Body, any State Educational Agency, and (ii) any Governmental Authority with jurisdiction to enforce laws or regulations concerning misrepresentation, unfair, deceptive or abusive acts and practices, consumer fraud, or other consumer protection laws and regulations as such laws and regulations apply to educational institutions, programs and courses; provided, that the term Educational Agency does not include the data protection authority of any European Union member nation.

“Educational Law”~~:~~ means any federal, state, local or similar statute, law, regulation, ordinance, order, rule, official ED guidance or standard issued or administered by any Educational Agency.

“Educational Services Agreement” means an agreement between any Credit Party and any educational institution for the provision of any services supporting the operation of such institution or its educational programs or courses in any respect, including but not limited to, as applicable: marketing; student recruiting or admissions; enrollment management; course support for online delivery of courses; the provision of technology; faculty recruiting or development, placement services for student internships, externships or clinical experiences; and student counseling.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness as of any date of determination, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent and the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (a) the remaining weighted average life to maturity of such Indebtedness and (b) the four years following the date of incurrence thereof) payable generally to lenders or other institutions providing such Indebtedness, but excluding any arrangement, structuring, ticking, commitment, underwriting or other similar fees payable in connection therewith and, if applicable, consent fees for an amendment (in each case regardless of whether any such fees are paid to or shared in whole or in part with any lender) and any other fees not paid to all relevant lenders generally; provided that with respect to any Indebtedness that includes a “~~LIBOR~~SOFR floor” or “Base Rate floor,” (i) to the extent that the ~~Adjusted Eurodollar Rate (~~Term SOFR (with an Interest Period of one month) or Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (ii) to the extent that the ~~Adjusted Eurodollar Rate~~Term SOFR (with an Interest Period of one month) or Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.6(b)(iii), 10.6(b)(v) and 10.6(b)(vi) (subject to such consents, if any, as may be required under Section 10.6(b)(iii)).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (regardless of whether such plan is subject to ERISA, but other than any Multiemployer Plan or Foreign Pension Plan) which is sponsored, maintained or contributed to by, or required to be contributed by, the Borrower or any of its Restricted Subsidiaries or, solely with respect to such a plan subject to Title IV of ERISA, any of their respective ERISA Affiliates, or with respect to which the Borrower or any of its Restricted Subsidiaries has any material liability.

“Environmental Claim” means any notice of violation, claim, action, suit, proceeding, demand, abatement order or other written notice or order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health or safety (with respect to exposure to Hazardous Materials), natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them) Laws, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) pollution or the protection of the environment, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health (with respect to exposure to Hazardous Materials), industrial hygiene, land use or the protection of human, plant or animal health or welfare (in each case with respect to exposure to Hazardous Materials), in any manner applicable to the Borrower or any of its Restricted Subsidiaries or any real property thereof.

“Equity Interests” means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, including any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding any debt Securities convertible into or exchangeable for such Equity Interests (including, for the avoidance of doubt, any Convertible Bond Indebtedness).

“ERISA” means the Employee Retirement Income Security Act of 1974, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) solely for purposes of Section 412 of the Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person is a member.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (ii) with respect to any Pension Plan, the failure to meet the minimum funding standard of Section 412 of the Code (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code or, with respect to any Multiemployer Plan, the failure to make any required contribution in accordance with Section 515 of ERISA except where such failure to make a required contribution does not result and could not reasonably be expected to result in a Material Adverse Effect or the application for a waiver of the minimum funding standard or an extension of any amortization period, within the meaning of Sections 412(c) or 431(d) of the Code with respect to any Pension Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Borrower or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower or any of its Restricted Subsidiaries pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan or Multiemployer Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any ERISA Party pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) with respect to a Multiemployer Plan, the withdrawal of any ERISA Party in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) if there is any potential liability to the ERISA Parties therefor, or the receipt by any ERISA Party of notice that such plan is in insolvency pursuant to Section 4245 of ERISA, or that such plan is to terminate or has terminated under Section 4041A of ERISA (to the extent such termination will or is likely to result in a liability to the ERISA Parties) or under 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the ERISA Parties of fines, penalties, taxes or related charges under Chapter 43 of Title 26 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan to the extent that such fines, penalties, taxes or related charges result in or could reasonably be expected to result in a Material Adverse Effect; (ix) the assertion of a material claim (other than routine claims for benefits), suit, action, proceeding, hearing, audit or, to the knowledge of the Borrower, investigation against any Foreign Pension Plan or the assets thereof, Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against an ERISA Party in connection with any Employee Benefit Plan or Foreign Pension Plan that results in or could reasonably be expected to result in a Material Adverse Effect; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code, or the receipt of notice of the failure of a Foreign Pension Plan to qualify for any applicable tax-favored status or to be registered and maintained in good standing with the applicable Governmental Authority; or (xi) the imposition of a lien on the assets of the Borrower or any of its Restricted Subsidiaries pursuant to Section 430(k) of the Code or Section 303(k) or Section 4068 of ERISA.

“Erroneous Payment” as defined in Section 9.14(a).

“ERISA Party” means the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate of either of the foregoing.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurocurrency Reserve Requirements” means for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board of~~

~~Governors or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.~~

~~“Eurodollar Base Rate” means (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the applicable Bloomberg LIBOR Screen Page which displays an average London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on the applicable Interest Rate Determination Date, (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date or (iii) if the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum equal to the average quotation rate offered by three first class banks in the London interbank market to the Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date.~~

~~“Eurodollar Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.~~

~~“Eurodollar Rate” means with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum equal to (x) the Eurodollar Base Rate as of such date divided by (y) (1.00 minus Eurocurrency Reserve Requirements as of such date).~~

“Event of Default” as defined in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute.

“Excluded Assets” shall have the meaning given to Excluded Assets in the Collateral Agreement.

“Excluded Earnout” means any obligations of Borrower or any Subsidiary to pay additional consideration in connection with an acquisition if such additional consideration is payable (i) in capital stock or Equity Interests, (ii) in cash or (iii) any combination of the foregoing.

“Excluded Subsidiary” means (a) Immaterial Subsidiaries ~~and Unrestricted Subsidiaries~~, (b) any Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date or at the time of acquisition thereof after the Closing Date, in each case, from guaranteeing or granting a Lien on its assets to secure the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a bank guarantee unless such consent, approval, license or authorization has been received, (c) not-for-profit Subsidiaries, (d) (i) any direct or indirect Foreign Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code (a “CFC”), (ii) any direct or indirect subsidiary of a CFC, (iii) any Foreign Subsidiary Holding Company and (iv) any direct or indirect Subsidiary of a Foreign Subsidiary Holding Company, (e) special purpose entities (including any securitization vehicle (or similar entity)), (f) any Subsidiary acquired pursuant to an acquisition permitted under this Agreement financed with secured Indebtedness permitted to be incurred under Section 6.1(q) and any Subsidiary thereof that guarantees such Indebtedness (in each case to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor), (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of guaranteeing the Obligations would be excessive in view of the benefits to be obtained by the Lenders therefrom, (h) any captive insurance Subsidiary and (i) any other Subsidiary of the Borrower, for so long as such Subsidiary would not be able to execute a guaranty or pledge, as applicable, without giving rise to material adverse tax consequences (including as a result of any law or regulation in any non-U.S. jurisdiction similar to Section 956 of the Code). Notwithstanding the foregoing, in no event shall the “Company” (under and as defined in the Circuit Acquisition Agreement, but for the avoidance of doubt, not the Circuit Seller) constitute an “Excluded Subsidiary” for any purpose under this Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Contract if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Credit Parties and counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which

(i) such Lender acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires the applicable interest in such Loan (in each case, other than pursuant to an assignment request by the Borrower under Section 2.18 or Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(g) and (d) any withholding Taxes imposed under FATCA.

“Executive Order No. 13224” means that certain Executive Order No. 13224, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of June 25, 2020, by and among the Borrower, Morgan Stanley Senior Funding, Inc., as administrative agent and the lenders party and other financial institutions party thereto (as amended from time to time prior to the Closing Date).

“Existing Letters of Credit” means each letter of credit issued and outstanding as of the Closing Date, as set forth on Schedule 1.1(a).

“Extension Agreement and Incremental Effective Date” has the meaning set forth in the Extension Agreement.

“Extension Agreement” means that certain Extension Amendment, Second Amendment and First Incremental Agreement to Credit and Guaranty Agreement dated as of January 9, 2023 by and among, the Credit Parties, the Administrative Agent and the Lenders party thereto.

“Extension Voluntary Prepayment” has the meaning set forth in the Extension Agreement.

“Facility” means the Term Loan Facilities or the Revolving Credit Facility.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) (or any amended or successor version described above) of the Code, and any fiscal or regulatory legislation, rules, or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day;

provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the NFIP.

“Financial Model” the financial model and other financial information delivered by the Borrower to the Lenders on May 7, 2021.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer (or comparable officer) of the Borrower that such financial statements fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower and its Restricted Subsidiaries ending on December 31 of each calendar year, as may be adjusted pursuant to this Agreement.

“Flood Notice” has the meaning assigned thereto in Section 5.12(a)(v)(B).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~USD LIBOR~~Term SOFR. For the avoidance of doubt, as of the Closing Date, the initial Floor for Term SOFR shall be 0.75% with respect to the Original Term Loans, 2022 Term Loans and 2022 Incremental Revolving Loans.

“Foreign Lender” means (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside of the United States by the Borrower or any of its Restricted Subsidiaries primarily for the benefit of employees of the Borrower or any of its Restricted Subsidiaries residing outside of the United States that provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary of the Borrower substantially all of the assets of which consist of the Equity Interests (or Equity Interests and other Securities) of one or more Controlled Foreign Corporations or other Foreign Subsidiary Holding Companies.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means the date on which the Initial Term Loans are funded (but in no event later than one Business Day after the Closing Date).

“Funding Guarantor” as defined in Section 7.2.

“Funding Notice” means a written notice substantially in the form of Exhibit A-1 or any other form reasonably approved by the Administrative Agent.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” as defined in Section 10.6(e)(ii).

“Grantor” as defined in the Collateral Agreement.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each Restricted Subsidiary of the Borrower that is a signatory hereto or that executes a Counterpart Agreement until such time as such Restricted Subsidiary is released in accordance with Section 7.12.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any hazardous or toxic chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the environment, in each case due to its dangerous and deleterious properties or characteristics.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the Laws applicable to any Lender which are presently in effect or, to the extent allowed by Law, under such applicable Laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Laws now allow.

“Historical Financial Statements” means the audited consolidated balance sheet as of December 31, 2020 and the related consolidated statements of operations, and stockholders’ deficit and cash flows such Fiscal Year.

“Immaterial Subsidiary” means, as of any date of determination, any Restricted Subsidiary of the Borrower (a) whose total assets as of the most recent available quarterly or year-end financial statements after giving Pro Forma Effect to any acquisitions or dispositions of companies, divisions or lines of business since the start of such four quarter period and on or prior to the date of acquisition of such Restricted Subsidiary do not exceed 5.00% of the consolidated total assets (excluding intercompany amounts and balances) of the Borrower and its Restricted Subsidiaries at such date and (b) whose revenues for the most recently ended four quarter period for which financial statements are available do not exceed 5.00% of the consolidated revenues (excluding intercompany amounts and balances) of the Borrower and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that (i) the total assets of all such Restricted Subsidiaries as of the most recent available quarterly or year-end financial statements shall not exceed ~~15.00~~7.50% of the consolidated total assets (excluding intercompany amounts and balances) of the Borrower and its Restricted Subsidiaries at such date and (ii) the revenues of all such Restricted Subsidiaries for the most recently ended four-quarter period for which financial statements are available after giving Pro Forma Effect to any acquisitions or dispositions of companies, divisions or lines of business since the start of such four quarter period and on or prior to the date of acquisition of such Restricted Subsidiary shall not exceed ~~15.00~~7.50% of the consolidated revenues (excluding intercompany amounts and balances) of the Borrower and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP. The Borrower may change the designation of any Restricted Subsidiary as an Immaterial Subsidiary by providing written notice to the Administrative Agent; provided that any Restricted Subsidiary of the Borrower formed or acquired after the Closing Date, as applicable, that meets the requirements of an “Immaterial Subsidiary” set forth herein shall be deemed designated as an “Immaterial Subsidiary” unless the Borrower otherwise notifies the Administrative Agent in writing. Notwithstanding the foregoing, in no event shall the “Company” (under and as defined in the Circuit Acquisition Agreement, but for the avoidance of doubt, not the Circuit Seller) constitute an “Immaterial Subsidiary” for any purpose under this Agreement.

“Incremental Equivalent Debt” means Indebtedness issued in accordance with Section 2.25 consisting of one or more series of junior lien term loans or notes, subordinated notes or senior unsecured notes, and, in the case of any issuance of notes, issued in a public offering, Rule 144A or other private placement transaction, a bridge facility in lieu of the foregoing, or junior lien or subordinated loans, secured or unsecured mezzanine Indebtedness or debt securities, in each case subject to the terms set forth in Section 2.25 and, if secured, shall only be secured by the Collateral on a junior lien basis to the Initial Term ~~Loan~~Loans, 2022 Term Loans or 2022 Incremental Revolving Loans and shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent.

“Incremental Facility” has the meaning as defined in Section 2.22.

“Incremental Facility Effective Date” has the meaning as defined in Section 2.22.

“Incremental Lender” means any Person that makes a Loan pursuant to Section 2.22, or has a commitment to make a Loan pursuant to Section 2.22.

“Incremental Revolving Commitment” has the meaning as defined in Section 2.22.

“Incremental Revolving Increase” has the meaning as defined in Section 2.22.

“Incremental Revolving Joinder” has the meaning as defined in Section 2.22.

“Incremental Revolving Loans” has the meaning as defined in Section 2.22.

“Incremental Term Facility” has the meaning as defined in Section 2.22.

“Incremental Term Facility Maturity Date” means, with respect to any series or tranche of Incremental Term Loans established pursuant to an Incremental Term Joinder, the maturity date therefor as set forth in such Incremental Term Joinder.

“Incremental Term Joinder” has the meaning as defined in Section 2.22.

“Incremental Term Loan Commitment” has the meaning as defined in Section 2.22.

“Incremental Term Loans” has the meaning as defined in Section 2.22.

“Indebtedness” as applied to any Person, means, without duplication, (i) indebtedness for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP (excluding, for the avoidance of doubt, lease payments under operating leases); (iii) any obligation owed for all or any part of the deferred purchase price of property or services, including earn-outs earned but past due (excluding trade or similar payables, accrued income taxes, VAT, deferred taxes, sales taxes, equity taxes and accrued liabilities incurred in the ordinary course of such Person’s business and excluding Excluded

Earnouts); (iv) the undrawn face amount of any letter of credit, bankers’ acceptances, bank guarantees, surety bonds, performance bonds, and similar instruments issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (v) Disqualified Equity Interests; (vi) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness of another; (vii) any obligation of such Person in respect of the Indebtedness described in clauses (i) through (vi) hereof the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness of the primary obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (viii) any liability of such Person for the Indebtedness of another in respect of the Indebtedness described in clauses (i) through (vi) hereof through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (viii), the primary purpose or intent thereof is as described in clause (vii) above; (ix) net obligations of such Person under any Swap Contract; and (x) Indebtedness of the type referred to in clauses (i) through (ix) above secured by a Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided, the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date; provided, further that the following shall not constitute Indebtedness: (i) any right of use liabilities recorded in accordance with Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), (ii) liabilities recorded under GAAP related to lease accounting (ASC 840) (other than in respect of capital leases), (iii) any liabilities resulting from equity awards accounted for as a liability, (iv) prepaid or deferred revenue arising in the ordinary course of business and purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset, (v) Capped Call Transactions, (vi) purchase price adjustments and Earn-Out obligations (until such obligations or adjustments become a liability on the balance sheet of such Person in accordance with GAAP and solely if not paid after becoming due and payable), (vii) royalty payments made in the ordinary course of business in respect of licenses (to the extent such licenses are permitted hereby), (viii) any accruals for payroll and other non-interest bearing liabilities accrued in the ordinary course of business, including tax accruals, (ix) deferred rent obligations, taxes and compensation, (x) customary payables with respect to money orders or wire transfers, (xi) customary obligations under employment arrangements, (xii) obligations in respect of any license, permit or other approval arising in the ordinary course of business, and (xiii) any obligations attributable to the exercise of appraisal rights and the settlement or resolution of any claims or actions (whether actual, contingent or potential) with respect thereto.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (ii) to the extent not otherwise described in (i), Other Taxes.

“Indemnitee” as defined in Section 10.3(a).

“Initial Term Loan” means a term loan made by the Lenders on the Funding Date to the Borrower pursuant to Section 2.1(a)(i).

“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all of the Lenders in the aggregate. The amount of each Lender’s Initial Term Loan Commitment, if any, is set forth on Appendix A or in the applicable Assignment and Assumption, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $475,000,000 and following the Extension Agreement and Incremental Effective Date is $0.00.

“Initial Term Loan Facility” means the Initial Term Loan Commitments and the provisions herein related to the Initial Term Loans.

“Initial Term Loan Maturity Date” means December 28, 2024.

“Initial Term Loan Note” means a promissory note in the form of Exhibit B-1.

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Intellectual Property Security Agreement” has the meaning assigned to that term in the Collateral Agreement.

“Intercreditor Agreement” means (a) an intercreditor agreement governing the Lien priorities among the Obligations and any Incremental Equivalent Debt in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (such consent to not to be unreasonably withheld, conditioned or delayed) or (b) any form of first lien/first lien intercreditor agreement or first lien/second lien intercreditor agreement required by the provider of the applicable program under which Permitted COVID Senior Lien Indebtedness is incurred in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (such consent to not to be unreasonably withheld, conditioned or delayed).

“Interest Payment Date” means with respect to (i) any Base Rate Loan (other than any Swingline Loan), the last Business Day of each calendar quarter, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; ~~and~~ (ii) any ~~Eurodollar~~Term SOFR Loan, the last day of each Interest Period applicable to such Loan; and (iii) as to any Swingline Loan, the day that such Loan is required to be paid.

“Interest Period” means, in connection with a ~~Eurodollar~~Term SOFR Loan, an interest period of one, three, or six, as selected by the Borrower, (i) initially, commencing on the Funding Date and ending on the last Business Day of such period, and (ii) thereafter commencing on the day on which the immediately preceding Interest Period expires and ending on the last Business Day of the next succeeding one-month, three, or six, (as selected by the Borrower in the Conversion/Continuation Notice and); provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to ~~clause~~clauses (c), (d) and (e), of this definition, end on the last Business Day of a calendar month; ~~and~~ (c) no Interest Period with respect any Initial Term Loan shall extend beyond the Initial Term Loan Maturity Date~~.~~, (d) no Interest Period with respect to any 2022 Term Loan shall extend beyond the 2022 Term Loan Maturity Date and (e) no Interest Period with respect to any 2022 Incremental Revolving Loan shall extend beyond the Revolving Termination Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Investment” means (i) any direct or indirect purchase or other acquisition by the Borrower or any of its Restricted Subsidiaries of, or of a beneficial interest in, any of the Securities, Equity Interests or any other assets constituting a business line or unit of, or a division of, or make any other investment in, any other Person ; and (ii) any direct or indirect loan, advance or capital contribution by the Borrower or any of its Restricted Subsidiaries to any other Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment less any returns to the Borrower or any of its Restricted Subsidiaries in respect of such Investment made in cash or Cash Equivalent; provided that, the aggregate amount of such returns shall not exceed the original amount of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender” means Morgan Stanley Senior Funding, Inc. in its capacity as issuer of any Letter of Credit and/or such other Lender or Affiliate of a Lender as the Borrower may select and such Lender or Affiliate of a Lender shall agree to act in the capacity of Issuing Lender hereunder pursuant to this Agreement.

“Issuer Documents” means, with respect to any Letter of Credit, the Application, and any other document, agreement and instrument entered into by an Issuing Lender and the Borrower (or any Subsidiary) or in favor of such Issuing Lender and relating to such Letter of Credit.

“Junior Financing” means Junior Indebtedness or any other Indebtedness of the Borrower or any Restricted Subsidiary, in each case, that is required to be subordinated in payment, lien priority or any other manner to the Obligations. For the avoidance of doubt, Convertible Bond Indebtedness shall not be deemed to be Junior Financing unless such Convertible Bond Indebtedness is expressly subordinated in right of payment to the Obligations.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Indebtedness” means Indebtedness of any Person so long as (a) such Indebtedness is either unsecured or Subordinated Indebtedness or Second Lien Indebtedness; and (b) if such Indebtedness is Subordinated Indebtedness or Second Lien Indebtedness, the

other terms and conditions contained in the relevant definitions thereof shall be satisfied. For the avoidance of doubt, the Senior Notes, 2022 Convertible Notes and any Permitted Refinancing (but not a conversion thereof into Equity Interests) thereof shall be Junior Indebtedness.

“Junior Restricted Financing” as defined in Section 6.3.

“L/C Commitment” as to any Issuing Lender, the obligation of such Issuing Lender, if any, to issue Letters of Credit in an aggregate principal not to exceed the amount set forth on Annex B to the Extension Agreement or in the applicable Assignment and Assumption, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the L/C Commitments on the Extension Agreement and Incremental Effective Date $10,000,000.

“L/C Exposure” as to any Lender, its pro rata portion of the L/C Obligations.

“L/C Fee” as defined in Section 2.26(e).

“L/C Fee Payment Date” the first Business Day following the last day of each March, June, September and December and the last day of the Revolving Availability Period.

“L/C Obligations” as at any date of determination, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.26(l). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.11. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participants” the collective reference to all the Revolving Lenders other than an Issuing Lender.

“Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect.

“LCA Election” means the Borrower’s election to treat a Permitted Acquisition or other Investment permitted hereunder as a Limited Condition Acquisition.

“LCA Test Date” as defined in Section 1.9.

“Lender” means (a) at any time on or prior to the Funding Date, any Lender that has an Initial Term Loan Commitment at such time and (b) at any time after the Funding Date, any Lender that holds Term Loans, or Term Loan Commitments at such time or any Incremental Revolving Commitments (including, as of the Extension Agreement and Incremental Effective Date, any 2022 Incremental Revolving Loans, 2022 Incremental Revolving Commitments, L/C Commitments or Swingline Loans).

“Lender Affiliated Parties” as defined in Section 10.22.

“Lender Party” as defined in Section 10.17.

“Letters of Credit” as defined in Section 2.26(a).

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease. For the avoidance of doubt, Convertible Bond Indebtedness and Capped Call Transactions, in each case, shall not constitute Liens.

“Limited Condition Acquisition” any Permitted Acquisition or other Investment permitted hereunder by Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on the obtaining of, third party financing.

“Liquidity” means the amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries, plus the unused commitments under any revolving facility then if effect.

“Loan” means ~~a Term Loan~~any loans, advances and any extension of credit by a Lender to the Borrower pursuant to this Agreement or any Incremental Term Joinder or Incremental Revolving Joinder.

“Margin Stock” has the meaning assigned thereto in Regulation U of the Board of Governors.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means any event, change or condition that, individually or in the aggregate, has had, or could reasonably be expected to have (i) a material adverse effect on the business, assets, results of operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole (it being understood and agreed that any event, change or condition attributable to the COVID-19 pandemic shall not be deemed to be a Material Adverse Effect) or (ii) a material adverse effect on the rights and remedies of Agent and any other Secured Party under the Credit Documents, taken as a whole, including the legality, validity, binding effect or enforceability of the Credit Documents.

“Material Indebtedness” means (i) any Incremental Equivalent Debt and (ii) Indebtedness (other than the Obligations) of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate outstanding principal amount of at least the lesser of (x) $50,000,000 and (y) any “material indebtedness”, “threshold amount” or similar threshold amount under any Permitted Incremental Equivalent Debt Documents.

“Material Real Estate” means any wholly-owned, fee-owned Real Estate Asset having a fair market value in excess of $5,000,000.

“Maturity Date” means (a) with respect to the Initial Term Loans, the Term Loan Maturity Date, (b) with respect to the 2022 Term Loans, the 2022 Term Loan Maturity Date, (c) with respect to the 2022 Incremental Revolving Loans, the Revolving Termination Date, (d) with respect to any tranche of Extended Loans (other than the 2022 Term Loans), the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (~~c~~d) with respect to any Specified Refinancing Term Loans or Specified Refinancing Revolving Loans, the final maturity date as specified in the applicable Refinancing Amendment and (~~d~~e) with respect to any Incremental Term Loans or Incremental Revolving Loans, the applicable Incremental Term Facility Maturity Date or Revolving Termination Date, as applicable; provided that if any such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Minimum Collateral Amount” (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage in form and substance reasonably agreed to by the Borrower and the Administrative Agent.

“Mortgaged Property” means each Material Real Estate for which a Mortgage is required pursuant to Section 5.12.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates, or with respect to which the Borrower or any of its Restricted Subsidiaries has any material liability.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“NFIP” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Non-Extension Notice Date” has the meaning given to it in Section 2.26(d).”

Note” means ~~a~~an Initial Term Loan Note, 2022 Term Loan Note and/or a Revolving Credit Loan Note, as applicable.

“Notice” means a Funding Notice or a Conversion/Continuation Notice.

“Notice Office” means the office of the Administrative Agent set forth on Appendix B hereto, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” means (a) the Credit Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations (excluding with respect to any Credit Party, Excluded Swap Obligations of such Credit Party).

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” means the US Department of Treasury Office of Foreign Assets Control, or any successor thereto.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation, memorandum and articles of association, constitution or organization and its by-laws (or other formative documents however described peculiar to the jurisdiction of the corporation in question); (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement; (iii) with respect to any general partnership, its partnership agreement; (iv) with respect to any limited liability company, its articles of organization and its operating agreement; and (v) relative to any Person that is any other type of entity, such documents as shall be comparable to the foregoing. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a Governmental Authority, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such Governmental Authority.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18 or Section 2.19).

“Outstanding Amount” means with respect to the Term Loans, Revolving Credit Loans and Specified Refinancing Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of the Term Loans, Revolving Credit Loans and Specified Refinancing Revolving Loans, as the case may be, occurring on such date.

“Owned IP” means all of the Intellectual Property owned, or purported to be owned, by the Borrower or any Credit Party or any Restricted Subsidiary of a Credit Party.

“Participant” as defined in Section 10.6(d).

“Participant Register” as defined in Section 10.6(d).

“PATRIOT Act” means USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177.

“Payment Office” means the account of the Administrative Agent as provided to the Borrower and the Lenders in writing or such other account as the Administrative Agent may hereafter designate in writing as such to the Borrower and Lenders.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

“Permitted Acquisition” means (a) the Circuit Acquisition and (b) any other acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided, in the case of clause (b), that:

(i) immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result immediately therefrom;

(ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii) in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such Equity Interests in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Restricted Subsidiary in connection with such acquisition shall be owned 100% by the Borrower or a Restricted Subsidiary or the Borrower or a Restricted Subsidiary shall have offered to purchase 100% of such Equity Interests, and the Borrower shall take, or cause to be taken, each of the actions set forth in Sections 5.12 and 5.13, as applicable, within the time period(s) set forth therein; and

(iv) the total consideration (exclusive of any consideration (i) consisting of common stock of the Borrower or (ii) permitted under the Available Amount) paid in connection with each Permitted Acquisition of Persons that do not become Credit Parties or assets that are not acquired by a Credit Party (including any Earn-Out Obligations but excluding any Indebtedness of any Person acquired that is assumed by the Borrower or any of its Restricted Subsidiaries following such acquisitions to the extent permitted under Section 6.1(q)) shall not exceed $50,000,000.

“Permitted COVID Senior Lien Indebtedness” means Indebtedness incurred pursuant to Section 6.1(s) that is secured by a Lien but no greater than pari passu in right of priority with the Lien securing the Obligations.

“Permitted Encumbrance” as defined in Section 6.2(b).

“Permitted Incremental Equivalent Debt Documents” means the credit agreement and other documentation in respect of any Incremental Equivalent Debt.

“Permitted Lien” means each Lien permitted pursuant to Section 6.2.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses, commissions, underwriting discounts and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.1(j), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, such Indebtedness after being so modified, refinanced, refunded, renewed or extended continues to be secured in right of payment and priority to the Obligations on the same basis as the Indebtedness being so modified, refinanced, refunded, renewed or extended, (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, such Indebtedness after being so modified, refinanced, refunded, renewed or extended continues to be unsecured, (e) (i) if such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such Indebtedness after modification, refinancing, refunding, renewal or extension continues to be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended or (ii) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Convertible Bond Indebtedness, such Indebtedness after being so modified, refinanced, refunded, renewed or extended may be any form of Junior Indebtedness, (~~e~~f) any Indebtedness after modification, refinancing, refunding, renewal or extension shall not receive any credit support or enhancement, including in the form of letters of credit or surety bonds and (~~f~~g) the proceeds of the newly incurred Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to repay the refinanced Indebtedness on a dollar for dollar basis.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” as defined in Section 10.1(d)(i).

“Pledged Equity Interests” has the meaning specific in the Collateral Agreement.

“Prime Rate” means a variable per annum rate, as of any date of determination, equal to the rate as of such date published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates). The Prime Rate will change as of the date of publication in The Wall Street Journal of a Prime Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, the Administrative Agent shall choose a reasonably comparable index or source to use as the basis for the Prime Rate.

“Privacy, Data Security and Consumer Protection Laws” means all applicable laws, regulations, and legally binding guidelines concerning the collection, receiving, processing, handling, disposal, privacy, protection, accessing, using, disclosing, electronically transmitting, securing, sharing, transferring and storing of Protected Information.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated Senior Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio, the minimum required Recurring Revenues and the calculation of Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Total Assets, and Recurring Revenues of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transactions, any Specified Transactions, any acquisition, merger, amalgamation, consolidation, Investment, any issuance, incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Equity Interests, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement) ~~or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary~~, in each case that have occurred during the four consecutive Fiscal Quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including (i) any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period and (ii) with respect to any proposed Investment or acquisition of the subject Person for which committed financing is or is sought to be obtained, the event for which a determination under this definition is made may occur after the date upon which the relevant determination or calculation is made), in each case, as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to Pro Forma Cost Savings and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period; provided, however, that (1) notwithstanding the foregoing, pro forma effect will not be given to any interest expense attributable to any Indebtedness incurred or Equity Interests issued or, in each case, assumed in anticipation of, or in connection with, the transaction or series of related transactions for which such computation is required to be made, and (2) to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X.

Any pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X and (2) adjustments calculated to give effect to any Pro Forma Cost Savings; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings”.

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements and synergies, in each case, related to mergers or other business combinations, acquisitions or other investments, divestitures, restructurings, integration, insourcing initiatives, operating improvements, cost savings initiatives or any other initiative, action or event (including optimization actions and other revenue enhancements), including any of the foregoing consummated prior to the Closing Date, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or with respect to which substantial steps have been taken or are expected to be taken by the Borrower (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower (or any successor thereto) or of any direct or indirect parent of the Borrower) and are reasonably anticipated to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken within the first eighteen (18) months after the consummation or commencement, as applicable, of any change that is expected to result in such cost savings, operating expense reductions, operating improvements or synergies; provided, further, that the aggregate amount of Pro Forma Cost Savings shall not exceed, when combined with the addbacks made pursuant to clause (a)(xiii) of the definition of Consolidated EBITDA, 35% of Consolidated EBITDA in any period of four consecutive quarters, after giving effect to the Pro Forma Cost Savings for such period; provided, further, that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, addback, exclusion or otherwise, for such period.

“Pro Rata Share” means, with respect to any Lender, with respect to all payments, computations and other matters relating to each (i) Term Loan Facility, the percentage obtained by dividing (a) the Term Loan Exposure of such Lender under such Term Loan Facility by (b) the aggregate Term Loan Exposure of all of the Lenders under such Term Loan Facility~~.~~, and (ii) Revolving Credit Facility, the percentage obtained by dividing (a) the Revolving Credit Exposure of such Lender under such Revolving Credit Facility by (b) the aggregate Revolving Credit Exposure of all the Lenders under such Revolving Credit Facility.

“Protected Information” means any information that: (i) identifies (or in combination with other information may identify), relates to, describes, is capable of being associated with, or can be reasonably linked, directly or indirectly, to a natural person, including an individual’s name, address, telephone number, e-mail address, date of birth, photograph, social security number or tax identification number, credit card number, bank account number, biometric identifiers, persistent identifiers including IP address; as well as medical, health or insurance information; or (ii) is “personal information”, “personal data” or similar defined term protected by one or more of the applicable Privacy, Security and Consumer Protection Laws.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Indebtedness” means Indebtedness of a Person incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, repair, construction or improvement of property or assets used or useful in the business of such Person or any of its Restricted Subsidiaries.

“Public Company Costs” means any costs, fees and expenses associated with, in anticipation of, or in preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs, fees and expenses relating to compliance with the provisions of the Securities Act and the Exchange Act (as applicable to companies with equity or debt securities held by the public), the rules of national securities exchanges for companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursements, any charges, expenses, costs, accruals, reserves, payments, fees and expenses or loss of any kind relating to investor relations, shareholder meetings and reports to shareholders and debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.

“Qualified Equity Interests” means any Equity Interests (other than warrants, rights or options referenced in the definition thereof) that (a) does not have a maturity and is not mandatorily redeemable; (b) by its terms (or by the terms of any employee stock option, incentive stock or other equity-based plan or arrangement under which it is issued or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (x) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (excluding any mandatory redemption resulting from an asset sale or change in control so long as no payments in respect thereof are due or owing, or otherwise required to be made, until all Obligations have been paid in full), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case, at any time on or after the ninety-first (91st) day following the later to occur of (i) the Revolving Termination Date and (ii) the latest Term Loan Maturity Date, or (y) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (~~i~~A) debt securities or (~~ii~~B) any Equity Interests referred to in clause (x) above, in each case, at any time on or after the ninety-first (91st) day following the later to occur of (i) the Revolving Termination Date and (ii) the latest Term Loan Maturity Date; or (c) is preferred stock, so long as (x) no holder thereof can require the issuer to redeem any such stock for cash prior to the later to occur of (i) the Revolving Termination Date and (ii) the latest Term Loan Maturity Date and (y) any redemption feature of such stock is available only if permitted under this Agreement.

“Real Estate Asset” means an interest in any real property.

“Recipient” means (i) any Agent or (ii) any Lender or, (iii) any Issuing Lender, as applicable.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any Restricted Subsidiary.

“Recurring Revenues” means, with respect to any measurement period, all recurring maintenance and subscription and recurring support revenues, and other recurring revenues of the Borrower and its Restricted Subsidiaries on a consolidated basis, which recurring revenues are earned during such period identified within the Borrower’s financial statements for the fiscal quarter most recently ended for which financial statements have been delivered to the Administrative Agent and the Lenders as adjusted to exclude the impact of purchase accounting, calculated on a basis consistent with the financial statements delivered to the Administrative Agent prior to the Closing Date. There shall be included in determining Recurring Revenues for any period, without duplication, the actual amount of Recurring Revenues of any Restricted Subsidiary acquired by the Borrower ~~or Unrestricted Subsidiary redesignated as a Restricted Subsidiary~~ (solely to the extent acquired ~~or redesignated, as applicable,~~ during such period) for such period, on a consolidated based for such acquired ~~or designated~~ Restricted Subsidiary (including the portion thereof occurring prior to such acquisition or designation). For purposes of Section 6.14, there shall be excluded in determining Recurring Revenues for any period the actual amount for such period of Recurring Revenues of any Restricted Subsidiary sold or otherwise disposed of or classified as discontinued operations of the Borrower and its Subsidiaries ~~or designated as an Unrestricted Subsidiary~~, all as determined on a consolidated basis for such sold, discontinued ~~or designated~~ Restricted Subsidiary (including the portion thereof occurring prior to such sale, transfer~~,~~ or disposition ~~or designation~~).

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.23.

“Refinancing Notes” means one or more series of senior unsecured notes, senior secured notes secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans, 2022 Term Loans or 2022 Incremental Revolving Loans, senior secured notes secured by a lien on the Collateral on a junior basis to the Initial Term Loans, 2022 Term Loans or 2022 Incremental Revolving Loans or senior secured notes secured by a Lien on assets not constituting Collateral, in each case issued in respect of a refinancing of outstanding Indebtedness of the Borrower under any one or more ~~Term Loan~~ Tranches; provided that, (a) if guaranteed, such Refinancing Notes shall not be guaranteed by any Person that is not a Credit Party or does not become a Credit Party substantially concurrently with the incurrence of such Refinancing Notes; (b) such Refinancing Notes, (x) if secured by a lien on all or any portion of the Collateral, shall not be secured by any assets other than assets that constitute Collateral, and (y) at the option of the Borrower, shall be secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans, 2022 Term Loans and 2022 Incremental Revolving Loans, secured by a lien on the Collateral on a junior basis to the Initial Term Loans, 2022 Term Loans or 2022 Incremental Revolving Loans secured by a Lien on assets not constituting Collateral or unsecured; provided that if such Refinancing Notes are secured by a lien on all or any portion of the Collateral, such Refinancing Notes shall be subject to customary intercreditor arrangements reasonably acceptable to the Administrative Agent; (c) no Refinancing Notes shall (i) mature prior to the latest ~~Term Loan~~ Maturity Date of the ~~Term Loan~~ Tranche being refinanced or (ii) be subject to any amortization prior to the final maturity thereof ~~(except if such Refinancing Notes are in the form of term loans that are secured on a pari passu basis with the Initial Term Loans, customary amortization not to exceed 1.0% per annum)~~, or be subject to any mandatory redemption or prepayment provisions or rights (except (x) customary assets sale, casualty events or similar event, change of control provisions, special mandatory redemptions in connection with customary escrow arrangements and customary acceleration rights after an event of default and (y) customary “AHYDO” payments); (d) such Refinancing Notes shall have covenants and events of default (excluding optional prepayment and redemption terms) that are, taken as a whole, not more restrictive to the Borrowers than those applicable to the Initial Term Loans, 2022 Term Loans and 2022 Incremental Revolving Loans (taken as a whole) (except for (x) covenants and events of default applicable only to periods after the ~~Initial Term Loan~~latest Maturity Date of and existing at the time of incurrence or issuance of such Refinancing Notes, (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the Lenders holding the Initial Term Loans, 2022 Term Loans and 2022 Incremental Revolving Loans, without further Lender approval or voting requirement and (z) that reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower)) or otherwise customary for similar debt securities in light of then-prevailing market conditions at the time of issuance (as determined by the Borrower in good faith; provided that, at the Borrower’s option, delivery of a certificate of an Authorized Officer of the Borrower to the Administrative Agent in good faith, together with a reasonably detailed description of the material terms and conditions of such Refinancing Notes or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (d), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such three Business Day (or shorter) period (including a reasonable description of the basis upon which it objects)); (e) such Refinancing Notes may not have obligors or Liens that are more extensive than those which applied to the Indebtedness being refinanced (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and (f) the net cash proceeds of such Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans under the applicable Term Loan Tranche being so refinanced (or to the less than pro rata prepayment of the applicable outstanding Term Loans made by any Term Loan Lenders that will be purchasers of the Refinancing Notes, as approved by such Term Loan Lenders) and the payment of fees, expenses and premiums, if any, payable in connection therewith.

“Refinancing Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any Refinancing Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Credit Documents.

“Register” as defined in Section 10.6(c).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Reimbursement Obligation” means the obligation of the Borrower to reimburse an Issuing Lender pursuant to Section 2.26(l) for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, or leaching of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

~~“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.~~

“Remaining Obligations” means, as of any date of determination, the Obligations that as of such date of determination are Obligations under the Credit Documents that survive termination of the Credit Documents, but as of such date of determination are not due and payable and for which no claims have been made.

“Removal Effective Date” as defined in Section 9.6(b).

“Repricing Event” means (i) any prepayment or repayment of any tranche of 2022 Term Loans, in whole or in part, with the proceeds of, or conversion of any portion of such 2022 Term Loans into, any new or replacement tranche of broadly-syndicated, U.S. dollar-denominated, floating rate term B loans of like currency under credit facilities incurred for the primary purpose (as determined by the Borrower in good faith) of repaying, refinancing, or replacing the 2022 Term Loans with loans bearing interest with an Effective Yield less than the Effective Yield applicable to such portion of the 2022 Term Loans and (ii) any amendment to any tranche of 2022 Term Loans that reduces the Effective Yield applicable to the 2022 Term Loans; provided that notwithstanding the foregoing, in no event shall any prepayment or repayment or amendment (or assignment) effected in connection with a transaction that would, if consummated, constitute a Change of Control constitute a Repricing Event.

“Required Lenders” means, as of any date of determination, Lenders having more than 50.0% of the sum of the (a) Total Outstandings, (b) aggregate unused Term Loan Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Loan Commitments of and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50.0% of the sum of the (a) Total Outstandings and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Loan Lenders” means, as of any date of determination, Term Loan Lenders having more than 50.0% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Loan Commitments; provided that the unused Term Loan Credit Commitment of, and the portion of the Total Outstandings held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Loan Lenders.

“Requirement of Law” as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” as defined in Section 9.6(a).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower ~~other than an Unrestricted Subsidiary~~.

“Revolving Availability Condition” means unrestricted cash or Cash Equivalents of the Credit Parties and their Subsidiaries is less than $15,000,000 on the date of, and prior to, borrowing of the Revolving Credit Loan or Swingline Loan, as applicable; provided that, if any Revolving Credit Loan or Swingline Loan has been repaid within 5 Business Days of the date of borrowing of the new Revolving Credit Loan or Swingline Loan, the amount of such repayment shall be deemed to be unrestricted cash of the Borrower.

“Revolving Availability Period” means the period from the first Business Day to occur after the Extension Agreement and Incremental Effective Date to the Revolving Termination Date.

“Revolving Credit Commitments” means, as to ~~any~~each Revolving Credit Lender, (i) its ~~obligation to make Revolving Credit Loans to the Borrower pursuant to~~2022 Incremental Revolving ~~Commitments to the Borrower established pursuant to Section 2.22, as the same~~Loan Commitment, (ii) its Incremental Revolving Commitment, (iii) its Specified Refinancing Revolving Credit Commitment, (iv) its L/C Commitment, or (v) its Swingline Commitment. The amount of each Revolving Credit Lender’s 2022 Incremental Revolving Commitment, L/C Commitment and Swingline Commitment is as set forth in the applicable definition thereof and the amount of each Revolving Credit Lender’s other Revolving Credit Commitments shall be as set forth in the Assignment and Assumption, or in the amendment or agreement relating to the respective Incremental Revolving Commitment or Specified Refinancing Revolving Commitment pursuant to which such Revolving Credit Lender shall have assumed its Revolving Credit Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement. ~~The~~

“ Revolving Credit ~~Commitments shall include all Incremental Revolving Commitments and Specified Refinancing~~Exposure” means as to any Revolving Credit ~~Commitments.~~Lender, the amount of such Revolving Credit Lender’s~~”~~ Revolving Commitment then in effect and the amount of such Revolving Credit ~~Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments in respect of any Revolving Tranche at such time.~~Lender’s Revolving Extensions of Credit then outstanding, giving effect to any assignments.

“Revolving Credit Facility” means a facility in respect of any Revolving Tranche (including the 2022 Incremental Revolving Loan Facility and any Incremental Revolving Loans with respect to any Revolving Tranche), as the context may require.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or a Revolving Credit Loan at such time.

“Revolving Credit Loan” means a Loan made by a Revolving Credit Lender.

“Revolving Credit Loan Note” means a promissory note in the form of Exhibit B-3.

“Revolving Extensions of Credit” means as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding, and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Percentage” means, as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Commitments, subject to adjustment as provided in Section 2.20; provided that if the Revolving Credit Commitments have expired or been terminated, the Revolving Percentage shall be determined based on each Revolving Credit Lender’s Revolving Percentage immediately prior to the termination of the Revolving Credit Commitments.

“Revolving Termination Date” means June 28, 2026; provided that if, on January 1, 2025, more than $50,000,000 in the aggregate principal amount of the Senior Notes remain outstanding, then the Revolving Termination Date shall be January 1, 2025, and with respect to any Incremental Revolving Loans (other than the 2022 Incremental Revolving Loans), Specified Refinancing Revolving Loans, or Extended Revolving Commitments, the date set forth in the applicable Incremental Revolving Joinder or amendment applicable to such Loans.

“Revolving Tranche” means ~~(a)~~ the ~~Revolving Credit Facility pursuant to which~~respective facility and commitments utilized in making (or, where applicable, conversion of) Revolving Loans hereunder, with there being one Tranche on the Extension Agreement and Incremental Effective Date, i.e. 2022 Incremental Revolving Loans ~~are made under the~~and 2022 Incremental Revolving ~~Credit~~ Commitments ~~and (b) any Specified Refinancing Debt constituting revolving credit facility commitments, in each case, including the extensions of credit made thereunder.~~ . Additional Revolving Tranches may be added after the ~~Closing~~Extension Agreement and Incremental Effective Date pursuant to the terms hereof, e.g., Incremental Revolving Loans, Incremental Revolving Commitments ~~and~~, Extended Revolving Commitments and Specified Refinancing Revolving Credit Commitments.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sales and Marketing Expense” means expenses incurred in connection with new degree program launches.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government.

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (i) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, ~~Her~~His Majesty’s Treasury, Switzerland or any other relevant authority, (ii) any Person located, organized or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country or (iii) any Person 50% or more directly or indirectly owned by, controlled by, or acting for the benefit or on behalf of, any Person described in clauses (i) or (ii) hereof.

“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce; (ii) the United Nations Security Council; (iii) the European Union or any of its member states; (iv) Her Majesty’s Treasury; or (v) Switzerland.

“Second Lien Indebtedness” means Junior Indebtedness of any Person that is secured by a junior Lien on the Collateral; provided that the holder of such Indebtedness executes and delivers an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (such consent to not to be unreasonably withheld, conditioned or delayed).

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of the Credit Parties in respect of any overdraft, reimbursement and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds (collectively, “Cash Management Services”) provided to any Credit Party (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed on the Closing Date and set forth in Schedule 1.1(b) or (b) incurred after the Closing Date to the extent that such obligations have been designated in writing by the Borrower and the provider of such Cash Management Services to the Administrative Agent as Secured Cash

Management Obligations; it being understood that each such provider of such Cash Management Services to the Borrower or any Guarantor shall be deemed (i) to appoint the Administrative Agent as its agent under the applicable Credit Documents and (ii) to agree to be bound by the provisions of Section 9, Section 10.2, Section 10.14 and any applicable Intercreditor Agreement as if it were a Lender.

“Secured Parties” has the meaning assigned to that term in the Collateral Agreement and, for the avoidance of doubt, shall include each Issuing Lender and the Swingline Lender, and each of their successors and permitted assigns.

“Secured Swap Obligations” means all obligations of the Borrower and the Guarantors under each Swap Contract that (a) is in effect on the Closing Date and set forth in Schedule 1.1(c) or (b) is entered into after the Closing Date to the extent that such obligations have been designated in writing by the Borrower and the counterparty to such Swap Contract to the Administrative Agent as Secured Swap Obligations (for the avoidance of doubt, the Borrower may provide one notice to the Administrative Agent designating all Swap Contracts entered into under a specified Master Agreement as Secured Swap Obligations); it being understood that such counterparty shall be deemed (i) to appoint the Administrative Agent as its agent under the applicable Credit Documents and (ii) to agree to be bound by the provisions of Section 9, Section 10.2, Section 10.14 and any applicable Intercreditor Agreement as if it were a Lender.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, and any successor statute.

“Securities and Exchange Commission” means the US Securities and Exchange Commission, or any successor thereto.

“Senior Notes” mean the Borrower’s convertible senior notes due 2025 issued pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means that certain indenture governing the Senior Notes, dated April 23, 2020, between the Borrower and Wilmington Trust, National Association, as trustee.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit H.

“Solvent” means, with respect to any Person on any date of determination, that on such date (i) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its Restricted Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iii) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay generally such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification 450, Contingencies).

“SPC” as defined in Section 10.6(e)(ii).

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Specified Indebtedness” as defined in Section 8.1(b).

“Specified Representations” means the representations and warranties of the Borrower and the Guarantors set forth in Section 4.1(a) and (as it applies to the Credit Documents) (b), Section 4.3, Section 4.4(a), Section 4.6 (with respect to the entering into, borrowing under, guaranteeing under, and performance of the Credit Documents and the granting of Liens in the Collateral), Section 4.14, Section 4.15, Section 4.18, and Section 4.19(c) (with respect to the use of proceeds)..

“Specified Existing Tranche” has the meaning specified in Section 2.24(a).

“Specified Refinancing Agent” has the meaning specified in Section 2.23(a).

“Specified Refinancing Debt” has the meaning specified in Section 2.23(a).

“Specified Refinancing Revolving Credit Commitment” has the meaning specified in Section 2.18(a).

“Specified Refinancing Revolving Loans” means Specified Refinancing Debt constituting revolving loans.

“Specified Refinancing Term Commitment” has the meaning specified in Section 2.18(a).

“Specified Refinancing Term Loans” means Specified Refinancing Debt constituting term loans.

“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to this Agreement) or Investment (including any proposed Investment or acquisition) that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary ~~or as an Unrestricted Subsidiary~~, any acquisition or any Asset Sale that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Asset Sale of a business unit, line of business or division of any Credit Party, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Borrower or implementation of any initiative not in the ordinary course of business.

“State Educational Agency” means any state or local educational licensing body that provides a license, permit, authorization or other approval necessary for an educational institution or other entity to operate or to provide educational programs or courses in that state.

“Subordinated Indebtedness” means any unsecured Junior Indebtedness of the Borrower the payment of principal and interest of which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity deemed to constitute a subsidiary of such Person under GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a direct or indirect Subsidiary or direct or indirect Subsidiaries of the Borrower, unless the context otherwise requires.

“Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that (x) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Contract and (y) no Capped Call Transaction shall be a Swap Contract.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap Contract.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (i) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” means, as to any Swingline Lender, the obligation of such Swingline Lender, if any, to make Swingline Loans in an aggregate principal not to exceed the amount set forth on Annex B to the Extension Agreement or in the applicable Assignment and Assumption, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Swingline Commitment as of the Extension Agreement and Incremental Effective Date is $10,000,000. The Swingline Commitment is part of, and not in addition to, the Revolving Credit Facility

“Swingline Exposure” means as to any Lenders, its pro rata portion of the Swingline Loans.

“Swingline Lender” means Morgan Stanley Senior Funding, Inc., in its capacity as the lender of Swingline Loans.

“Swingline Loan Notice” means a notice of a borrowing of Swingline Loans pursuant to Section 2.28, which shall be substantially in the form of Exhibit A-1 or such other form as approved by the Swingline Lender, appropriately completed and signed by a Responsible Officer of the Borrower.

“Swingline Loans” means as defined in Section 2.27.

“Swingline Participation Amount” means as defined in Section 2.28.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means an advance made by any Lender under any Term Loan Facility.

“Term Loan Commitment” means, as to each Lender, (i) its Initial Term Loan Commitment, (ii) 2022 Term Loan Commitment, (iii) its Incremental Term Loan Commitment, or (~~iii~~iv ) its Specified Refinancing Term Commitment. The amount of each Lender’s Initial Term Loan Commitment and 2022 Term Loan Commitment is as set forth in the definition thereof and the amount of each Lender’s other Term Loan Commitments shall be as set forth in the Assignment and Assumption, or in the amendment or agreement relating to the respective Incremental Term Loan Commitment or Specified Refinancing Term Commitment pursuant to which such Lender shall have assumed its Term Loan Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement.

“Term Loan Exposure” means, in the case of any Term Loan Facility, as of any date of determination, the outstanding principal amount of the Term Loans owing to a Lender under such Term Loan Facility; provided, at any time prior to the making of such Term Loans under such Term Loan Facility, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Loan Commitment under such Term Loan Facility.

“Term Loan Facility” means a facility in respect of any Term Loan Tranche (including the 2022 Term Loan Facility and any Incremental Term Facility with respect to any Term Loan Tranche), as the context may require.

“Term Loan Lender” means, at any time, any Lender that has a Term Loan Commitment or a Term Loan at such time.

“Term Loan Maturity Date” means, with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, with respect to the 2022 Term Loans, the 2022 Term Loan Maturity Date, and with respect to any Incremental Term Loans, Specified Refinancing Term Loans, or Extended Term Loans (other than the 2022 Term Loans), the date set forth in the applicable Incremental Term Joinder or amendment applicable to such Loans.

~~“Term Loan Note” means a promissory note in the form of Exhibit B~~.

“Term Loan Tranche” means the respective facility and commitments utilized in making (or, where applicable, conversion of) Term Loans hereunder, with there being one Tranche on the Closing Date, i.e., Initial Term Loans and Initial Term Loan Commitments. or 2022 Term Loans and 2022 Term Loan Commitments. Additional Term Loan Tranches may be added after the Closing Date pursuant to the terms hereof, e.g., Incremental Term Loans, Specified Refinancing Term Loans, Incremental Term Loan Commitments, Extended Term Loans and Specified Refinancing Term Commitments.

“Term SOFR” means, for any Interest Period for a Term SOFR Loan, the greater of (a) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator and (b) the Floor; provided, however, that if as of 5:00 p.m. (Chicago time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR.

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.

“Term SOFR~~” means, for the applicable corresponding tenor,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Tranche” means any Term Loan Tranche or any Revolving Tranche.

“Test Period” means, at any date of determination, the most recently completed four consecutive Fiscal Quarters of the Borrower ending on or prior to such date for which financial statements have been or are required to be delivered under Section 5.1(a) or (b) or, with respect to any calculation made in connection with any Limited Condition Acquisition, calculation of Consolidated EBITDA, or calculation of the Recurring Revenue, at the request of Borrower, the most recently completed four consecutive Fiscal Quarters of the Borrower for which internally prepared financial statements are available (as determined in good faith by the Borrower).

“Title Policy” means, with respect to any Mortgaged Property, an ALTA mortgagee title insurance policy or unconditional commitment therefor issued by one or more title companies reasonably satisfactory to the Collateral Agent with respect to such Mortgaged Property, in an amount not less than the fair market value of such Mortgaged Property, in form and substance reasonably satisfactory to the Collateral Agent.

“Total Revolving Commitments” means at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

“Total Revolving Extensions of Credit” means at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

“Transactions” means (a) the execution, delivery and performance by the Credit Parties of the Credit Documents to which they are a party and the making of the Borrowings hereunder, (b) all existing indebtedness for borrowed money under the Existing Credit Agreement and all related guaranties and security interests being terminated and released substantially concurrently with the initial funding of the Initial Term Loan Facility (or arrangements for such termination and release reasonably satisfactory to the Administrative Agent being made), (c) to consummate Permitted Acquisitions and (d) the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).

“Type ~~of Loan~~” means a Base Rate Loan or a ~~Eurodollar~~Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, if by reason of mandatory provisions of Law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Collateral Agent in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in paragraph (g) of Section 2.17.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

~~“Unrestricted Subsidiary” means (i) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.17 subsequent to the date hereof and (ii) any Subsidiary of an Unrestricted Subsidiary.~~

~~“USD LIBOR” means the London interbank offered rate for U.S. dollars.~~

“Withholding Agent” means the Borrower, the Administrative Agent and any other applicable withholding agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Accounting Terms.

(a) Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Lenders pursuant to Section 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable) (except for the lack of footnotes and being subject to year-end adjustments). If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent (for distribution to the Lenders) financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements except for any calculations otherwise permitted to be made in accordance with this Agreement to the extent not addressed in the preparation of the Historical Financial Statements. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect, including Accounting Standards Codification “ASC” 820, ASC 825) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein.

1.3 Interpretation, Etc. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Credit Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Appendices, Exhibits and Schedules shall be construed to refer to Sections of, and Appendices, Exhibits and Schedules to, this Agreement, (e) any reference to any Law herein shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Securities, accounts and contract rights. The term “enforceability” and its derivatives when used to describe the enforceability of an agreement shall mean that such agreement is enforceable except as enforceability may be limited by any Debtor Relief Law and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

1.4 Timing of Performance. Subject to Section 2.16(d), when the performance of any covenant, duty or obligation under any Credit Document is required to be performed on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day.

1.5 Currency Generally. For purposes of determining compliance with Section 6.1, Section 6.2 and Section 6.6 with respect to any amount of Indebtedness, Lien or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness, Lien or Investment is incurred or granted (so long as such Indebtedness, Lien or Investment, at the time incurred or granted, made or acquired, was permitted hereunder).

1.6 Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.7 Negative Covenant Compliance. For purposes of determining whether the Borrower and its Restricted Subsidiaries comply with any exception to Section 6 where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests, (b) correspondingly, any such ratio and metric shall only prohibit the Borrower and its Restricted Subsidiaries from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder.

1.8 Calculations. Notwithstanding anything to the contrary, the financial definitions of the Borrower shall be calculated on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period (including, with respect to any proposed Investment or acquisition pursuant to Rule 2.7 of The City Code on Takeovers and Mergers (or a similar arrangement) for which committed financing is obtained or is sought to be obtained, the relevant determination or calculation may be made with respect to an event occurring or intended to occur subsequent to such four-quarter period). Notwithstanding anything to the contrary contained herein, for purposes of calculating any leverage ratio herein in connection with the incurrence of any Indebtedness, (i) there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Indebtedness and (ii) with respect to revolving facilities or other available financing commitments, such facilities or commitments will not be given effect other than to the extent actually drawn in cash. Calculations on a Pro Forma Basis will be made by the Borrower in good faith (subject to the terms and conditions of this Agreement) and may be based on internally available financial information or information reflected in annual, quarterly or monthly financial statements.

1.9 Limited Condition Acquisitions. Notwithstanding anything to the contrary in this Agreement, for purposes of (i) measuring the relevant financial ratios and basket availability with respect to the incurrence of any Indebtedness (including any Incremental Term Facilities or Incremental Revolving Increase) or Liens or the making of any Investments or Restricted Payments or (ii) determining compliance with the representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Acquisition, if Borrower has made an LCA Election with respect to such Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder shall be deemed to be the date on which the definitive documentation with respect to such Limited Condition Acquisition is entered into (the “LCA Test Date”) and, if, after giving Pro Forma Effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Fiscal Quarter ending prior to the LCA Test Date, a Default or Event of Default shall not then have occurred and be continuing and Borrower could have taken such action on the relevant LCA Test Date in compliance with such financial ratio, basket, representation or warranty, such financial ratio, basket, representation or warranty and such condition with respect to the lack of Default or Event of Default shall be deemed to have been complied with. For the avoidance of doubt, such ratios and other provisions shall not be tested at the time of the consummation of such Limited Condition Acquisition and, if Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any financial ratio or basket availability on or following the relevant LCA Test Date and prior to the earlier of (x) the date on which such Limited Condition Acquisition is consummated or (y) the date the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such financial ratio or basket availability shall be calculated (and tested) on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated.

1.10 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.11 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 2 LOANS

~~2.1~~ 2.1A Term Loans.

(a) ~~Initial~~ Term Loan Commitments. (i) Subject to the terms and conditions set forth in Section 3, each Lender severally agrees to make, on the Funding Date, an Initial Term Loan to the Borrower in an amount equal to such Lender’s Initial Term Loan Commitment. The Borrower may make only one borrowing under each Initial Term Loan Commitment. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the Funding Date after giving effect to the funding of such Lender’s Initial Term Loan Commitment on such date~~.~~ and (ii) subject to the terms and conditions set forth in Section 5 of the Extension Agreement, each 2022 Lender severally agrees to exchange, on the Extension Agreement and Incremental Effective Date, its Initial Term Loans for a 2022 Term Loan to the Borrower in an amount equal to such Lender’s 2022 Term Loan Commitment. Each Lender’s 2022 Term Loan Commitment shall terminate immediately and without further action on the Extension Agreement and Incremental Effective Date after giving effect to the extension of such Lender’s 2022 Term Loan Commitment on such date.

(b) Repayments and Prepayments. Any amount of the Initial Term Loans that is subsequently repaid or prepaid may not be reborrowed.

(c) Amortization. Subject to adjustments pursuant to Section 2.12, the Borrower shall repay (i) Initial Term Loans on the last Business Day of each March, June, September and December (commencing on September 30, 2021) in the principal amount of Initial Term Loans equal to (i) the aggregate outstanding principal amount of Initial Term Loans immediately after the funding thereof on the Funding Date and not exchanged following the Extension Agreement Effective Date multiplied by (ii) 0.25% and (ii) 2022 Term Loans on the last Business Day of each March, June, September and December (commencing on March 31, 2023) in the principal amount of 2022 Term Loans equal to (i) the aggregate outstanding principal amount of 2022 Term Loans immediately after the funding thereof on the Funding Date multiplied by (ii) 0.25%.

(d) Maturity. To the extent not previously paid, all amounts owed hereunder with respect to (i) the Initial Term Loans shall be paid in full no later than the Initial Term Loan Maturity Date and (ii) the 2022 Term Loans shall be paid in full no later than the 2022 Term Loan Maturity Date.

(e) Funding Notice. The Borrower shall deliver to the Administrative Agent a fully executed Funding Notice for the Initial Term Loans no later than 2:00 p.m. (New York City time) at least two (2) Business Days in advance of the Closing Date (or such later time as each Lender may agree) and, promptly upon receipt thereof, the Administrative Agent shall notify each Lender of the proposed borrowing.

(f) Funding of Initial Term Loans. Each Lender shall make each Initial Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m. (New York City time) to the Payment Office. Upon satisfaction or waiver of the conditions precedent specified in Section 3 and receipt of all requested funds, the Administrative Agent shall make the proceeds of the Initial Term Loans available to the Borrower on the Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Initial Term Loans received by the Administrative Agent from the Lenders to be wired to the account of the Borrower or to such other account as may be designated in writing to the Administrative Agent by the Borrower.

2.1B Revolving Credit Loans.

(g) Revolving Credit Commitments. Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (“Revolving Credit Loans”) to the Borrower from time to time in Dollars during the Revolving Availability Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the L/C Obligations then outstanding does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Availability Period, and subject to compliance with the Revolving Availability Condition, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Credit Loans in whole or in part, all in accordance with the terms and conditions hereof. Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, (x) Revolving Credit Loans denominated in Dollars may consist of Term SOFR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.1B, 2.5 and 2.6. The Borrower shall repay in Dollars all outstanding Revolving Credit Loans on the Revolving Termination Date, except to the extent extended by individual Lenders as to such Lender’s Revolving Credit Commitment.

(h) Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Availability Period on any Business Day; provided that the Borrower shall give the Administrative Agent its irrevocable notice, which may be given by a Funding Notice (which notice must be received by the Administrative Agent for any Revolving Credit Loans requested to be made after the Extension Agreement and Incremental Effective Date, no later than 2:00 p.m. (New York

City time) at least three (3) Business Days prior to the requested Borrowing Date, in the case of Term SOFR Loans, or (ii) one (1) Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (x) the amount and Type of Revolving Credit Loans to be borrowed, (y) the requested Borrowing Date and (z) in the case of Term SOFR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $500,000, such lesser amount) and (y) in the case of Term SOFR Loans, $500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Payment Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The Administrative Agent shall make the proceeds of such Revolving Credit Loan available to the Borrower on such Borrowing Date by wire transfer of immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent.

(i) Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments; provided, further that such notice may be contingent on the occurrence of a refinancing or the consummation of a sale, transfer, lease or other disposition of assets and may be revoked or the termination date deferred if the refinancing or sale, transfer, lease or other disposition of assets does not occur. Any such reduction shall be in an amount equal to $1,000,000, or a multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

2.2 Pro Rata Shares. All Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that (i) the failure of any Lender to fund any such Loan shall not relieve any other Lender of its obligation hereunder and (ii) no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any ~~Term Loan~~ Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

2.3 Use of Proceeds.

(a) Margin Regulations. The Borrower and its Restricted Subsidiaries shall not use any portion of the proceeds of any Credit Extension in any manner that causes such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof applicable to Margin Stock.

(b) Anti-Corruption Laws, AML Laws and Sanctions. The Borrower shall not request any ~~Loan~~Credit Extension, nor use, and shall not permit that its Restricted Subsidiaries and its or their respective directors, officers and employees (in such individual’s capacity as such) to use, directly or indirectly, the proceeds of any ~~Loan~~Credit Extension, or lend, contribute or otherwise make available such proceeds to any Restricted Subsidiary, other Affiliate, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise).

2.4 Evidence of Debt; Notes.

(a) Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of the Borrower to such Lender, including the amounts of the Loans or L/C Obligations made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s Obligations in respect of any applicable Loans or L/C Obligations; and provided; further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Notes. If so requested by any Lender by written notice to the Borrower at least two Business Days prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s applicable Loan.

2.5 Interest on Loans.

(a) Interest. Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made to repayment thereof (whether by acceleration or otherwise) at an interest rate equal to the Base Rate or ~~the Adjusted Eurodollar Rate~~Term SOFR, as applicable, plus the Applicable Margin for such Type of Loan.

(b) Interest Rate Election. The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any ~~Eurodollar~~Term SOFR Loan, shall be selected by the Borrower and notified to the Administrative Agent pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c) Interest Periods. In connection with ~~Eurodollar~~Term SOFR Loans there shall be no more than ten Interest Periods outstanding at any time. In the event the Borrower fails to specify between a Base Rate Loan or a ~~Eurodollar~~Term SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a ~~Eurodollar~~Term SOFR Loan) will be automatically converted into a Base Rate Loan on the last day of then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the Borrower fails to specify an Interest Period for any ~~Eurodollar~~Term SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month. Promptly on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the ~~Eurodollar~~Term SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

(d) Computation of Interest. Interest payable pursuant to Section 2.5(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of ~~Eurodollar~~Term SOFR Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a ~~Eurodollar~~Term SOFR Loan, the date of conversion of such ~~Eurodollar~~Term SOFR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a ~~Eurodollar~~Term SOFR Loan, the date of conversion of such Base Rate Loan to such ~~Eurodollar~~Term SOFR Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Interest Payable. Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and be payable in arrears in cash (i) on each Interest Payment Date applicable to that Loan; (ii) concurrently with any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including the Initial Term Loan Maturity Date, the 2022 Term Loan Maturity Date or the Revolving Termination Date, as applicable.

2.6 Conversion and Continuation.

(a) Conversion. Subject to Section 2.15 and so long as no Event of Default under any of Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and then be continuing and the Administrative Agent (acting upon the instructions of the Required Lenders) shall not have delivered a notice revoking such conversion rights hereunder, the Borrower shall have the option to convert at any time all or any part of any ~~Term~~ Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a ~~Eurodollar~~Term SOFR Loan may not be converted on a date other than the expiration date of the Interest Period applicable to such ~~Eurodollar~~Term SOFR Loan unless the Borrower shall pay all amounts due under Section 2.15 in connection with any such conversion.

(b) Continuation. Subject to Section 2.15 and so long as no Event of Default under any of Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and then be continuing and the Administrative Agent (acting upon the instructions of the Required Lenders) shall not have delivered a notice revoking such conversion rights hereunder, the Borrower shall also have the option, upon the expiration of any Interest Period applicable to any ~~Eurodollar~~Term SOFR Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a ~~Eurodollar~~Term SOFR Loan.

(c) Conversion/Continuation Notice. The Borrower shall deliver a Conversion/ Continuation Notice to the Administrative Agent at the Notice Office no later than 12:00 noon (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to, or a continuation of, a ~~Eurodollar~~Term SOFR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any ~~Eurodollar~~Term SOFR Loans shall be irrevocable on and after the date of receipt thereof by the Administrative Agent, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.7 Default Interest. Upon the occurrence and during the continuance of an Event of Default under any of Section 8.1(a), 8.1(f) or 8.1(g), the overdue portion of any principal amount of all Loans and, to the extent permitted by applicable Law, any overdue interest payments on the Loans or any overdue premium, fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall bear interest (including post-petition interest in any proceeding under any Debtor Relief Law) from the date of such Event of Default, payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such overdue interest, overdue premium, fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for ~~Term~~ Loans outstanding as Base Rate Loans). Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

2.8 Fees.

(a) Fees to Agents and Lenders. The Borrower agrees to pay (i) to the Administrative Agent and the Collateral Agent such other fees in the amounts and at the times separately agreed upon under the Agency Fee Letter and (ii) on the Closing Date (or, if applicable, the Funding Date), closing fees to the Lenders as separately agreed upon. The Borrower further agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee (the “Commitment Fee”) for the period from and including the Extension Agreement and Incremental Effective Date to the last day of the Revolving Availability Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Revolving Credit Lender during the period for which payment is made payable quarterly in arrears on the last Business Day of each fiscal quarter, commencing with the last Business Day of the first full fiscal quarter ending after the Extension Agreement and Incremental Effective Date, and on the Revolving Termination Date.

~~(b) Prepayment Premium~~. ~~Upon the occurrence of an Applicable Premium Trigger Event~~, ~~the Borrower shall pay to the Administrative Agent, for the account of the Lenders, the Applicable Premium. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary in this Agreement or any other Credit Document, it is understood and agreed that if the Obligations are accelerated as a result of the occurrence and continuance of any Event of Default (including by operation of law or otherwise), the Applicable Premium, if any, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the Term Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein. Any Applicable Premium payable in accordance with this Section 2.8(b) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event, and the Credit Parties agree that it is reasonable under the circumstances currently existing. The Applicable Premium, if any, shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE CREDIT PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Credit Parties expressly agree that (i) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Credit Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium, (iv) the Credit Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.8(b), (v) their agreement to pay the Applicable Premium is a material inducement to the Lenders to provide the Term Loan Commitments and make the Term Loans, and (vi) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such Applicable Premium Trigger Event.~~

2.9 Maturity. (a) The outstanding Initial Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the Initial Term Loan Maturity Date~~.~~, (b) the outstanding 2022 Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the 2022 Term Loan Maturity Date, and (c) the outstanding 2022 Incremental Revolving Loans, together with all other amounts hereunder with respect thereto, shall be paid in full no later than the Revolving Termination Date.

2.10 Voluntary Prepayments.

(a) ~~.~~ Any time and from time to time, with respect to any Type of Loan, the Borrower may prepay, without premium or penalty (but subject to Section 2.15(c) ~~and 2.8(b)~~), any Loan on any Business Day in whole or in part, in an aggregate minimum amount of and integral multiples in excess of that amount, and upon delivery of the prepayment notice as set forth in the following table:

Type of Loan	Minimum Amount	Integral Multiple	Prior Notice
Base Rate Loans	$1,000,000	$1,000,000	One Business Day
~~Eurodollar~~Term SOFR	$1,000,000	$1,000,000	Three Business Days
Loans

in each case given to the Administrative Agent, as the case may be, by 2:00 p.m. (New York City time) on the date required and the Administrative Agent will promptly notify each applicable Lender of such prepayment. Upon delivery of the prepayment notice, the principal amount of the Loans specified in such written notice shall become due and payable on the prepayment date specified therein; provided, such prepayment obligation may be conditioned on the occurrence of any subsequent event (including a Change of Control or refinancing transaction). Each prepayment of outstanding Term Loan Tranches pursuant to this Section 2.10(a) shall be applied to the Term Loan Tranche or Term Loan Tranches designated on such notice on a pro rata basis within such Term Loan Tranche. Subject to Section 2.20, each prepayment of an outstanding Term Loan Tranche pursuant to this Section 2.10(a) shall be applied to the remaining amortization payments of such Term Loan Tranche as directed by the Borrower (or, if the Borrower has not made such designation, in direct order of maturity), but, in any event, on a pro rata basis to the Lenders within such Term Loan Tranche.

(b) If the Borrower (A) makes a voluntary prepayment of 2022 Term Loans pursuant to this Section 2.10(b) resulting in a Repricing Event or (B) effects an amendment with respect to 2022 Term Loans resulting in a Repricing Event, in each case prior to the six-month anniversary of the Extension Agreement and Incremental Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Lenders, a prepayment premium in an amount equal to 1.0% of the principal amount of the 2022 Term Loans prepaid (or in the case of clause (B), a prepayment premium in an amount equal to 1.0% of the principal amount of affected 2022 Term Loans held by 2022 Term Loan Lenders not consenting to such amendment).

2.11 Mandatory Prepayments.

(a) Issuance of Debt. No later than the fifth Business Day following the date of receipt of the proceeds of the incurrence of any Indebtedness by the Borrower or any of its Restricted Subsidiaries (unless such Indebtedness is permitted to be incurred pursuant to Section 6.1), the Borrower shall prepay the Loans as set forth in Section 2.12(b) in an aggregate amount equal to 100% of the net cash proceeds from such incurrence, net of any underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case, in respect of such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of net cash proceeds in the amount of such reduction; provided, further, that, after payment in full of all Obligations in respect of the Initial Term Loans and 2022 Term Loans (other than Remaining Obligations), the Borrower may use a portion of such net cash proceeds to prepay or repurchase any Incremental Equivalent Debt to the extent Permitted Incremental Equivalent Debt Documents require such a prepayment or repurchase thereof with the proceeds of such incurrence of Indebtedness, in each case in an amount not to exceed the lesser of (i) the amount required under the Permitted Incremental Equivalent Debt Documents and (ii) a pro rata payment amount based on the outstanding principal amounts of such Incremental Equivalent Debt and the Loans.

(b) Asset Sales; Casualty and Condemnation. In the event and on each occasion that any net cash proceeds are received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of (1) any Asset Sale in reliance on Section 6.8(r) or (2) any Casualty Event, in an aggregate amount greater than $25,000,000 per Fiscal Year, the Borrower shall, within ten Business Days (or, if later, within ten Business Days after the later of the date the threshold referred to above is first exceeded and the date the relevant net cash proceeds are received) after such net cash proceeds are received, prepay the Loans as set forth in Section 2.12(b) in an aggregate amount equal to 100% of the net cash proceeds net of the principal amount of any Indebtedness that is secured by a Lien on the asset subject to such Asset Sale or Casualty Event and that is required to be repaid in connection with such Asset Sale or Casualty Event (other than Indebtedness under this Agreement or Permitted Incremental Equivalent Debt Documents), together with any applicable premiums, penalties, interest or breakage costs, any underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities or remedy any underlying concern reasonably estimated to be payable, in each case, in respect of such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of net cash proceeds in the amount of such reduction; provided, further, that, in the case of any Asset Sale in reliance on Section 6.8(r), so long as no Event of Default has occurred and is continuing, if the Borrower and the Restricted Subsidiaries invest (or commit to invest) the net cash proceeds from such event (or a portion thereof) within ~~18~~12 months after receipt of such net cash proceeds in assets that are used or useful in the business of the Borrower and its Restricted Subsidiaries (including acquisitions or other Investments permitted under Section 6.6 (other than cash and Cash Equivalents)), then no prepayment shall be required pursuant to this paragraph in respect of such net cash proceeds in respect of such event (or the applicable portion of such net cash proceeds, if applicable) except to the extent of any such net cash proceeds therefrom that have not been so invested (or committed to be invested) by the end of such ~~18~~12 month period (or if committed to be so invested within such ~~18~~12 month period, have not been so invested within ~~24~~18 months after receipt thereof), at which time a prepayment shall be required in an amount equal to such net cash proceeds that have not been so invested (or committed to be invested); provided, further, that~~,~~ after payment in full of all Obligations in respect of the Initial Term Loans and 2022 Term Loans (other than Remaining Obligations), the Borrower may use a portion of such net cash proceeds to prepay or repurchase any Incremental Equivalent Debt to the extent Permitted Incremental Equivalent Debt Documents require such a prepayment or repurchase thereof with the proceeds of such Asset Sale, in each case in an amount not to exceed the lesser of (i) the amount required under the Permitted Incremental Equivalent Debt Documents and (ii) a pro rata payment amount based on the outstanding principal amounts of such Incremental Equivalent Debt and the Loans.

(c) Circuit Acquisition. In the event the Circuit Acquisition is not consummated on or before Circuit Acquisition Prepayment Date, the Borrower shall, within ten Business Days of such Circuit Acquisition Prepayment Date, prepay the Initial Term Loan in whole without premium or penalty (but subject to Section 2.15(c)) but any such prepayment shall be accompanied by a payment of all interest accrued on the principal amount prepaid through the date of prepayment; provided, that, (x) if, on or prior to December 31, 2021, the Borrower and the Circuit Seller mutually agree to extend in writing the “outside date” (or similar term referenced in the Circuit Acquisition Agreement) of the Circuit Acquisition to a date later than December 31, 2021 and (y) the Circuit Acquisition is consummated on or prior to June 30, 2022, the Borrower shall not be required to make any mandatory prepayment of the Initial Term Loan pursuant to this clause (c).

(d) Notice to the Administrative Agent. The Borrower shall deliver a prepayment notice to the Administrative Agent of any mandatory prepayment required to be made pursuant to clauses (a), (b) and (c) of this Section 2.11 at least three Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to the date of such prepayment provided, such prepayment obligation may be conditioned on the occurrence of such event (including a Change of Control or refinancing transaction). Each such prepayment notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice. Any Lender may elect, by written notice to the Administrative Agent by 12:00 p.m. (New York City time) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Loans pursuant to Section 2.11(b) (such amounts, “Declined Proceeds”). Any Lender that fails to provide written notice to the Administrative Agent in the time frame set forth above shall be deemed to have accepted the prepayment. Any Declined Proceeds shall be retained by the Borrower and added to the “Available Amount” in accordance with the terms of such definition.

(e) Notwithstanding any other provisions of this Section 2.11, (i) to the extent that any or all of the net cash proceeds of any Asset Sale by a Foreign Subsidiary (or a Domestic Subsidiary of a Foreign Subsidiary) (a “Foreign Disposition”) or the net cash proceeds of any Casualty Event from a Foreign Subsidiary (or a Domestic Subsidiary of a Foreign Subsidiary) (a “Foreign Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.11(b) is prohibited, restricted or delayed by applicable local law, rule or regulation (including, without limitation, financial assistance and corporate benefit restrictions and fiduciary and statutory duties of any director or officer of such Subsidiaries) from being repatriated to the Borrower or so prepaid or such repatriation or prepayment would present a material risk of liability for the applicable Restricted Subsidiary or its directors or officers (or gives rise to a material risk of breach of fiduciary or statutory duties by any director or officer), in each case, as determined by the Borrower in good faith, then the portion of such net cash proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary and (ii) to the extent that the Borrower has determined in good faith that repatriation of any or all of the net cash proceeds of any Foreign Disposition or any Foreign Casualty Event, in each case giving rise to a prepayment event pursuant to Section 2.11(b), would result in adverse tax or regulatory consequences (as determined by the Borrower in good faith), the net cash proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary.

(f) Mandatory Repayment of Revolving Credit Loans. If on any date the Total Revolving Extensions of Credit exceed the Total Revolving Commitments, the Borrower shall, within one (1) Business Days after notice thereof to the Borrower from the Administrative Agent, Cash Collateralize L/C Obligations and/or prepay Revolving Credit Loans in an aggregate amount equal to such excess. Nothing set forth in this Section 2.11(f) shall be construed to require the Administrative Agent to calculate compliance under this Section 2.11(f). Subject to Section 2.12, the application of any prepayment pursuant to this Section 2.11(f) shall be made, first, to Base Rate Loans and, second, to Term SOFR Loans.

2.12 Application of Prepayments.

(a) Application of Voluntary Prepayments. Any prepayment of any Loan pursuant to Section 2.10 shall be applied to the principal repayment installments thereof as specified by the Borrower in the applicable notice of prepayment (and absent such direction in direct order of maturity); provided, any such prepayment of the Term Loans shall be applied to prepay the Term Loans of each of the Lenders on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

(b) Application of Mandatory Prepayments. Any prepayment of any Loan required to be made pursuant to Section 2.11(a), (b) or (c) shall be applied to the principal repayment installments thereof as specified by the Borrower in the applicable notice of prepayment (and absent such direction in direct order of maturity); provided, any such prepayment of the Term Loans shall be applied to prepay the Term Loans of each of the Lenders on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

(c) Application of Prepayments to Types of Loans. Any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to ~~Eurodollar~~Term SOFR Loans, in each case in a manner which minimizes the amount of any payment required to be made by the Borrower pursuant to Section 2.15(c).

2.13 General Provisions Regarding Payments.

(a) Payments Due. All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Payment Office for the account of the Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date may in the discretion of the Administrative Agent be deemed to have been paid by the Borrower on the next succeeding Business Day.

(b) Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c) Payments to Include Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(d) Distribution of Payments. The Administrative Agent shall promptly distribute to each Lender at such account as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(e) Affected Lender. Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any ~~Affected~~ Lender affected by circumstances contemplated under Section 2.15(b) or if any ~~Affected~~such Lender makes Base Rate Loans in lieu of its Pro Rata Share of any ~~Eurodollar~~Term SOFR Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(f) Payment Due on Non-Business Day. Subject to the provisos set forth in the definition of “Interest Period”, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(g) [Reserved].

(h) Non-Conforming Payment. In the event any payment by or on behalf of the Borrower hereunder is not made in same day funds prior to 2:00 p.m. (New York City time), the Administrative Agent may deem such payment to be a non-conforming payment and if so, shall give prompt written notice thereof to the Borrower and each applicable Lender. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

2.14 Ratable Sharing. Subject to Section 10.6(b)(v) and (ix), if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent in writing of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.14 shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant, other than to the Borrower or any of its Restricted Subsidiaries (other than pursuant to Section 10.6(d)), as to which the provisions of this Section shall apply. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

2.15 Making or Maintaining ~~Eurodollar~~Term SOFR Loans.

(a) Inability to Determine ~~Applicable Interest Rate~~Rates. Subject to Section 2.21, ~~in the event that~~ if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i) ~~(a)~~ the Administrative Agent ~~shall have determined~~determines (which determination shall be ~~final and~~ conclusive and binding ~~upon all parties hereto,~~ absent manifest error), ~~on any Interest Rate Determination Date with respect to any Eurodollar Loans, that by reason of circumstances affecting the London interbank market (other than the circumstances described in Section 2.21) adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in~~ that “Term SOFR” cannot be determined pursuant to the definition ~~of Adjusted Eurodollar Rate~~thereof, or

(ii) ~~(b)~~ the Required Lenders determine that for any reason in connection with any request for a ~~Eurodollar~~Term SOFR Loan or a conversion thereto or a continuation thereof that ~~the Eurodollar Rate~~Term SOFR for any requested Interest Period with respect to a proposed ~~Eurodollar~~Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of ~~funding~~making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent ~~shall on such date give notice (by telefacsimile, e-mail or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Loans until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (ii) any Funding Notice or Conversion/Continuation Notice given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be a request for Base Rate Loans and (iii) the utilization of the Adjusted Eurodollar Rate component in determining the Base Rate shall be suspended, in each case, until the Administrative Agent revokes such notice.~~, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.15(c). Subject to Section 2.21, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b) Illegality or Impracticability of ~~Eurodollar~~Term SOFR Loans. ~~In~~If, after the ~~event that on any~~ date hereof, any Lender ~~(in the case of clause (i) below) or the Administrative Agent or the Required Lenders (in the case of clause (ii) below) shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto, absent manifest error) that the making, maintaining or continuation of its Eurodollar Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any Law (or would conflict with any treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of the Lenders in that market, then, and in any such event, the affected Lenders shall each be an “Affected Lender” and it shall on that day give notice (by e-mail)~~determines that the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for a Lender to honor its obligations to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower ~~and~~(through the Administrative Agent ~~of such determination (which written notice the Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from (A) any Lender pursuant to clause (i) of the preceding sentence or (B) a notice from the Administrative Agent or Lenders constituting Required Lenders pursuant to clause (ii) of the preceding sentence, then (1) the~~) (an “Illegality Notice”), (a) any obligation of the Lenders ~~(or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender)~~ to make Term SOFR Loans ~~as~~, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to~~, Eurodollar~~ Term SOFR Loans, shall be suspended ~~until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice~~

~~pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurodollar Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by Law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.15(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written notice to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).~~, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15(c).

(c) Compensation for ~~Breakage or Non Commencement of Interest Periods~~Losses. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all actual and reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its ~~Eurodollar~~Term SOFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any ~~Eurodollar~~Term SOFR Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any ~~Eurodollar~~Term SOFR Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its ~~Eurodollar~~Term SOFR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its ~~Eurodollar~~Term SOFR Loans is not made on any date specified in a written notice of prepayment given by the Borrower.

(d) Booking of ~~Eurodollar~~Term SOFR Loans. Any Lender may make, carry or transfer ~~Eurodollar~~Term SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) [reserved].

(f) [reserved].

2.16 Increased Costs; Capital Adequacy.

(a) Increased Costs Generally. If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement ~~reflected in the Adjusted Eurodollar Rate);~~) or any Issuing Lender;

(ii)

subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)

impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or ~~Eurodollar~~Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Lender of making, converting to, continuing or maintaining any ~~Eurodollar Loan~~Term SOFR Loan, or participating in or issuing any Letter of Credit, or of maintaining its obligation to make any such Loan or Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or Issuing Lender, the Borrower will pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender for such additional costs incurred or reduction suffered; provided that to the extent any such costs or reductions are incurred by any Lender or Issuing Lender as a result of any requests, rules, guidelines or directives enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Basel III after the Closing Date, then such Lender shall be compensated pursuant to this Section 2.16(a) only to the extent such Lender or Issuing Lender certified that it is imposing such charges on similarly situated borrowers under the other syndicated credit facilities that such Lender or Issuing Lender is a lender under.

(b) Capital Requirements. If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or Issuing Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in Section 2.16(a) or 2.16(b) and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Lender the amount shown as due on any such certificate within thirty Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided, the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more 180 days prior to the date that such Lender or Issuing Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

2.17 Taxes; Withholding, Etc.

(a) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after demand therefor, for

(i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.17, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i)

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(g)(ii)(A), 2.17(g)(ii)(B) and 2.17(g)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)	executed originals of IRS Form W-8ECI;

(iii)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payment in connection with any Credit Document is effectively connected with the conduct of a U.S. trade or business by such Foreign Lender (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(iv)

to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of such direct and indirect partner(s);

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out of pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.18 Obligation to Mitigate. If any Lender requests compensation under Section 2.16, or requires the Borrower to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.17, as the case may be, in the future, and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.19 Replacement of Lenders. (i) If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (ii) if any Lender is a Defaulting Lender or (iii) if any Lender declines to approve any waiver, amendment or modification of this Agreement or any Credit Document that requires approval of all Lenders (directly affected or otherwise) pursuant to Section 10.5 and to which the Required Lenders have consented (or a majority of the Lenders directly affected) or (iv) if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided:

(a) the Administrative Agent shall have received the assignment fee (if any) specified in Section 10.6(b)(iv) and if such assignee Lender is not an existing Lender, it shall provide the Administrative Agent and, in the case of an IRS Form W-9, Borrower, with all requested “know your customer” documentation, a duly executed IRS Form W-9 or such other applicable IRS Form and an administrative questionnaire;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.19(c) from or on behalf of the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts));

(c) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Law.

2.20 Defaulting Lenders.

(a) General. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.5.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.4), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.20(b); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; ~~third~~fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.20(b); sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; ~~fifth~~eighth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; ~~sixth~~ninth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Credit Party as a result of any judgment of a court of competent jurisdiction obtained by any Credit Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and ~~seventh~~tenth , to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or Letter of Credit disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans or Letter of Credit disbursements of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to this Section 2.20(a)(ii).

(iii) Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.20(c); provided that with respect to any L/C Fee not required to be paid pursuant to this Section 2.20(a)(iii), the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such L/C Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 10.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, within two Business Days following the written request of the Administrative Agent or any Swingline Lender (with a copy to the Administrative Agent), without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.20(c).

(b) Defaulting Lender Cure. If the Borrower ~~and~~, the Administrative Agent and each Swingline Lender and Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Commitments, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) At any time that there shall exist a Defaulting Lender, within three Business Days following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount:

(i) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided (other than Lien permitted pursuant to Section 6.2), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.20(c) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20(c) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral.

(d) So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.21 Benchmark Replacement Setting.

(a) ~~.~~ Notwithstanding anything to the contrary herein or in any other Credit Document ~~(and any Swap Contract shall be deemed not to be a “Credit Document” for purposes of this Section):~~, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is

~~(a) Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document~~. ~~If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis~~.

~~(b) Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, thedetermined in accordance with clause (b) of the~~ definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace ~~the then-current~~such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. ~~At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing~~ o~~f or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of the Base Rate based upon the Benchmark will not be used in a determination of the Base Rate.~~ If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b) ~~(c) Benchmark Replacement~~ Conforming Changes. In connection with the ~~implementation and~~use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(c) ~~(d)~~ Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.21.

(d) Unavailability of Tenor of Benchmark. ~~At~~ Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR)~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may ~~remove any tenor of such Benchmark that is~~modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative ~~for Benchmark (including Benchmark Replacement) settings and (ii)~~tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate ~~any~~ such previously removed tenor ~~for Benchmark (including Benchmark Replacement) settings~~.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

2.22 Incremental Facilities.

(a) Borrower Request. The Borrower may at any time and from time to time after the Closing Date by written notice to the Administrative Agent elect to request the establishment of (i) one or more new term loan facilities or an increase in any existing tranche of Term Loans (each, an “Incremental Term Facility”) with new term loan commitments (each, an “Incremental Term Loan Commitment”) or (ii) one revolving loan facility or, after establishment, an increase in such revolving loan facility (such increase, an “Incremental Revolving Increase” and the initial or subsequent commitments thereunder, an “Incremental Revolving Commitment”; and, together with the Incremental Term Facilities, collectively referred to as the “Incremental Facility”) in an aggregate principal amount not in excess of the sum of: (i) the ~~greater of (x) $100,000,000 and (y) 75% of Consolidated EBITDA on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered under Section 5.1(a) or (b) plus (ii) the~~ aggregate amount of all voluntary prepayments, other than the Extension Voluntary Prepayment, of (A) Term Loans and (B) Incremental Revolving Loans with a corresponding permanent reduction of the Incremental Revolving Commitments (to the extent not financed with the proceeds from the incurrence of long-term Indebtedness and which may not be secured on a pari passu basis with the Initial Term Loans and the 2022 Term Loans) plus (~~iii~~ii ) an unlimited amount of additional Loans that could be incurred by the Borrower at such time without causing (A) in the case of any Incremental Facility ~~that is secured by the Collateral on a pari passu basis with the Initial Term Loans or~~ on a junior lien basis with the Initial Term Loans or 2022 Term Loans, the Consolidated Senior Secured Net Leverage Ratio to be greater than ~~(1) 4.50 to 1.00, if secured on a pari passu basis with the Initial Term Loans or (2)~~ 5.00 to 1.00~~, if secured on a junior basis with the Term Loans~~, or (B) in the case of any Incremental Facility that is unsecured, the Consolidated Total Net Leverage Ratio to be greater than (1) 5.50 to 1.00, in each case, calculated after giving Pro Forma Effect to the incurrence of such additional amount and the use of proceeds thereof, excluding the cash proceeds of any Incremental Term Loans or Incremental Revolving Commitments and assuming the full amount of any Incremental Revolving Commitments are borrowed (whether or not funded or outstanding); provided, for purposes of this clause (~~iii~~ii), if Consolidated EBITDA is negative for the applicable Reference Period for purposes of calculating the Consolidated Senior Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as the case may be, no amount shall be available under this clause (~~iii~~ii) for any purpose, minus the aggregate initial principal amount of any Incremental Equivalent Debt incurred pursuant to Section 2.25 (it being understood and agreed that unless notified by the Borrower, (I) the Borrower shall be deemed to have utilized, amounts of the type described in clause (~~iii~~ii) above prior to the utilization of amounts under ~~clauses~~clause (i) ~~or (ii)~~ above and (II) Loans may be incurred in respect of any or all of clauses (i)~~,~~ and (ii) ~~and (iii)~~ above, and the proceeds from any such incurrence in respect of clauses (i)~~,~~ and (ii) ~~and (iii)~~ above, may be utilized in a single transaction by, first, calculating the incurrence in respect of clause (~~iii~~ii ) above (without giving effect to any incurrence in respect of clause (i)

~~or (ii~~)~~)~~ and , second~~, calculating the incurrence in respect of clause (ii) above and, third~~, calculating the incurrence in respect of clause (i) above~~); provided that the Borrower may redesignate any such Indebtedness (in an amount not to exceed, with respect to clause (i), at any time the greater of (x) $50,000,000 and (y) 75% of Consolidated EBITDA on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered under Section 5.1(a) or (b)) originally designated as incurred pursuant to clause (i) above if, at the time of such redesignation, the Borrower would be permitted to incur under clause (iii) the aggregate principal amount of Indebtedness being so redesignated (for purposes of clarity, with any such redesignation having the effect of increasing the Borrower’s ability to incur indebtedness under clause (i) above as of the date of such redesignation by the amount of such Indebtedness so redesignated); and in minimum increments of $5,000,000 (or such lesser minimum increments as the Administrative Agent shall agree in its sole discretion~~) (the foregoing amount, the “Available Incremental Amount”). Notwithstanding anything in this Agreement to the contrary, any Incremental Term Loans the proceeds of which are used to repay or otherwise redeem, repurchase or retire Term Loans shall not utilize any portion of the Available Incremental Amount and shall not reduce the Available Incremental Amount. Each such notice shall specify (i) the date (each, an “Incremental Facility Effective Date”) on which the Borrower proposes that commitments under the applicable Incremental Facility shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent (or such earlier date as the Administrative Agent shall agree in its sole discretion) and (ii) the identity of each Person to whom the Borrower proposes any portion of such Incremental Term Loan Commitment or Incremental Revolving Commitment, as applicable, be allocated and the amounts of such allocations.

(b) Conditions. Any Incremental Term Loan Commitment or Incremental Revolving Commitment, as applicable, shall become effective as of its Incremental Facility Effective Date; provided that:

(i) the Borrower shall have delivered to the Administrative Agent, the notice of borrowing for such extension of credit in accordance with this Agreement (except as otherwise set forth in the applicable Incremental Term Joinder or Incremental Revolving Joinder, as applicable);

(ii) each of the representations and warranties made by any Credit Party in or pursuant to the Credit Documents shall be true and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects) on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects) on and as of such specific date); provided that, if the primary purpose of such Incremental Facility is to finance a Permitted Acquisition or an Investment permitted under Section 6.6, the foregoing shall be limited to the Specified Representations (other than Section 4.21 with respect to the target in such Permitted Acquisition and its Restricted Subsidiaries);

(iii) no Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Incremental Facility Effective Date (except as otherwise set forth in the Incremental Term Joinder or Incremental Revolving Joinder, as applicable); ~~provided that, if the primary purpose of such Incremental Facility is to finance a Permitted Acquisition or an Investment permitted under Section 6.6, the foregoing shall be limited to no Event of Default under 8.1(a), 8.1(f) or 8.1(g);~~ and

(iv) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction~~; and~~.

~~(v) after giving effect to any such Incremental Revolving Commitment, the aggregate amount of Incremental Revolving Commitments hereunder shall not exceed $100,000,000.~~

(c) Terms of Incremental Facilities. The terms and provisions of the Incremental Term Loans made pursuant to an Incremental Term Loan Commitment (the “Incremental Term Loans”) and the Incremental Revolving Commitments made pursuant to an Incremental Revolving Increase (the “Incremental Revolving Loans”) shall be established pursuant to an Incremental Term Joinder or Incremental Revolving Joinder, as applicable, as follows:

(i) the initial Incremental Revolving Commitments shall be subject to the same documentation applicable to the Initial Term Loans and after the incurrence of the initial Incremental Revolving Commitments, any Incremental Revolving Increase thereafter shall be on the same terms and subject to the same documentation applicable to such initial Incremental Revolving Commitments (except as otherwise set forth herein) ~~and, to the extent not consistent with such initial Incremental Revolving Commitments, on terms reasonably acceptable to the Administrative Agent (except as otherwise set forth herein)~~;

(ii) the maturity date of Incremental Revolving Loans and Incremental Term Loans shall not be earlier than the latest Term Loan Maturity Date;

(iii) any Incremental Revolving Loan shall have no scheduled amortization or mandatory commitment reduction prior to its termination date;

(iv) any Incremental Term Facility may provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis), in any voluntary or mandatory prepayments of existing Incremental Term Loans hereunder;

(v) the Incremental Term Loans may from time to time be ~~Eurodollar~~Term SOFR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.6;

(vi) the applicable yield for the Incremental Term Loans or the Incremental Revolving Loans, as applicable, shall be determined by the Borrower and the applicable new Lenders;

(vii) the pricing, fees, prepayment provisions, amortization schedule (subject to clauses (ii) and (viii)) and pricing protection (if any) for any Incremental Term Facility shall be determined by the Borrower and the lenders thereunder and, except as otherwise provided herein, all other terms of such Incremental Term Facility will be as agreed between the Borrower and the lenders providing such Incremental Term Facility; provided, that, solely during the period commencing on the ~~Closing~~Extension Agreement and Incremental Effective Date and ending on the date that is 12 months after the ~~Closing~~Extension Agreement and Incremental Effective Date, if, as of the date of the incurrence thereof, the Effective Yield relating to any Incremental Term Facility exceeds the Effective Yield relating to the ~~Initial~~2022 Term Loans by more than 0.50%, the Effective Yield relating to the ~~Initial~~2022 Term Loans shall be adjusted to be equal to the Effective Yield relating to such Incremental Term Loans minus 0.50%;

(viii) the Incremental Term Loans shall have a weighted average life to maturity that is not shorter than the remaining weighted average life to maturity of the ~~Initial~~2022 Term Loans; ~~and~~

(ix) the Incremental Term Loans and Incremental Revolving Increase, as applicable, shall rank pari passu in right of payment with other Loans and, if secured, shall only be secured by the Collateral on a pari passu (solely with respect to an Incremental Revolving Increase) or junior lien basis with the Initial Term Loans~~.~~ and 2022 Term Loans; and

(x) the Incremental Facilities shall not receive Credit Support from or be incurred by any Person that is not a Credit Party or does not become a Credit Party substantially concurrently with the incurrence of such Incremental Facility.

Incremental Term Loans and Incremental Revolving Increases may be provided by any existing Lender (but no existing Lender shall have an obligation to make any Incremental Term Loan Commitment or Incremental Revolving Commitment, nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Term Loan Commitment or Incremental Revolving Commitment) and additional banks, financial institutions and other institutional lenders who will become Lenders in connection with such Incremental Facility; provided that the consent of the Administrative Agent, the Issuing Lenders and the Swingline Lender (not to be unreasonably withheld, conditioned or delayed) shall be required with respect to any additional Lender to the same extent such consent would for an assignment of an existing Loan to such Lender pursuant to Section 10.6. The Incremental Term Loan Commitments or the Incremental Revolving Commitments, as applicable, shall be effected by a joinder agreement (the “Incremental Term Joinder” or “Incremental Revolving Joinder”, as applicable) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Term Loan Commitment or Incremental Revolving Commitment, as applicable, in form and substance reasonably satisfactory to each of them. Incremental Term Loans and Incremental Revolving Increases may be used for the Borrower’s and its Subsidiaries’ working capital and other general corporate purposes, including for capital expenditures, acquisitions, Restricted Payments, refinancing of Indebtedness and any other transactions not prohibited under this Agreement. The Incremental Term Joinder or the Incremental Revolving Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.22 (including without limitation to implement the relative lien priority contemplated hereby of any Incremental Term Loans). In addition, unless otherwise specifically provided herein, all references in the Credit Documents to Term Loans and Term Loan Commitments, as applicable, shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans and Incremental Term Loan Commitments, respectively, that are made pursuant to this Agreement.

(d) Equal and Ratable Benefit; Lien Priority. The Incremental Revolving Loans and Incremental Revolving Commitments, as applicable, established pursuant to this Section 2.22 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and without limiting the foregoing, if secured, in any case, shall be secured on a senior basis to the Liens securing any Incremental Term Loans and subject to the foregoing shall otherwise benefit equally and ratably from security interests created by the Collateral Documents and the guarantees of the Guarantors. The Incremental Term Loans and Incremental Term Loan Commitments, as applicable, established pursuant to this Section 2.22 shall constitute Loans, Commitments, Term Loans and Term Loan Commitments under, and, subject to the relative Lien priority contemplated hereby, shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and ~~shall~~the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed) and shall benefit equally and ratably from the guarantees of the Guarantors. The Credit Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents are subject to the relative Lien priority contemplated hereby and shall otherwise continue to be perfected under the Uniform Commercial Code or otherwise after giving effect to the establishment of any such class of Incremental Term Loans or Incremental Revolving Loans, as applicable, or any such Incremental Term Loan Commitments or Incremental Revolving Increase, as applicable.

2.23 Specified Refinancing Debt.

(a) The Borrower may, from time to time after the Closing Date, add one or more new term loan facilities and new revolving credit facilities to the Facilities (“Specified Refinancing Debt”; and the commitments in respect of such new term facilities, the “Specified Refinancing Term Commitment” and the commitments in respect of such new revolving credit facilities, the “Specified Refinancing Revolving Credit Commitment”) pursuant to procedures reasonably specified by any Person appointed by the Borrower, as agent under such Specified Refinancing Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Specified Refinancing Agent”) and reasonably acceptable to the Borrower, to refinance (including by extending the maturity) (i) all or any portion of any Term Loan Tranches then outstanding under this Agreement, (ii) all or any portion of any Revolving Tranches then in effect under this Agreement or (iii) all or any portion of any Incremental Revolving Commitment or Incremental Term Loan Commitment incurred under Section 2.22, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) may not have obligors or Liens that are more extensive than those which applied to the Indebtedness being refinanced (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); (ii) if guaranteed, shall not be guaranteed by any Person that is not a

Credit Party or does not become a Credit Party substantially concurrently with the incurrence of such Specified Refinancing Debt; (iii) (x) if secured by a lien on all or any portion of the Collateral, shall not be secured by any assets other than assets that constitute Collateral, and (y) at the option of the Borrower, shall be secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans and 2022 Term Loans, secured by a lien on the Collateral on a junior basis to the Initial Term Loans or 2022 Term Loans, secured by a Lien on assets not constituting Collateral or unsecured; provided that, if such Specified Refinancing Debt is secured by a lien on all or any portion of the Collateral, such Specified Refinancing Debt shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed); (iv) [reserved]; (v) shall have such pricing and optional prepayment terms as may be agreed by the Borrower and the applicable Lenders thereof; (vi) (x) to the extent constituting revolving credit facilities, shall not have a maturity date (or have mandatory commitment reductions or amortization) that is prior to the scheduled Maturity Date of the Revolving Tranche being refinanced and (y) to the extent constituting term loan facilities, shall have a maturity date that is not prior to the date that is the latest Term Loan Maturity Date of, and will have a weighted average life to maturity that is not shorter than the remaining weighted average life to maturity of, the Term Loans being refinanced; (vii) in the case of Specified Refinancing Term Loans, shall share ratably in any prepayments of the then outstanding Initial Term Loans and/or 2022 Term Loans pursuant to Section 2.14 (or otherwise provide for more favorable prepayment treatment for the then outstanding Initial Term Loans and/or 2022 Term Loans than the Specified Refinancing Term Loans); (viii) in the case of Specified Refinancing Revolving Credit Commitments, shall provide that each Borrowing shall be allocated pro rata among the Revolving Tranches; (ix) subject to clauses (v) and (vi) above, shall have covenants and events of default (excluding optional prepayment and redemption terms) that are, taken as a whole, not more restrictive to the Borrower than those applicable to the Initial Term Loans or 2022 Term Loans (taken as a whole) (except for (x) covenants and events of default applicable only to periods after the Maturity Date of the Initial Term Loans or 2022 Term Loans and existing at the time of incurrence or issuance of such Specified Refinancing Debt and (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the Lenders holding the Initial Term Loans or 2022 Term Loans, without further Lender approval or voting requirement) or otherwise are customary for similar debt securities in light of then-prevailing market conditions at the time of issuance (as determined by the Borrower in good faith; provided that, at the Borrower’s option, delivery of a certificate of an Authorized Officer of the Borrower to the Specified Refinancing Agent in good faith at least three Business Days (or such shorter period as may be agreed by the Specified Refinancing Agent) prior to the incurrence of such Specified Refinancing Debt, together with a reasonably detailed description of the material terms and conditions of such Specified Refinancing Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (a), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Specified Refinancing Agent provides notice to the Borrower of its objection during such three Business Day (or shorter) period (including a reasonable description of the basis upon which it objects)); and the net cash proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (or less than the pro rata prepayment of outstanding Loans made by any Term Loan Lenders or the Revolving Credit Lenders, as applicable, that will be lenders of the Specified Refinancing Debt, as approved by such Term Loan Lenders or the Revolving Credit Lenders, as applicable; provided that in the case of Revolving Credit

Loans, a corresponding amount of Revolving Credit Commitments shall be permanently reduced), in each case pursuant to this Agreement, as applicable, and the payment of fees, expenses and premiums, if any, payable in connection therewith; provided, however, that such Specified Refinancing Debt shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (plus an amount equal to accrued interest, fees, discounts, premiums and expenses). Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the approval of the Administrative Agent in the case of Specified Refinancing Revolving Credit Commitments, the Borrower may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Specified Refinancing Agent. For the avoidance of doubt, any allocations of Specified Refinancing Debt shall be made at the Borrower’s sole discretion, and the Borrower will not be obligated to allocate any Specified Refinancing Debt to any Lender.

(b) The effectiveness of any Refinancing Amendment shall be subject to conditions as are mutually agreed with the participating Lenders providing such Specified Refinancing Debt and to the extent reasonably requested by the Specified Refinancing Agent, receipt by the Specified Refinancing Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements with respect to the Borrower and the Guarantors, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Closing Date under Section 3 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion). The Lenders hereby authorize the Specified Refinancing Agent to enter into amendments to this Agreement and the other Credit Documents with the Borrower as may be necessary in order to establish new Tranches of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Specified Refinancing Agent and the Borrower in connection with the establishment of such new Tranches, in each case on terms consistent with and/or to effect the provisions of this Section 2.23.

(c) Each class of Specified Refinancing Debt incurred under this Section 2.23 shall be in an aggregate principal amount that is (x) not less $5,000,000 and (y) an integral multiple of $1,000,000 in excess thereof. Any Refinancing Amendment may provide for the issuance of letters of credit for the account of the Borrower in respect of a Revolving Tranche pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to letters of credit under the Revolving Credit Commitments.

(d) The Specified Refinancing Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrower, the Specified Refinancing Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Credit

Documents as may be necessary or appropriate, in the reasonable opinion of the Specified Refinancing Agent and the Borrower, to effect the provisions of or consistent with this Section 2.24. If the Specified Refinancing Agent is not the Administrative Agent, the actions authorized to be taken by the Specified Refinancing Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.23 (including amendments to this Agreement and the other Credit Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

2.24 Extension of Term Loans and Revolving Credit Commitments.

(a) The Borrower may at any time and from time to time request that all or a portion of the (i) Term Loans of one or more Tranches existing at the time of such request (each, an “Existing Term Tranche”, and the Term Loans of such Tranche, the “Existing Term Loans”) or (ii) Revolving Credit Commitments of one or more Tranches existing at the time of such request (each, an “Existing Revolving Tranche” and together with the Existing Term Tranches, each an “Existing Tranche”, and the Revolving Credit Commitments of such Existing Revolving Tranche together with the Existing Term Loans, the “Existing Loans”), in each case, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended, an “Extended Term Tranche” or “Extended Revolving Tranche”, as applicable, and each an “Extended Tranche”, and the Term Loans or Revolving Credit Commitments, as applicable, of such Extended Tranches, the “Extended Term Loans” or “Extended Revolving Commitments”, as applicable, and collectively, the “Extended Loans”) and to provide for other terms consistent with this Section 2.24; provided that (i) any such request shall be made by the Borrower to certain Lenders specified by the Borrower with Term Loans or Revolving Credit Commitments, as applicable, with a like maturity date (whether under one or more Tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the Term Loans or on the aggregate Revolving Credit Commitments) ~~and~~, (ii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower in its sole discretion, and (iii) the Issuing Lenders and the Swingline Lender shall have consented to such Extension of the Revolving Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swingline Loans at any time during the extended period. In order to establish any Extended Tranche, the Borrower shall provide a written notice to the Administrative Agent (in such capacity, the “Extended Loans Agent”) (who shall provide a copy of such notice to each of the requested Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms shall be substantially similar to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”), except that (w) all or any of the final maturity dates of such Extended Tranches shall be delayed to later dates than the final maturity dates of the Specified Existing Tranche, (x) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A), (y) in the case of any Extended Term Tranche, such Extended Term Tranche shall share ratably in any prepayments of the then outstanding Initial Term Loans and/or 2022 Term Loans pursuant to Section 2.14 (or otherwise provide for more favorable mandatory prepayment treatment for the then outstanding Initial Term Loans or 2022 Term Loans than such Extended Term Tranche) and (z) in the case of any Extended Term Tranche, so long as the weighted average life to maturity of such Extended Tranche would be no shorter than the remaining weighted average life to maturity of the Specified Existing Tranche, amortization rates with respect to the Extended Term Tranche may be higher or lower than the amortization rates for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this Section 2.24 or otherwise, assignments and participations of Extended Tranches shall be governed by the same or, at the Borrower’s discretion, more restrictive assignment and participation provisions applicable to Initial Term Loans, 2022 Term Loans or Revolving Credit Commitments, as applicable, set forth in Section 10.6. No requested Lender shall have any obligation to agree to have any of its Existing Loans converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Loans from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date). On the Extension Date applicable to any applicable Revolving Tranche under a Revolving Credit Facility, the Borrower shall prepay the Revolving Credit Loans outstanding on such Extension Date applicable to the relevant Revolving Tranche (and pay any additional amounts required pursuant to Section 2.15) to the extent necessary to keep the outstanding Revolving Credit Loans applicable to the non-extending Revolving Credit Lenders under such Revolving Tranche in accordance with any revised Pro Rata Share of a Revolving Credit Lender in respect of the extended Revolving Credit Facility arising from any non-ratable Extension to the Revolving Credit Commitments under this Section 2.24.

(b) The Borrower shall provide the applicable Extension Request at least ten Business Days (or such shorter period as the Extended Loans Agent may agree in its sole discretion) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Extended Loans Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election. In connection with any extension of Loans pursuant to this Section 2.24 (each, an “Extension”), the Borrower and Extended Loans Agent shall agree to such procedures regarding timing, rounding, lender revocation and other administrative adjustments to ensure reasonable administrative management of the credit facilities hereunder after such Extension, in each case acting reasonably to accomplish the purposes of this Section 2.24. The Borrower may amend, revoke or replace an Extension Request pursuant to procedures reasonably acceptable to the Extended Loans Agent at any time prior to the date on which Lenders under the applicable Existing Term Tranche or Existing Term Tranches are requested to respond to the Extension Request.

(c) Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in clauses (x) and (y) of Section 2.24(a), or, in the case of Extended Term Tranches, amortization rates referenced in clause (z) of Section 2.24(a), and which, in each case, except to the extent expressly contemplated by the last sentence of this Section 2.24(c) and notwithstanding anything to the contrary set forth in Section 10.5, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Credit Parties, the Extended Loans Agent, and the Extending Lenders. Subject to the requirements of this Section 2.24 and without limiting the generality or applicability of Section 10.5 to any Section 2.24 Additional Amendments (as defined below), any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.24 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.24 Additional Amendments do not become effective prior to the time that such Section 2.24 Additional Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Tranches provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.24 Additional Amendments to become effective in accordance with Section 10.5; provided, further, that (i) if incurred or guaranteed by the Borrower or any Guarantor, such Extended Tranche shall not be guaranteed by any Person that is not a Credit Party or does not become a Credit Party substantially concurrently with the establishment of such Extended Tranche, (ii) if secured by a lien on all or any portion of the Collateral, such Extended Tranche shall not be secured by any assets other than assets that constitute Collateral, and (iii) at the option of the Borrower, such Extended Tranche shall be secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans and 2022 Term Loans, secured by a lien on the Collateral on a junior basis to the Initial Term Loans or 2022 Term Loans, secured by a Lien on assets not constituting Collateral or unsecured; provided that, if such Extended Tranche is secured by a lien on all or any portion of the Collateral, such Extended Tranche shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in Section 10.5, any such Extension Amendment may, without the consent of any other Lenders, effect such amendments to any Credit Documents as may be necessary or appropriate, in the reasonable judgment of the Borrower and the Extended Loans Agent, to effect the provisions of this Section 2.24; provided that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.24 Additional Amendment. The Lenders hereby authorize the Extended Loans Agent to enter into amendments to this Agreement and the other Credit Documents with the Borrower as may be necessary in order to establish any Extended Loans and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Extended Loans Agent and the Borrower in connection with the establishment of such Extended Loans, in each case on terms consistent with and/or to effect the provisions of this Section 2.24.

(d) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (together with any other Extended Tranches so established on such date).

(e) If, in connection with any proposed Extension Amendment, any requested Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Extended Loans Agent and the Non-Extending Lender, replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 2.19 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Extended Loans Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Extended Loans on the terms set forth in such Extension Amendment; provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption. In connection with any such replacement under this Section 2.24, if the Non-Extending Lender does not execute and deliver to the Extended Loans Agent a duly completed Assignment and Assumption by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Assumption and (B) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption on behalf of such Non-Extending Lender.

(f) Following any Extension Date, with the written consent of the Borrower, any Non-Extending Lender may elect to have all or a portion of its Existing Loans deemed to be an Extended Loan under the applicable Extended Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Tranche; provided that such Lender shall have provided written notice to the Borrower and the Extended Loans Agent at least ten Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion); provided, further, that no greater amount shall be paid by or on behalf of the Borrower or any of its Affiliates to any such Non-Extending Lender as consideration for its extension into such Extended Tranche than was paid to any Extending Lender as consideration for its Extension into such Extended Tranche. Following a Designation Date, the Existing Loans held by such Lender so elected to be extended will be deemed to be Extended Loans of the applicable Extended Tranche, and any Existing Loans held by such Lender not elected to be extended, if any, shall continue to be “Existing Loans” of the applicable Tranche.

(g) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.24, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Sections 2.10 and 2.11(a) and (ii) no Extension Request is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and may be waived by the Borrower) of Existing Loans of any or all applicable Tranches be extended. The

Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.24 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.1(c), 2.10 and 2.11(a)) or any other Credit Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.24.

2.25 Incremental Equivalent Debt.

(a) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may issue one or more series of Incremental Equivalent Debt in an aggregate principal amount not to exceed, as of the date of and after giving effect to the issuance of any such Incremental Equivalent Debt when combined with the aggregate amount of all Incremental Term Loans, Incremental Term Loan Commitments and Incremental Revolving Commitments under Section 2.22, the Available Incremental Amount.

(b) The issuance of any Incremental Equivalent Debt pursuant to this Section 2.25 (i) shall in all cases, be subject to the terms and conditions applicable to Incremental Term Loan Commitments or Incremental Revolving Commitments (as applicable) set forth under Section 2.22(b) (other than clause (ii) thereof) and the maturity date of such Incremental Equivalent Debt shall be no earlier than the ~~Initial~~later to occur of (x) the Revolving Termination Date and (y) the latest Term Loan Maturity Date; (ii) to the extent constituting term debt, the weighted average life to maturity of such Incremental Equivalent Debt shall not be shorter than the weighted average life to maturity of the Initial Term Loans or 2022 Term Loans at the time of such incurrence (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of any applicable Term Loans), (iii) such Incremental Equivalent Debt shall not be guaranteed by any Person other than the Credit Parties, and (iv) the covenants, events of default, guarantees and other terms of such Incremental Equivalent Debt shall be customary for similar debt instruments in light of then-prevailing market conditions at the time of issuance, it being understood that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent prior to or at the incurrence of such Incremental Equivalent Debt, together with a reasonably detailed description of the material terms and conditions of such Incremental Equivalent Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions of the Incremental Equivalent Debt satisfy the requirement set forth in this clause (ii), shall be conclusive evidence that such terms and conditions have been satisfied.

2.26 Letters of Credit

(a) L/C Commitment. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 2.26(i), agrees to issue standby letters of credit (“Letters of Credit”) for the account of the Borrower or any Subsidiary which is a Credit Party on any Business Day during the Revolving Availability Period as may be approved from time to time by such Issuing Lender, with the face amount of any outstanding Letters of Credit (and, without duplication, any unpaid drawing in respect thereof) reducing the Available Revolving Commitments on a Dollar-for-Dollar basis; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of such Issuing

Lender’s Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $100,000 (unless otherwise agreed by such Issuing Lender) and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance (unless otherwise agreed by the applicable Issuing Lender) and (y) the date that is five (5) Business Days prior to the Revolving Termination Date (unless cash collateralized or backstopped or otherwise supported, in each case in a manner agreed to by the Borrower and the Issuing Lender); provided that any Letter of Credit may provide for automatic renewals and extensions pursuant to Section 2.26(d). Each Letter of Credit shall be governed by laws of the State of New York (unless the laws of another jurisdiction is agreed to by the respective Issuing Lender). Notwithstanding anything herein to the contrary, no Issuing Lender shall have any obligation under this Agreement to issue a commercial letter of credit.

(b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (i) such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law, (ii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or any Requirements of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Extension Agreement and Incremental Effective Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Extension Agreement and Incremental Effective Date and which such Issuing Lender in good faith deems material to it and (iii) the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally for the account of similarly situated borrowers.

(c) Procedure for Issuance, Amendment, Renewal, Extension of Letters of Credit; Certain Conditions. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Lender) to such Issuing Lender an Application requesting the issuance of the Letter of Credit and specifying the requested date of issuance of such Letter of Credit (which shall be a Business Day) and, as applicable, specifying the date of amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.26(a)(iii)), the amount and currency (which shall be Dollars) of such Letter of Credit, the name and address of the beneficiary thereof and such other information and documents, including any Issuer Documents, as shall be necessary to prepare, amend, renew or extend such Letter of Credit. Such Application shall be accompanied by documentary and other evidence of the proposed beneficiary’s identity as may reasonably be requested by such Issuing Lender to enable such Issuing Lender to verify the beneficiary’s identity or to comply with any applicable laws or regulations, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Provided such Issuing Lender has determined that the issuance, amendment, renewal or extension of the requested Letter of Credit in favor of the identified beneficiary is in compliance with U.S. Treasury and U.S. Department of Commerce regulations and other applicable governmental laws, rules and regulations (including, without limitation, the U.S. Office of Foreign Asset Control regulations), upon receipt of all required approvals, such Issuing Lender will issue, amend, renew or extend the requested Letter of Credit for the account of the Borrower in such form as may be approved by such Issuing Lender, which shall have been approved by the Borrower, within (x) in the case of an issuance, five (5) Business Days of the date of the receipt of the Application and all related information and (y) in the case of an amendment, renewal or extension, three (3) Business Days of the date of the receipt of the Application and all related information. Each Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. An Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance (or, amendment, extension or renewal, as applicable) of each Letter of Credit (including the amount thereof) issued by such Issuing Lender.

(d) If the Borrower so requests in any applicable Application, an Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by an Issuing Lender, the Borrower shall not be required to make a specific request to such Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the date that is five (5) Business Days prior to the Revolving Termination Date (unless cash collateralized or backstopped or otherwise supported, in each case in a manner agreed to by the Borrower and the Issuing Lender); provided, however, that an Issuing Lender shall not permit any such extension if (A) such Issuing Lender has determined in good faith that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.26(a) or (b) or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 3.2 is not then satisfied, and in each such case directing such Issuing Lender not to permit such extension.

(e) Fees and Other Charges; Role of Issuing Lender; Applicability of ISP and UCP. (a) The Borrower will pay a fee (the “L/C Fee”) on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Term SOFR Loans under the Revolving Credit Facility on the face amount of such Letter of Credit, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee of 0.125% per annum (or such lesser amount as may be agreed in writing by the Borrower the applicable Issuing Lender) on the undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.

(f) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Lender.

(g) Role of Issuing Lender. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, an Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a final and nonappealable decision of a court of competent jurisdiction); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Lender shall be liable or responsible for any of the matters described in Section 2.26(m); provided, however, that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against an Issuing Lender, and an Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which were caused by such Issuing Lender’s willful misconduct or gross negligence or such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case, as determined by a final and nonappealable decision of a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, an Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and an Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or purporting to transfer a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An Issuing Lender may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant Issuing Lender and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, an Issuing Lender shall not be responsible to the Borrower for, and such Issuing Lender’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such Issuing Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i) L/C Participations. Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lenders to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lenders, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lenders’ obligations and rights (though, in the case of rights, subject to such L/C Participant’s satisfaction of its reimbursement obligation set forth in the following sentence) under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lenders thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand of such Issuing Lender an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. The L/C Participants’ obligations to make such payment shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that any L/C Participant may have or have had against an Issuing Lender, the Borrower or any other Person. The Administrative Agent shall promptly forward such amounts to such Issuing Lender.

(j) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of an Issuing Lender pursuant to Section 2.8(i) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of such Issuing Lender within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.8(i) is not made available to the Administrative Agent for the account of such Issuing Lender by such L/C Participant within three (3) Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(k) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.26(i), the Administrative Agent or such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, the Administrative Agent or such Issuing Lender, as the case may be, will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by Administrative Agent or such Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender the portion thereof previously distributed by the Administrative Agent or such Issuing Lender, as the case may be, to it.

(l) Reimbursement Obligation of the Borrower. An Issuing Lender shall notify the Borrower of the date and amount of a drawing presented under any Letter of Credit and paid by such Issuing Lender. The Borrower agrees to reimburse such Issuing Lender for the amount of (a) such drawing so paid and (b) any fees, charges or other costs or expenses (other than taxes or similar amounts) incurred by such Issuing Lender in connection with such payment on the Business Day after the Borrower receives such notice. Each such payment shall be made to such Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant drawing is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, at the Base Rate plus the Applicable Margin and (ii) thereafter, at the rate set forth in Section 2.7 in respect of Revolving Credit Loans. Each drawing under any Letter of Credit shall (unless an event of the type described in Section 8.1(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 2.8(i) for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.1B(b) of Base Rate Loans (or, at the option of the Administrative Agent and the Swingline Lender in their sole discretion, a borrowing pursuant to Section 2.28 of Swingline Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swingline Loans) could be made, pursuant to Section 2.1B(b) (or, if applicable, Section 2.28), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from an Issuing Lender of such drawing under such Letter of Credit.

(m) Obligations Absolute. The Borrower’s obligations under Section 2.26(l) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against an Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lenders that the Issuing Lenders and any Issuing Lender’s Related Parties shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 2.26(l) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender or any Related

Party of any Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender or its Related Parties, as applicable. The parties hereto agree that any action taken or omitted by an Issuing Lender or its Related Parties under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of their respective gross negligence or willful misconduct (as determined by a final and nonappealable decision of a court of competent jurisdiction), shall be binding on the Borrower and the parties hereto and shall not result in any liability of such Issuing Lender or its Related Parties to the Borrower.

(n) Letter of Credit Payments. If any drawing shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date of payment and amount paid by such Issuing Lender in respect thereof. The responsibility of an Issuing Lender to the Borrower in connection with any drawing presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, and subject to the limitations on liability set forth in Section 2.26(k) and (m) hereof, be limited to determining that the documents (including each drawing) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

(o) Applications; Issuer Documents. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2, the provisions of this Section 2 shall apply. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.27 Swingline Commitment.

(a) Subject to the terms and conditions hereof, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in Section 2.28, will make, in its sole discretion, a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Availability Period, and subject to compliance with the Revolving Availability Condition, by making swing line loans (“Swingline Loans”) to the Borrower, with all outstanding Swingline Loans reducing the Available Revolving Commitments on a Dollar-for-Dollar basis; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Credit Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Availability Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be Base Rate Loans only.

(b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Termination Date.

2.28 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender and the Administrative Agent irrevocable notice, which may be given by a Swingline Loan Notice (which notice must be received by the Swingline Lender not later than 12:00 Noon, New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Availability Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Borrower on such Borrowing Date by wire transfer of immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one (1) Business Day’s notice given by the Swingline Lender to the Administrative Agent no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, irrespective of the satisfaction of conditions to such Loan specified in Section 3.2, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Credit Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Payment Office in immediately available funds, not later than 10:00 A.M., New York City time, one (1) Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.28(b), one of the events described in Section 8.1(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.28(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.28(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Credit Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Credit Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to the Administrative Agent for distribution to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Administrative Agent, for immediate distribution to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Revolving Credit Lender’s obligation to make the Loans referred to in Section 2.28(b) and to purchase participating interests pursuant to Section 2.28(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 3; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Credit Document by the Borrower, any other Credit Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 3 CONDITIONS PRECEDENT

3.1 Closing Date. The obligations of each Lender to make Loans on the Funding Date are effective upon the satisfaction, or waiver by such Lender, of the following conditions on or before the Closing Date (or, if applicable to the extent expressly specified below, the Funding Date), each to the satisfaction of the Administrative Agent and the Lenders (in each case in their sole discretion):

(a) Credit Agreement and Collateral Documents. The Administrative Agent shall have received fully executed copies of (i) this Agreement (together with the schedules and exhibits thereto), and (ii) the Collateral Agreement (together with the schedules and exhibits thereto and the Perfection Certificate referenced therein).

(b) Funding Notice. The Administrative Agent shall have received a fully executed and delivered Funding Notice, no later than 2:00 p.m. (New York City time) at least two (2) Business Day in advance of the Closing Date (or such later time as the Administrative Agent may agree), together with a flow of funds memorandum attached thereto with respect to the initial funding of Loans on the Funding Date.

(c) Existing Credit Agreement. Substantially concurrently with the funding of the Initial Term Loans, the Existing Credit Agreement shall have been terminated and the Administrative Agent shall have received a customary payoff letter in connection with such termination.

(d) Securities. Substantially concurrently with the funding of the Initial Term Loans, the Collateral Agent shall have received stock certificates representing the issued and outstanding Equity Interests of each Restricted Subsidiary of the Borrower required by the Collateral Agreement to be delivered to the Collateral Agent with endorsements and stock powers, in form and substance reasonably satisfactory to the Collateral Agent; provided, that any requirement under this clause (d) shall not be required to be satisfied on the Closing Date or the Funding Date and shall not be a condition to the availability of the initial Loans on the Funding Date but shall be required to be satisfied within ninety (90) days following the Closing Date or such later date as the Administrative Agent may reasonably agree in its sole discretion.

(e) Opinions of Counsel to Credit Parties. The Administrative Agent and its counsel shall have received executed copies of the favorable written opinion of Paul Hastings LLP, counsel for the Credit Parties.

(f) Evidence of Insurance. The Administrative Agent shall have received a certificate from the Borrower’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that the Collateral Agent, for the benefit of the Secured Parties, has been named as additional insured and loss payee thereunder to the extent required under Section 5.5; provided, that any requirement under this clause (f) shall not be required to be satisfied on the Closing Date or the Funding Date and shall not be a condition to the availability of the initial Loans on the Funding Date but shall be required to be satisfied within ninety (90) days following the Closing Date or such later date as the Administrative Agent may reasonably agree in its sole discretion.

(g) Fees. The Borrower shall have paid to the Administrative Agent, the Collateral Agent and the Lenders the fees payable to each such Person on the Closing Date (or, if applicable, the Funding Date) referred to in Section 2.8(a) to the extent due and payable on the Closing Date (or, if applicable, the Funding Date).

(h) Representations and Warranties. As of the Closing Date, the Specified Representations shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects) on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall have been true and correct in all respects) on and as of such earlier date.

(i) No Event of Default. As of the Closing Date, no Event of Default under any of Sections 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing or would immediately result from the consummation of the applicable Credit Extension.

(j) Secretary’s Certificate and Attachments. The Administrative Agent shall have received an executed certificate from the officer’s certificate of each Credit Party, together with all applicable attachments, certifying as to the following:

(i)

Organizational Documents. Attached thereto is a copy of each Organizational Document of such Credit Party, to the extent applicable and customary in the relevant jurisdiction of such Credit Party, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto.

(ii)

Signature and Incumbency. Set forth therein are the signature and incumbency of the officers or other authorized representatives of such Credit Party executing the Credit Documents to which it is a party.

(iii)

Resolutions. Attached thereto are copies of resolutions of the Board of Directors of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date as being in full force and effect without modification or amendment.

(iv)

Good Standing Certificates. Attached thereto is a good standing certificate (if applicable) from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation dated as of a recent date prior to the Closing Date.

(k) Solvency Certificate. The Administrative Agent shall have received a duly executed Solvency Certificate.

(l) “Know-Your-Customer”, Etc. The Administrative Agent shall have received all documentation and other information required under Anti-Terrorism Laws and applicable “know-your-customer” and anti-money laundering Laws, including certificates required under the Beneficial Ownership Regulation, including, without limitation, a duly executed W-9 (or such other applicable tax form) of the Borrower.

(m) Promissory Notes. Delivery of each Note requested by a Lender in accordance with Section 2.4(b), if any.

(n) Expenses. The Administrative Agent shall have received, or substantially simultaneously with the initial funding of the Loans on the Funding Date shall receive, to the extent invoiced at least two Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Credit Party under any Credit Document.

3.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date from and after the Extension Agreement and Incremental Effective Date is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Credit Party in or pursuant to the Credit Documents shall be true and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects) on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects) on and as of such specific date).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c) Notices. The Borrower shall have delivered to the Administrative Agent and, if applicable, the Issuing Lender or the Swingline Lender, the notice of borrowing or Application, as the case may be, for such extension of credit in accordance with this Agreement.

(d) Revolver Availability Condition. Solely with respect to a borrowing of Revolving Credit Loans and/or Swingline Loans, the Revolver Availability Condition shall have been satisfied, provided that for the avoidance of doubt, the issuance of Letters of Credit shall not be conditioned on the Revolving Availability Condition being satisfied.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 3.2 have been satisfied.

Notwithstanding anything in this Section 3.2 to the contrary, to the extent that the proceeds of Incremental Term Loans are to be used to finance a Permitted Acquisition or other Investment, the only conditions precedent to the funding of such Incremental Term Loans shall be the conditions precedent set forth in Section 2.22(b) and in the related Incremental Term Joinder with respect to such Incremental Term Loans.

SECTION 4 REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and each Agent to enter into this Agreement ~~and~~, to make each Credit Extension ~~to be made thereby~~, and issue, amend, extend, renew or participate in the Letters of Credit, hereunder, each Credit Party represents and warrant to the Lenders and the Agents on the Closing Date that the following statements are true and correct:

4.1 Organization; Required Power and Authority; Qualification. Except as permitted under Section 6.7, each Credit Party (a) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization or incorporation as identified in Schedule 4.1, (b) has all requisite corporate (or equivalent) power and authority to own and operate its properties, to lease the property it operates as lessee, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except, in each case, in jurisdictions where the failure to be so qualified or in good standing could not be reasonably expected to have, a Material Adverse Effect.

4.2 Equity Interests and Ownership. The Equity Interests constituting Pledged Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.2, there is no existing option, warrant, call, right, commitment or other agreement (including preemptive rights) to which Borrower or any of its Restricted Subsidiaries is a party requiring, and there is no Equity Interest constituting Pledged Equity Interests outstanding which upon conversion or exchange would require, the issuance by Borrower or any of its Restricted Subsidiaries of any additional Equity Interests constituting Pledged Equity Interests of Borrower or any of its Restricted Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, Equity Interests constituting Pledged Equity Interests of Borrower or any of its Restricted Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of the Borrower and its Restricted Subsidiaries in their respective Restricted Subsidiaries in which Equity Interests constituting Pledged Equity Interests are held as of the Closing Date.

4.3 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary corporate or limited liability or other entity action, as applicable, on the part of each Credit Party that is a party thereto.

4.4 No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any of the Organizational Documents of the Borrower or any Guarantor or otherwise require any approval of any stockholder, member or partner of the Borrower or any Guarantor, except for such approvals or consents which will be obtained on or before the Closing Date; (b) violate any provision of any Law applicable to or otherwise binding on the Borrower or any Guarantor, except to the extent such violation could not be reasonably expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any Guarantor (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent on behalf of the Secured Parties or any other Permitted Lien); or (d) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or otherwise require any approval or consent of any Person under, any material Contractual Obligation (other than the Existing Credit Agreement and documents related thereto) relating to any Indebtedness of the Borrower or any Guarantor, except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, and except for such approvals or consents (i) which will be obtained on or before the Closing Date and have been disclosed in writing to the Lenders or (ii) the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

4.5 Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except (a) such as have been obtained and are in full force and effect, (b) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date or (c) those which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6 Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

4.8 No Material Adverse Change. Since December 31, 2020, no event or change has occurred that has caused or could reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.

4.9 Adverse Proceedings. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.10 Payment of Taxes. As of the Closing Date, the Borrower and its Restricted Subsidiaries have paid all Taxes that were due and payable (including in the capacity as a withholding agent), other than any Tax being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) reserves or other appropriate provisions, as shall be required in conformity with GAAP shall have been made therefor or (b) the failure to so pay would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

4.11 Title. Each of the Borrower and its Restricted Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in real property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), (c) to each of the Borrower’s and its Restricted Subsidiaries’ knowledge, valid license rights in (in the case of license interests in Intellectual Property), and (d) good title to or right to use (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for (x) assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.8 or (y) except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for Permitted Encumbrances and as otherwise permitted by this Agreement including by Section 6.2, all such properties and assets are free and clear of Liens.

4.12 Real Estate Assets. As of the Closing Date, Schedule 4.12 is a complete and correct list of (a) all Real Estate Assets, and (b) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.

4.13 Environmental Matters. Neither the Borrower nor any of its Restricted Subsidiaries nor any of their respective properties or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity, in each case which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 USC. § 9604) or any

comparable state Law that individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. To each of the Borrower’s and its Restricted Subsidiaries’ knowledge, there are and have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of the Borrower’s or any of its Restricted Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent that individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to the Borrower or any of its Restricted Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. The representations and warranties in this Section 4.13 are the sole representations and warranties of Borrower with respect to environmental matters, including matters arising under Environmental Law or involving Environmental Claims, Hazardous Materials, or Hazardous Materials Activities.

4.14 Investment Company Regulation. Neither the Borrower nor any of the Guarantors is, or is required to be, registered under the Investment Company Act of 1940.

4.15 Margin Stock. Neither the Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of any Credit Extension made to or for the benefit of any Credit Party will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

4.16 Employee Matters. Neither the Borrower nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrower, threatened against any of them before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending against the Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving the Borrower or any of its Restricted Subsidiaries, (c) to the knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Restricted Subsidiaries and (d) to the knowledge of the Borrower, no union organization activity that is taking place, except, with respect to any matter specified in clause (a), (b), (c) or (d) above, either individually or in the aggregate, that could not reasonably be likely to give rise to a Material Adverse Effect.

4.17 Employee Benefit Plans. Except as would not result in a Material Adverse Effect: (i) with respect to each Employee Benefit Plan and Foreign Pension Plan, the Borrower and its Restricted Subsidiaries are in material compliance with all applicable Laws, including the provisions and requirements of ERISA and the Code, and have performed all their obligations under each Employee Benefit Plan; (ii) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would reasonably be expected to cause such Employee Benefit Plan to lose its qualified status; (iii) no liability to the PBGC (other than required premium payments) has been or is expected to be incurred by any ERISA Party; (iv) no ERISA Event has occurred or is reasonably expected to occur; (v) no ERISA Party is in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan; and (vi) neither the Borrower nor any of its Restricted Subsidiaries has incurred any material obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan.

4.18 Solvency. As of the Closing Date and immediately after giving effect to use of proceeds of the Initial Term Loans, the Borrower and its Restricted Subsidiaries are, taken as a whole, Solvent.

4.19 Compliance with Laws; Use of Proceeds.

(a) Generally. Each of the Borrower and its Restricted Subsidiaries is in compliance with all applicable Laws in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Anti-Terrorism Laws. None of the Borrower or any of its Restricted Subsidiaries (and, to the knowledge of each such Person, no joint venture or subsidiary thereof) is in violation in any material respect of any Anti-Terrorism Law. As of the Closing Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification is true and correct.

(c) AML Laws; Anti-Corruption Laws and Sanctions. None of (i) the Borrower, any of its Restricted Subsidiaries or any of their respective directors or officers, or, to the knowledge of the Borrower, any of their respective employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower, any of its Restricted Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any Person participating in the transactions contemplated by this Agreement, whether as lender, borrower, guarantor, agent, or otherwise.

(d) Use of Proceeds. The proceeds of the Loans, the Swingline Loans and the Letters of Credit shall be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of Permitted Acquisitions and other permitted Investments~~.~~; provided that the proceeds of Revolving Credit Loans may not be used to make Restricted Payments or prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Junior Restricted Financing.

4.20 Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to any Agent or the Lenders by or on behalf of the Borrower or any of its Restricted Subsidiaries for use in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein, taken as a whole, not materially misleading in light of the circumstances in which the same were made (after giving effect to all supplements thereto). Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Agents and the Lenders that such projections as to future events are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies many of which are beyond the control of the Borrower and its Restricted Subsidiaries and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material.

4.21 Collateral. Subject to Sections 3.1(d), 3.1(f) and 5.15 of this Agreement (including with respect to any security interest that cannot be created, pledged or perfected on the Closing Date after the use by the Borrower of commercially reasonable efforts to create, pledge or perfect any such security interest in the Collateral on the Closing Date), the security interest of the Collateral Agent in the Collateral constitutes a valid, perfected first priority security interest in and continuing Lien on all of each Credit Party’s right, title and interest in, to and under the Collateral (subject to Permitted Encumbrances and other Permitted Liens, including, without limitation, until substantially immediately following the funding of the Initial Term Loans, Liens securing Indebtedness incurred under the Existing Credit Agreement).

4.22 Status as Senior Indebtedness. The Obligations constitute “senior indebtedness” as defined in any applicable Junior Financing Documentation.

4.23 Intellectual Property. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Borrower or the other Credit Parties own all software that was developed by, for, or on behalf of Borrower or any of its Restricted Subsidiaries for use in the business, (ii) each Credit Party owns and possesses all right, title and interest in and to the Owned IP free and clear of all Liens, other than Permitted Liens, and (iii) each Credit Party has sufficient rights pursuant to a license or other valid and enforceable rights to all other Intellectual Property used in, or held for use in, the operation of each Credit Party’s business as currently conducted. To the knowledge of any Credit Party, all material Owned IP is subsisting, valid, and enforceable.

4.24 Education Law Matters.

(a) Educational Authorizations. Each Credit Party complies, and during the past three (3) years has complied, in all material respects with all applicable Educational Laws regarding any licenses, permits, authorizations or other approvals required to be obtained from any Educational Agency to conduct its business.

(b) Incentive Compensation. Each Credit Party complies, and during the past three (3) years has complied, in all material respects with all applicable Educational Laws concerning the compensation of persons or entities engaged in student recruiting, admissions or financial aid activities, including but not limited to 20 U.S.C. § 1094(a)(20) and ED regulations at 34 C.F.R. § 668.14(b)(22).

(c) Misrepresentation. Each Credit Party complies, and for the past three (3) years has complied, in all material respects with all applicable Educational Laws regarding consumer marketing and student recruiting, has not committed any misrepresentation (either affirmatively or by omission) about the Credit Party or about any educational institution with which the Credit Party has an Educational Services Agreement, or about any educational program or course offered by a Credit Party or supported by an Educational Services Agreement. With respect to educational institutions, programs and courses supported by any Credit Party pursuant to an Educational Services Agreement, the Credit Party uses only marketing materials approved by the pertinent educational institution.

(d) Educational Records. Each Credit Party and each Educational Services Agreement complies, and for the past three (3) years has complied, in all material respects with all Privacy, Data Security and Consumer Protection Laws that are (i) applicable to any Protected Information created, obtained or maintained pursuant to any Educational Services Agreement, and (ii) subject to enforcement by any Educational Agency.

(e) Accessibility. Each Credit Party and each Educational Services Agreement complies, and for the past three (3) years has complied, in all material respects with all applicable Laws concerning the accessibility of educational programs and courses to persons with disabilities.

SECTION 5 AFFIRMATIVE COVENANTS

On and after the Closing Date, so long as any Commitment is in effect, any Letter of Credit remains outstanding, and until payment in full of all Obligations (other than Remaining Obligations), each Credit Party shall, and shall cause each of its Restricted Subsidiaries to:

5.1 Financial Statements and Other Reports and Notices. Deliver to the Administrative Agent (for further distribution to the Lenders):

(a) Quarterly Financial Statements. 45 days (or such longer period as permitted by the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, beginning with the Fiscal Quarter ending June 30, 2021, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income or operations, stockholders’ equity (to the extent required on Form 10-Q) and cash flows for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification; provided, the filing by the Borrower of a Form 10-Q (or any successor or comparable form) with the Securities and Exchange Commission as at the end of and for any applicable Fiscal Quarter shall be deemed to satisfy the obligations under this Section 5.1(a) to deliver financial statements with respect to such Fiscal Quarter.

(b) Annual Financial Statements. 90 days (or such longer period as permitted by the SEC) after the end of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2021, (i) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail; and (ii) with respect to such consolidated financial statements a report thereon by KPMG LLP or other independent certified public accountant of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent, which report shall not contain any going concern, scope of audit or similar qualification (other than resulting from (1) the maturity of the Loans at ~~the Initial~~either (x) the Revolving Termination Date and (y) the latest Term Loan Maturity Date or any other Indebtedness maturing within one year from the time such report is delivered or (2) any prospective or actual default as a result of a breach of any financial covenant in documentation governing any Indebtedness permitted hereunder), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements); provided, the filing by the Borrower of a Form 10-K (or any successor or comparable form) with the Securities and Exchange Commission as at the end of and for any applicable Fiscal Year shall be deemed to satisfy the obligations under this Section 5.1(b) to deliver financial statements with respect to such Fiscal Year.

(c) Compliance Certificate. (i) Together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate.

(d) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in the accounting policies of the Borrower from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Administrative Agent.

(e) Projections. No later than ninety (90) days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year shown on a quarterly basis (including a projected consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto and projected covenant compliance levels) (collectively, the “Projections”).

(f) [reserved].

(g) Notices. Promptly upon any officer of any Credit Party obtaining knowledge of any of the following, a certificate of its Authorized Officer specifying the nature and period of existence thereof, and what action the Borrower has taken, is taking and proposes to take with respect thereto:

(i)	any Default or Event of Default;

(ii)	the institution of, or non-frivolous threat by, any Adverse Proceeding that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(iii)	the occurrence of or forthcoming occurrence of any ERISA Event that would result in a Material Adverse Effect;

(iv)

(A) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (B) any remedial action taken by the Borrower or any of its Restricted Subsidiaries in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

(v)	any event or change that, individually or in the aggregate, could reasonably be expected to have Material Adverse Effect.

(h) [reserved].

(i) Other Information. (A) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be, in each case that is not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that such information shall be deemed to have been delivered on the date on which such information has been posted on the Borrower’s website on the Internet on any investor relations page at http://www.2u.com (or any successor page) or at http://www.sec.gov and (B) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation (which information and documentation shall be delivered directly to the requesting Persons and no other Persons).

Notwithstanding the foregoing, the information required to be delivered pursuant to Section 5.1(a), (b) or (i)(A) shall be (x) deemed to have been delivered on the date (A) on which such information has been posted on the Internet at www.sec.gov or such other website previously notified by the Borrower to the Administrative Agent to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (B) on which the Borrower files its Form 10-K or 10-Q, as applicable, with the SEC.

5.2 Existence. Except as otherwise permitted under Sections 6.8 and 6.9 and with respect to Immaterial Subsidiaries, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, any Restricted Subsidiary of the Borrower shall not be required to preserve any such existence, right or franchise, licenses and permits if the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

5.3 Payment of Taxes and Claims. Pay all applicable Taxes imposed upon it or any of its properties or assets for sums that have become due and payable with respect thereto except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves in conformity with GAAP are being maintained or (b) the failure to make a payment could not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

5.4 Maintenance of Properties. Maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all material properties useful and necessary in the business of the Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.5 Insurance. Use commercially reasonable efforts to maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance (including customary flood insurance with respect to any Material Real Estate located in a Special Flood Hazard Area) with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, the Borrower and its Restricted Subsidiaries will maintain or cause to be maintained actual cash value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance of property and/or liability shall, within ninety (90) days of the Closing Date (or such later date as may be agreed by the Administrative Agent in its reasonable discretion), (i) in the case of liability insurance policies, name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder for any covered loss and the Borrower shall use its commercially reasonable efforts to have each such loss payable clause or endorsement, as the case may be, provide for at least thirty days’ (or such lesser period as is reasonably acceptable to the Collateral Agent) prior written notice to the Collateral Agent of any modification or cancellation of such policy, except, in each case, where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. If at any time the area in which any improved Mortgaged Property is located is designated a Special Flood Hazard Area, the applicable Credit Party shall use commercially reasonable efforts to obtain customary flood insurance.

5.6 Books and Records. Keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall have been made.

5.7 Inspections. Permit each of the Administrative Agent and any authorized representatives designated by the Administrative Agent (and, solely during the existence of an Event of Default, any Lender or such Lender’s authorized representatives designated by such Lender, and any such visits shall be coordinated by the Administrative Agent) to visit and inspect any of the properties of the Borrower and its Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (and the Borrower will be given the opportunity to participate in any such discussion with such independent public accountants), all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may reasonably be requested and at the Credit Parties’ expense; provided, so long as no Event of Default has occurred and is continuing, the Credit Parties shall only be obligated to reimburse the Administrative Agent and any such authorized representative for the expenses of one such visit and inspection per calendar year and only one such visit shall occur per calendar year. Notwithstanding anything to the contrary in this Section 5.7, none of the Borrower or any of its Restricted Subsidiaries shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by applicable Law or any third party contract legally binding on Borrower or such Restricted Subsidiary, or (iii) is subject to attorney, client or similar privilege or constitutes attorney work-product.

5.8 Lenders Meetings. Participate in a telephone meeting of the Administrative Agent and the Lenders no more than once per ~~year and upon the request of the Administrative Agent or the Required Lenders, during each other~~ Fiscal Quarter ~~of such Fiscal year, in any case~~, to be held at a time as may be mutually and reasonably agreed to by the Borrower and the Administrative Agent (provided that the requirement set forth in this Section shall be satisfied by the Borrower providing the Lenders with access to earnings call for such Fiscal Quarter with the holders of the Equity Interests of the Borrower).

5.9 Compliance with Laws.

(a) Generally. Comply with the requirements of all applicable Laws (including all Environmental Laws), except for any noncompliance which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Anti-Terrorism Laws. Comply in all material respects with all Anti-Terrorism Laws applicable thereto.

(c) Anti-Corruption Laws. Maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions in all material respects.

5.10 Environmental. Promptly take any and all actions necessary and required under Environmental Laws to (a) cure any violation of applicable Environmental Laws by the Borrower or its Restricted Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (b) make an appropriate response to any Environmental Claim against the Borrower or any of its Restricted Subsidiaries and discharge any legally binding obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.11 Subsidiaries. Within 45 days (or such longer period as acceptable to the Administrative Agent) after the date any Person becomes a Restricted Subsidiary of the Borrower, other than an Immaterial Subsidiary, or ceases to be an Excluded Subsidiary, shall:

(a) Notice to Administrative Agent. Promptly send to the Administrative Agent written notice setting forth with respect to such Person, if applicable, (x) the date on which such Person became a Restricted Subsidiary of the Borrower or ceased to be an Excluded Subsidiary, and (y) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Restricted Subsidiaries of the Borrower, and such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof;

(b) Counterpart Agreement. Other than with respect to an Excluded Subsidiary, promptly cause such Restricted Subsidiary to become a Guarantor hereunder and a Grantor under the Collateral Agreement by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement and a joinder to the Collateral Agreement in form and substance reasonably satisfactory to the Collateral Agent;

(c) Corporate Documents. Other than with respect to an Excluded Subsidiary, take all such corporate or limited liability company or other entity organizational actions, as applicable, and execute and deliver, or cause to be executed and delivered, all such applicable documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(j); and

(d) Collateral Documents. Other than with respect to an Excluded Subsidiary, deliver all such applicable documents, instruments, agreements, and certificates consistent with those delivered on the Closing Date and take all of the actions necessary to grant and to perfect a first priority Lien (subject to Permitted Liens, including, without limitation, until substantially immediately following the funding of the Initial Term Loans, Liens securing Indebtedness incurred under the Existing Credit Agreement) in favor of the Collateral Agent, for the benefit of the Secured Parties, under the Collateral Agreement (but subject to any limitations sets forth therein) in the Equity Interests of such Restricted Subsidiary and in substantially all of the personal property of such Restricted Subsidiary (other than Excluded Assets).

5.12 Material Real Estate.

(a) With respect to each Material Real Estate listed in Schedule 5.12 (each, a “Closing Date Mortgaged Property”), within ninety (90) days of the Closing Date (or such later date as may be agreed by the Administrative Agent in its reasonable discretion), and within ninety (90) days after the acquisition of any Material Real Estate (or such later date as may be agreed by the Administrative Agent in its reasonable discretion), the Borrower or the applicable Credit Party shall execute and/or deliver, or cause to be executed and/or delivered, to the Administrative Agent, for each Material Real Estate, the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(i)	to the extent an appraisal is required under FIRREA, an appraisal complying with FIRREA;

(ii)

a fully executed and acknowledged Mortgage in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and enforceable first priority Lien (subject only to Permitted Encumbrances) on the Mortgaged Property described therein in favor of the Collateral Agent;

(iii)

a Title Policy insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens other than Permitted Encumbrances;

(iv)

then current A.L.T.A. surveys in respect of such Mortgaged Property, certified to the Administrative Agent by a licensed surveyor or an update to an existing A.L.T.A. survey or an existing A.L.T.A. survey with a “no change” affidavit sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception;

(v)

the Borrower shall use commercially reasonable efforts to deliver (A) a completed “Life of Loan” standard flood hazard determination form as to any improved Mortgaged Property, (B) if the improvements located on a Mortgaged Property are located in a Special Flood Hazard Area, a notification to the Borrower (a “Flood Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the NFIP is not available because the community in which the Mortgaged Property is located does not participate in the NFIP, and (C) if the Flood Notice is required to be given (x) documentation evidencing the Borrower’s receipt of the Flood Notice (e.g., a countersigned Flood Notice) and (y) evidence of Flood Insurance as required by Section 5.5;

(vi)

a PZR Zoning Report, or equivalent zoning report or municipal zoning letter, providing that the continued operation of the properties and assets as currently conducted conforms with all applicable zoning and building laws, rules or regulations or a zoning endorsement to the Lender’s title policy; and

(vii)

an opinion of local counsel in each state in which such Mortgaged Property is located with respect to the enforceability of the form of Mortgage to be recorded in such state and such other matters as are customary and as the Administrative Agent may reasonably request.

(b) In addition to the obligations set forth in Section 5.12(a), within forty-five (45) days (or such later time as agreed by the Administrative Agent in its reasonable discretion) after written notice from the Administrative Agent to the Borrower that any Mortgaged Property which was not previously located in an area designated as a Special Flood Hazard Area has been redesignated as a Special Flood Hazard Area, the Credit Parties shall satisfy the Flood Insurance requirements of Section 5.5.

(c) From time to time, if the Administrative Agent reasonably determines that obtaining appraisals is necessary in order for the Administrative Agent or any Lender to comply with applicable laws or regulations (including any appraisals required to comply with FIRREA), and at any time if an Event of Default shall have occurred and be continuing, the Administrative Agent may, or may require the Borrower to, in either case at the Borrower’s expense, obtain appraisals in form and substance and from appraisers reasonably satisfactory to the Administrative Agent stating the then current fair market value of all or any portion of the personal property of any Credit Party and the fair market value or such other value as determined by the Administrative Agent (for example, replacement cost for purposes of Flood Insurance) of any Material Real Estate of any Credit Party.

5.13 Use of Proceeds. Use the proceeds of any Credit Extension for working capital and other general corporate purposes (including permitted Investments and the Circuit Acquisition)~~.~~; provided that the proceeds of Revolving Credit Loans may not be used to make Restricted Payments or prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Junior Restricted Financing.

5.14 Further Assurances. Subject to the express limitations set forth herein and in the Collateral Documents, at any time or from time to time upon the request of the Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Borrower, and its Restricted Subsidiaries that are Grantors and all of the outstanding Equity Interests of the Restricted Subsidiaries of the Borrower (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries and any Excluded Subsidiaries). Notwithstanding anything to the contrary, it is understood and agreed that the Credit Parties shall cause any Restricted Subsidiary (that is not an Excluded Subsidiary) acquired by the Borrower in connection with the Circuit Acquisition to become within forty-five (45) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after the consummation of the Circuit Acquisition a Guarantor.

5.15 Post-Closing Obligations. Execute and deliver the documents and complete the tasks set forth on Schedule 5.15, in each case within the time limits specified on such schedule (which may be extended in the Administrative Agent’s sole discretion which extension may be granted by electronic email).

5.16 Compliance with Education Law.

(a) Comply in all material respects with all Educational Laws applicable to its operations, including the maintenance of all licenses, permits, approvals and authorizations necessary from any Educational Agency to conduct its business.

(b) Cause all Educational Services Agreements to comply in all material respects with Educational Laws applicable to the Credit Parties; and

(c) Comply in all material respects with all Privacy, Data Security and Consumer Protection Laws that are (i) applicable to any Protected Information created, obtained or maintained pursuant to any Educational Services Agreement, and (ii) subject to enforcement by any Educational Agency.

`~~5.17 Designation of Subsidiaries. (a) Subject to Sections 5.17(b) and (c) below, the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s Investment therein and (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.~~

~~(b) The Borrower may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless no Event of Default shall have occurred or be continuing immediately before and after giving effect to such designation.~~

~~(c) No Subsidiary that is a Restricted Subsidiary may be designated as an Unrestricted Subsidiary if, upon the effectiveness of such designation, such Subsidiary is and would continue to be a restricted subsidiary under the terms of the Senior Notes Indenture or any other Material Indebtedness of the Borrower or any of its Restricted Subsidiaries.~~

SECTION 6 NEGATIVE COVENANTS

On and after the Closing Date, so long as any Commitment is in effect and until payment in full of all Obligations (other than Remaining Obligations and Letters of Credit that have been Cash Collateralized), no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly:

6.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) (i) the Obligations (including Incremental Facilities and Specified Refinancing Debt), (ii) Indebtedness existing on the Closing Date (other than the Senior Notes and the Senior Notes Indenture) and set forth in Schedule 6.1(a)(ii) and, in the case of this clause (ii), any Permitted Refinancing thereof, (iii) the Senior Notes and the Senior Notes Indenture outstanding on the Closing Date and, in the case of this clause (iii), any Permitted Refinancing thereof (or successive Permitted Refinancings thereof), (iv) Indebtedness evidenced by Refinancing Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof) ~~and~~, (v) Indebtedness constituting Incremental Equivalent Debt and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof)~~;~~ and (vi) the 2022 Convertible Notes and the 2022 Notes Indenture outstanding on the Extension Agreement and Incremental Effective Date and, in the case of this clause (vi), any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(b) Indebtedness that may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations (but not with respect to letters of credit) incurred in the ordinary course of business or in respect of workers’ compensation claims, health, disability or other employee benefits or property, banker’s acceptances, customs, Taxes and other similar tax guarantees, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(c) Indebtedness of the Borrower or any of its Restricted Subsidiaries in respect of cash pooling, customary cash management, setting off, netting services, overdraft protections and otherwise in connection with deposit and securities accounts arising in the ordinary course of business;

(d) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, such Indebtedness is extinguished within 30 days after its incurrence;

(e) Indebtedness consisting of (i) unpaid insurance premiums (not in excess of eighteen months’ premiums) owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the ordinary course of business, (ii) take-or-pay obligations contained in supply arrangements, in the case of the foregoing clauses (i) and (ii) in the ordinary course of business and (iii) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of bank guarantees, warehouse receipts, letters of credit, or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the due date the thereof;

(f) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Restricted Subsidiaries;

(g) (i) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business and (ii) treasury and cash management obligations, including depository, credit or debit card, purchasing cards, electronic funds transfer and other cash management arrangements;

(h) Indebtedness and guaranties of the Borrower or any of its Restricted Subsidiaries owing to (or made by) the Borrower or any of its Restricted Subsidiaries to the extent the Investment made by the person extending such credit or making such guaranty is permitted under Section 6.6(e); provided, any such Indebtedness owing by a Credit Party to a non-Credit Party shall be subordinated in right of payment to the payment in full of the Obligations (other than Remaining Obligations) pursuant to terms reasonably satisfactory to the Administrative Agent;

(i) unsecured Indebtedness of the Borrower or any of its Restricted Subsidiaries (which may consist of promissory notes issued by the Borrower or any of its Restricted Subsidiaries) to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower or any parent thereof permitted by Section 6.4;

(j) Indebtedness of the Borrower and its Restricted Subsidiaries with respect to Capital Leases, Purchase Money Indebtedness and other obligations the proceeds of which are used to acquire or construct fixed or capital assets or improvements with respect thereto and any Permitted Refinancing thereof and Indebtedness incurred in connection with sale and leaseback transactions permitted hereunder in an aggregate outstanding amount not to exceed the greater of (x) $~~35,000,000~~20,000,000 and (y) an amount equal to ~~50~~15% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recent period of four Fiscal Quarters for which financial statements have been provided pursuant to Section 5.1(a) or (b) at any time for all such Persons;

(k) other unsecured Indebtedness in an aggregate principal amount not to exceed $300,000,000 at any time outstanding (including, for the avoidance of doubt, Convertible Bond Indebtedness); provided, that, (x)(i) unsecured Indebtedness in the form of Convertible Bond Indebtedness incurred pursuant to this clause (k) prior to the Extension Agreement and Incremental Effective Date shall mature no earlier than one-hundred eighty (180) days after the Initial Term Loan Maturity Date and (x)(ii) unsecured Indebtedness in the form of Convertible Bond Indebtedness incurred pursuant to this clause (k) after the Extension Agreement and Incremental Effective Date shall mature no earlier than one-hundred eighty (180) days after the 2022 Term Loan Maturity Date and (y) if guaranteed, any such unsecured Indebtedness shall not at any time be guaranteed by any Subsidiary of the Borrower other than Subsidiaries that are Guarantors;

(l) other Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding (for the Borrower and all Restricted Subsidiaries) not in excess of the greater of (i) $35,000,000 and (ii) 50% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recent period of four Fiscal Quarters for which financial statements have been provided pursuant to Section 5.1(a) or (b);

(m) Indebtedness of the Borrower or any of its Restricted Subsidiaries under Swap Contracts entered into for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person or in respect of Incremental Equivalent Debt or foreign exchange risk and in each case, not for speculative purposes;

(n) guarantees of the Borrower or any Restricted Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Restricted Subsidiary, so long as, in the case of guarantee provided by a Credit Party in respect of Indebtedness of a Restricted Subsidiary that is not a Credit Party, such guarantee is in the ordinary course of business;

(o) Indebtedness (other than for borrowed money) in respect of bid bonds, performance bonds, surety bonds, appeal bonds, completion guaranties and similar obligations, in each case, incurred by Borrower or any of its Restricted Subsidiaries in the ordinary course of business, including guaranties or obligations with respect to letters of credit supporting such bid bonds, performance bonds, surety bonds, appeal bonds, completion guaranties and similar obligations;

(p) Indebtedness representing deferred compensation to employees of the Borrower or any of its Restricted Subsidiaries;

(q) Indebtedness of the Borrower and its Restricted Subsidiaries assumed in connection with any Permitted Acquisition or other Investment permitted under Section 6.6, together with any Permitted Refinancing thereof, in an aggregate outstanding principal amount not to exceed the greater of (x) $50,000,000 and (y) an amount equal to 75% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recent period of four Fiscal Quarters for which financial statements have been provided pursuant to Section 5.1(a) or (b) at any time for all such Persons; provided that such Indebtedness is not incurred in contemplation of such acquisition; provided further that any Indebtedness assumed in connection with the Circuit Acquisition shall not be included in the calculation of the cap under this clause (q);

(r) Indebtedness in the form of reimbursement obligations under letters of credit in an aggregate face amount not to exceed the sum of (i) the face amount of the Existing Letters of Credit on the Closing Date, (ii) the face amount of any letters of credit assumed or back-stopped in connection with the consummation of the Circuit Acquisition, and (iii) $30,000,000 at any time outstanding;

(s) Indebtedness incurred in connection with, related to or associated with any governmental assistance and/or sponsored facility or program related to the COVID-19 pandemic (including, for the avoidance of doubt, any assistance, facility or program contemplated by the CARES Act or established by the Federal Reserve under the authority of Section 13(3) of the Federal Reserve Act); provided that any such Indebtedness shall not be senior in right of payment to the Initial Term Loans or 2022 Term Loans;

(t) additional secured Indebtedness, secured on a junior basis in right of security with the Obligations, of the Borrower and its Restricted Subsidiaries so long as on and as of the date of determination the Consolidated Senior Secured Net Leverage Ratio, is no greater than 5.00:1.00 based upon the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Sections 5.1(a) or (b) (determined on a Pro Forma Basis and assuming all simultaneously established revolving credit facilities established pursuant to this clause (t) are fully drawn and excluding the cash proceeds of any borrowing under any such Indebtedness); (i) such Indebtedness shall be subject to customary intercreditor terms reasonably satisfactory to Administrative Agent and the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed) and shall be secured solely by assets constituting Collateral securing the Obligations, (ii) such Indebtedness has a maturity date that is at least ninety-one (91) days after that of the Loans and has no scheduled amortization payments or mandatory redemption (other than customary asset sale or event of loss, change of control mandatory offers to repurchase and customary acceleration rights after an event of default) prior to the date that is at least ninety-one (91) days after the maturity of the Loans, (iii) if guaranteed, such Indebtedness shall not have guarantees from a guarantor that is not a Guarantor of the Obligations, and (iv) such Indebtedness shall have covenants no more restrictive (excluding pricing), when taken as a whole, than those under this Agreement (except for covenants or other provisions that are (A) applicable only to periods after the final maturity date of the Loans, or (B) made applicable to the Loans) (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent with respect to such financial maintenance covenant shall be required from the Administrative Agent or any existing Lender to the extent that such financial maintenance covenant cross-defaults or is added to the documentation for the Loans);

(u) unsecured Indebtedness so long as the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis) is not greater than 5.50:1:00 based upon the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Sections 5.1(a) or (b); provided, that (A) such Indebtedness shall not have guarantees from a guarantor that is not a Guarantor of the Obligations, and (B) such Indebtedness shall have covenants no more restrictive (excluding pricing), when taken as a whole, than those under this Agreement (except for covenants or other provisions that are (A) applicable only to periods after the final maturity date of the Loans, or (B) made applicable to the Loans) (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent with respect to such financial maintenance covenant shall be required from the Administrative Agent or any existing Lender to the extent that such financial maintenance covenant cross-defaults or is added to the documentation for the Loans);

(v) Indebtedness of the Borrower or any Restricted Subsidiary that may be deemed to exist in connection with agreements providing for indemnification, deferred purchase price obligations or other purchase price adjustments and similar obligations in connection with acquisitions or sales of assets and/or businesses;

(w) Indebtedness of Restricted Subsidiaries that are not Credit Parties in an aggregate principal amount (for all such Restricted Subsidiaries) not to exceed at any time outstanding the greater of (x) $25,000,000 and (y) 50% of Consolidated EBITDA for the most recent period of four Fiscal Quarters for which financial statements have been provided pursuant to Section 5.1(a) or (b);

(x) Indebtedness arising from judgments or decrees not constituting an Event of Default under Section 8.1(h);

(y) Indebtedness existing on the Closing Date owed by the Borrower or a Restricted Subsidiary to the Borrower or a Subsidiary of the Borrower;

(z) (i) Earn-Out Obligations consisting of common stock of the Borrower and (ii) any other unsecured Earn-Out Obligations in an amount not to exceed $~~25,000,000~~20,000,000 at any time outstanding;

(aa) Indebtedness and guaranties of a non-wholly owned Subsidiary owing to (or made by) the Borrower or any of its Restricted Subsidiaries to the extent the Investment made by the person extending such credit or making such guaranty is permitted under Section 6.6(ff); and

(bb) until substantially immediately following the funding of the Initial Term Loans, Indebtedness incurred under the Existing Credit Agreement.

Notwithstanding anything in this Agreement to the contrary, from and after the date of the Extension Agreement, no Indebtedness, other than as permitted pursuant to Section 6.1(j), shall be issued with a Lien on the Collateral which is pari passu with or senior to the Lien in favor of the Secured Parties hereunder.

6.2 Liens. Create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind of the Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, except:

(a) (i) Liens in favor of the Collateral Agent for the benefit of the Secured Parties granted pursuant to any Credit Document, (ii) Liens existing on the Closing Date and set forth on Schedule 6.2(a)(ii) and any replacements, renewals or extensions thereof, (iii) Liens securing Incremental Equivalent Debt and any Swap Contracts and cash management obligations secured on a pari passu basis with any Incremental Equivalent Debt, which shall in all cases be subject to the Intercreditor Agreement and (iv) Lien on Collateral securing Indebtedness under Section 6.1(a)(iv)-(v) and other obligations (other than Indebtedness) outstanding under the Refinancing Notes Indenture, the Permitted Incremental Equivalent Debt Documents or any Permitted Refinancing thereof ;

(b) each of the following Liens (each, a “Permitted Encumbrance”), excluding any such Lien imposed by any section of ERISA:

(i)	Liens for Taxes, assessments, charges or other governmental levies if the applicable Person is in compliance with Section 5.3 with respect thereto;

(ii)

statutory or common law (or restatements of such laws in underlying contracts) Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business;

(iii)

(A) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (B) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries;

(iv)

pledges or deposits to secure the performance of bids, trade contracts, utilities, governmental contracts and leases (other than Indebtedness for borrowed money), statutory or regulatory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(v)

covenants, conditions, easements, rights-of-way, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions and other similar encumbrances and minor title defects or survey matters, in each case affecting Real Estate Assets and that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and any exceptions on the Title Policies issued in connection with the Mortgaged Properties;

(vi)

Liens (A) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (B) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(vii)

Liens (A) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions;

(viii)

(A) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business or not otherwise materially interfering with the Borrower’s or any of its Restricted Subsidiaries’ business taken as a whole and (B) licenses, sublicenses, leases or subleases with respect to any assets granted to third Persons or the Borrower or a Restricted Subsidiary in the ordinary course of business or not otherwise materially interfering with the Borrower’s or any of its Restricted Subsidiaries’ business taken as a whole;

(ix)

Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(x)

Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xi)

Liens that are contractual, statutory or common law provision relating to banker’s liens, rights of set-off, rights of pledge or similar rights and remedies (A) relating to the establishment of depository relations with banks or other deposit-taking financial institutions or investment or securities accounts, (B) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(xii)

Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in connection with any Investment, Asset Sale, letter of intent or other transaction permitted hereunder;

(xiii)	ground leases in respect of Real Estate Assets on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(xiv)

(A) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (B) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(xv)	Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(xvi)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xvii)

Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(xviii)

deposits of cash with the owner or lessor of premises leased and operated by the Borrower or its Restricted Subsidiaries to secure the performance of the Borrower’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises;

(xix)

in the case of any non-wholly owned Restricted Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(xx)	Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(xxi)	Liens disclosed as an exception to a Title Policy;

(xxii)	Liens deemed to exist in connection with repurchase agreements, reverse repurchase agreements, securities lending and borrowing agreements and similar transactions;

(xxiii)

Liens on amounts deposited as “security deposits” (or their equivalent) and other Liens relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business in the ordinary course of business in connection with actions or transactions not prohibited by this Agreement;

(xxiv)	Liens on cash and Cash Equivalents securing obligations under master netting agreements and other Swap Contracts permitted hereunder;

(xxv)

Liens encumbering property or assets under construction (and proceeds or products thereof) arising from progress or partial payments by a customer of the Borrower or its Restricted Subsidiaries relating to such property or assets;

(xxvi)	Liens on cash, Cash Equivalents or other property arising in connection with any defeasance, discharge or redemption of Indebtedness;

(xxvii)	Liens deemed to exist in connection with Investments in repurchase agreements under Section 6.6;

(c) Liens securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.1(h);

(d) Liens securing Indebtedness permitted pursuant to Section 6.1(j); provided, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capital Leases or Purchase Money Indebtedness or other obligation permitted thereunder and the proceeds and products thereof and customary security deposits;

(e) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary or otherwise securing Indebtedness acquired or assumed by the Borrower or any Restricted Subsidiary and any replacements, renewals or extensions thereof; provided, (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(f) Liens securing obligations of the Borrower or its Restricted Subsidiaries in an aggregate outstanding amount for all such Persons not to exceed the greater of (x) $25,000,000 and (y) 25% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recent period of four Fiscal Quarters for which financial statements have been provided pursuant to Section 5.1(a) or (b), which for the avoidance of doubt may not be secured on a pari passu basis with the Initial Term Loans, the 2022 Term Loans or the Revolving Credit Facility;

(g) Liens (i) in favor of the Borrower or a Restricted Subsidiary on assets of a Restricted Subsidiary that is not a Credit Party securing permitted intercompany Indebtedness and (ii) in favor of the Borrower or any Guarantor; provided that any Lien made in favor of the Borrower or any Guarantor shall constitute Collateral;

(h) Liens securing any Indebtedness under Section 6.1(r), (t), (w) and any Permitted Refinancings thereof;

(i) Liens on Margin Stock owned by the Borrower and Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(j) Liens securing any Indebtedness under Section 6.1(s) and any Permitted Refinancings thereof; provided that (x) to extent any such Liens are on Collateral, they shall not be senior in priority to the Liens securing the Obligations and (y) to the extent any such Liens are on assets not constituting Collateral, such assets are included in the Collateral substantially concurrently with the incurrence of such Indebtedness;

(k) ~~Liens (including put and call arrangements) on Equity Interests and other securities of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary~~[reserved]; and

(l) until substantially immediately following the funding of the Initial Term Loans, Liens securing Indebtedness incurred under the Existing Credit Agreement.

Notwithstanding anything in this Agreement to the contrary, from and after the date of the Extension Agreement, no Indebtedness, other than as permitted pursuant to Section 6.1(j), shall be issued with a Lien on the Collateral which is pari passu with or senior to the Lien in favor of the Secured Parties hereunder.

6.3 Payments and Prepayments of Junior Financing or Convertible Bond Indebtedness; Amendments to Certain Documents.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Junior Financing or Convertible Bond Indebtedness (collectively, the “Junior Restricted Financing”), except:

(i)	the conversion or exchange of any Junior Restricted Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower or any parent thereof;

(ii)

repayments, redemptions, purchases, defeasances and other satisfaction prior to scheduled maturity in respect of any Junior Restricted Financing not to exceed $~~50,000,000~~40,000,000 in aggregate minus any Restricted Payments made in reliance of Section 6.4(i);

(iii)

required payments of regularly scheduled payments of interest, fees and premiums and, so long as no Event of Default has occurred and is continuing, mandatory prepayments required by the terms of the documentation governing such Junior Restricted Financing;

(iv)

refinancings, replacements, substitutions, exchanges and renewals of any such Junior Restricted Financing to the extent such refinancing, replacement, exchange or renewed Indebtedness ~~constitutes Junior Restricted Financing and~~ is otherwise permitted by Section 6.1;

(v)	payments of intercompany Indebtedness permitted under Section 6.1;

(vi)

so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom; ~~and~~ (y) the Consolidated Total Net Leverage Ratio on a Pro Forma Basis does not exceed 5.00 to 1.00 and (z) solely with respect to usage of clause (a) of Available Amount, Liquidity, after giving effect to such payments, prepayments, repurchases or redemptions, is no less than $35,000,000, payments, prepayments, repurchases or redemptions with the Available Amount;

(vii)

~~additional repayments, redemptions, purchases, defeasances and other payments in respect of any Junior Restricted Financing in an aggregate amount not to exceed the unused capacity under Section 6.4(i) (it being understood that any such repayments, redemptions, purchases, defeasances and other payments made in reliance on this clause (vii) shall reduce the amounts available under Section 6.4(i));~~[reserved];

(viii)	any payment that is intended to prevent any Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(ix)

so long as no Default or Event of Default then exists or would result therefrom, payments not otherwise permitted under this Section 6.3(a) using the proceeds of any issuance of common Equity Interests (other than Disqualified Equity Interests); provided that the payment and the issuance of such Equity Interests are substantially concurrent; and

(x)

so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom; and (y) the Consolidated Total Net Leverage Ratio on a Pro Forma Basis does not exceed ~~4.25~~3.00 to 1.00, any payments, prepayments, repurchases or redemptions.

(b) Amend, modify or change any term or condition of any Junior Financing Documentation in violation of the applicable definition or criteria thereof of the applicable subordination terms or intercreditor agreement, or in any manner that is materially adverse to the interests of the Lenders.

(c) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Organizational Document of any Credit Party or any Pledged Equity Interests if such amendment, modification, waiver or change could reasonably be expected to have a Material Adverse Effect.

6.4 Restricted Payments. Declare, order, pay or make any Restricted Payment (other than dividends payable solely in common stock of the Person making such dividend) except that, without duplication:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and other Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower, any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on its relative ownership interests of the relevant class of Equity Interests);

(b) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person (and, in the case of such a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(c) the Borrower may (x) repurchase fractional shares of its Equity Interests arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities or exercises of warrants, options or restricted stock units, (y) “net exercise” or “net share settle” warrants, options or restricted stock units or (z) make cash settlement payments upon the exercise of warrants, options or restricted stock units to purchase its Equity Interests;

(d) the Borrower may redeem or otherwise cancel Equity Interests or rights in respect thereof granted to (or make payments on behalf of) directors, officers, employees or other providers of services to the Borrower and its Restricted Subsidiaries in an amount required to satisfy tax withholding obligations and any exercise price for options relating to the vesting, settlement or exercise of such Equity Interests or rights;

(e) the Borrower or any Restricted Subsidiary of the Borrower may make any Restricted Payment that has been declared by the Borrower or such Restricted Subsidiary, so long as such Restricted Payment was otherwise permitted to be incurred under this Section 6.4 at the time of declaration and is made within 60 days of such declaration;

(f) the Borrower may repurchase Equity Interests pursuant to any accelerated stock repurchase or similar agreement;

(g) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may make Restricted Payments not otherwise permitted under this Section 6.4 using the proceeds of any issuance of common Equity Interests (other than Disqualified Equity Interests); provided that the Restricted Payment and the issuance of such Equity Interests are substantially concurrent;

(h) the Borrower may make Restricted Payments:

(i) to (1) purchase its Equity Interests from present or former officers, directors, employees or consultants of the Borrower or Subsidiary upon the death, disability or termination of employment or services of such individual, (2) purchase, redeem or otherwise acquire any Equity Interests from (A) employees and officers of the Borrower ranking at least at the senior vice president level or (B) the other employees, officers, directors and consultants of the Borrower or any Subsidiary by, in the case of this clause (2), net exercise, net settlement, net withholding or otherwise, pursuant to the terms of any employee stock option, incentive stock or other equity-based plan or arrangement and (3) consummate ordinary course net settlements made pursuant to its equity incentive program; provided, that the aggregate amount of payments under this clause (h)(i)(2)(B) and (h)(i)(3) shall not exceed $5,000,000 in any fiscal year (with fifty percent (50%) of unused amounts in any fiscal year being permitted to be carried over for the succeeding fiscal years) plus, in each case, any proceeds received by the Borrower after the Closing Date in connection with the issuance of Equity Interests that are used for the purposes described in this clause (h)(i) (which proceeds, for the avoidance of doubt, shall not be included in the calculation of the Available Amount); ~~provided, further, that any payment in respect of an Unrestricted Subsidiary shall count as an Investment under Section 6.6(cc);~~

(ii) the proceeds of which shall be used by a parent entity to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of the Borrower attributable to the ownership or operations of its Restricted Subsidiaries;

(iii) the proceeds of which shall be used by the Borrower to pay franchise or similar taxes and other fees and expenses required to maintain its corporate existence;

(iv) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operations of its Restricted Subsidiaries; and

(v) to allow any parent entity of the Borrower to pay fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by any parent entity of the Borrower that is directly attributable to the ownership or operations of the Borrower and its Subsidiaries.

(i) other Restricted Payments not otherwise permitted by this Section 6.4 in an aggregate amount not to exceed ~~the greater of (x)~~ $~~25,000,000 and (y) an amount equal to 37.5% of Consolidated EBITDA for the most recent period of four Fiscal Quarters for which financial statements have been provided pursuant to Section 5.1(a)~~40,000,000 or (b) minus any repayments, redemptions, purchases, defeasances and other payments made in reliance of ~~this clause (i) in accordance with~~ Section  6.3(a)(~~vii~~ii );

(j) for any taxable period for which the Borrower or any Subsidiaries of the Borrower are members of a consolidated, combined, unitary, or similar income tax group for federal and/or applicable state or local income tax purposes or are entities treated as disregarded from any such members for U.S. federal income Tax purposes (a “Tax Group”) of which the Borrower, any direct or indirect parent company of the Borrower or any Subsidiary is the common parent, the Borrower and the Borrower’s Subsidiaries may make dividends or other distributions, directly or indirectly, to the Borrower or any Subsidiary (and the Borrower may make such dividends or other distributions to any direct or indirect parent company of the Borrower) to permit the parent of the Tax Group to pay any consolidated, combined or similar income Taxes of such Tax Group that are due and payable by the parent of such Tax Group for such taxable period, but only to the extent attributable to the Borrower and/or Subsidiaries of the Borrower~~, provided that dividends or other distributions in respect of an Unrestricted Subsidiary shall be permitted only to the extent that dividends or other distributions were made by such Unrestricted Subsidiary to such Credit Party or Subsidiary of a Credit Party or any of its Subsidiaries for such purpose~~; provided ~~further~~ that (x) the amount of dividends permitted to be made under this Section 6.4(j) for any taxable period shall not exceed the lesser of (A) the amount of such Taxes that would have been due and payable by the Borrower and/or the applicable Subsidiaries of the Borrower had the Borrower and/or such Subsidiaries of the Borrower, as applicable, been a stand-alone corporate taxpayer (or a stand-alone corporate Tax Group) and (B) the actual Tax liability of the Borrower for such taxable period, (y) to the extent that such Taxes are attributable to Subsidiaries of the Borrower that are not Credit Parties, such Taxes must be funded by such Subsidiaries and (z) if the Borrower receives a refund from a Governmental Authority in respect of any amounts paid pursuant to this Section 6.4(j), any subsequent distributions pursuant to this Section 6.4(j) shall be reduced by the amount of such refund;

(k) the Borrower may (i) enter into Capped Call Transactions in connection with the issuance of Convertible Bond Indebtedness permitted under Section 6.1 and satisfy its obligations to pay premiums upon entering into such transactions and (ii) make any payment in connection therewith by delivery of shares of the Borrower’s common stock (or other securities or property following a merger event or other change of the Equity Interests of the Borrower) upon net share settlement thereof (together with cash in lieu of fractional shares) or set-off, netting and/or payment of an early termination payment or similar payment thereunder upon any early termination thereof, in each case made in the Borrower’s common stock (or other securities or property following a merger event or other change of the Equity Interests of the Borrower);

(l) the Borrower may make cash payments to satisfy obligations in respect of Capped Call Transactions solely to the extent the Borrower does not have the option of satisfying such payment obligations through the issuance of the Borrower’s common stock or is required to satisfy such payment obligations in cash, it being understood and agreed that any payment made in cash in connection with Capped Call Transactions by set-off, netting and/or payment of an early termination payment or similar payment thereunder upon any early termination thereof, in each case, after using commercially reasonable efforts to satisfy such obligation (or the portion thereof remaining after giving effect to any netting or set-off against termination or similar payments under an applicable hedging transaction) by delivery of shares of the Borrower’s common stock shall be deemed to be a payment obligation required to be satisfied in cash;

(m) the Borrower may make Restricted Payments consisting of the cashless exercise of options and warrants of the Equity Interests of the Borrower or any of its Subsidiaries;

(n) so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom, (y) the Consolidated Total Net Leverage Ratio on a Pro Forma Basis does not exceed 5.00 to 1.00 and (z) solely with respect to usage of clause (a) of Available Amount, Liquidity, after giving effect to such Restricted Payment, is no less than $35,000,000, the Borrower may make Restricted Payments with the Available Amount; and

(o) any Restricted Payments, so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom, (y) the Consolidated Total Net Leverage Ratio on a Pro Forma Basis does not exceed ~~4.00~~3.00 to 1.00~~.~~

Notwithstanding anything in this Section 6.4 to the contrary, ~~(i)~~ in no event will any Credit Party (directly or indirectly through one or a series of transactions) sell, transfer, assign or grant an exclusive license with respect to or contribute any material Intellectual Property to any non-Credit Party ~~and (ii) in no event shall the Equity Interests in any Unrestricted Subsidiary be the subject of a dividend or other Restricted Payment (pursuant to this Section 6.4 or otherwise)~~.

6.5 Burdensome Agreements. Create or otherwise cause or suffer to exist or become effective any Contractual Obligation that encumbers or restricts the ability of the Borrower or any of its Restricted Subsidiaries to:

(a) pay dividends or make any other distributions on any of such Restricted Subsidiary’s Equity Interests owned by the Borrower or any other Restricted Subsidiary of the Borrower; or

(b) create, incur, assume or suffer to exist any Lien upon any of its property or revenues;

provided, notwithstanding anything herein to the contrary, this Section 6.5 shall not apply to Contractual Obligations that:

(i)

are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary (and any amendments or modifications thereof that do not materially expand the scope of any such prohibition restriction or condition);

(ii)	represent Indebtedness of a Restricted Subsidiary that is not a Credit Party which is permitted by Section 6.1 and which does not apply to any Credit Party;

(iii)

are customary restrictions that arise in connection with (x) any Permitted Lien and relate to the property subject to such Lien or (y) arise in connection with any disposition permitted by Section 6.8 or 6.9 and relate solely to the assets or Person subject to such disposition;

(iv)	are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.6;

(v)

are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.1 but solely to the extent any negative pledge relates to the property financed by such Indebtedness and the proceeds, accessions and products thereof;

(vi)

are customary restrictions on leases, subleases, licenses or contemplated by asset sale, merger, purchase or other similar agreements not prohibited hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto;

(vii)	are customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest of the Borrower or any of its Restricted Subsidiaries;

(viii)	are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;

(ix)	are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(x)	arise in connection with cash or other deposits permitted under Sections 6.2 and 6.6 and limited to such cash or deposit;

(xi)	are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xii)	are restrictions regarding licensing or sublicensing by the Borrower and its Restricted Subsidiaries of intellectual property in the ordinary course of business;

(xiii)	are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder;

(xiv)

are customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person;

(xv)	are in existence on the Closing Date and set forth on Schedule 6.5 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(xvi)

are restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary;

(xvii)

are customary restrictions or conditions imposed by any agreement relating to Liens permitted by this Agreement but solely to the extent that such restrictions or conditions apply only to the property or assets subject to such permitted Lien;

(xviii)	are customary restrictions pursuant to applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit; and

(xix)	are set forth in any agreement governing Indebtedness not prohibited by Section 6.1; provided that such restrictions and conditions are customary for such Indebtedness.

6.6 Investments. Make or own any Investment in any Person except Investments in or constituting:

(a) cash and Cash Equivalents;

(b) so long as (x) no Event of Default ~~(or, in the case of an LCA Election, no Event of Default under 8.1(a), 8.1(f) or 8.1(g))~~ shall have occurred and be continuing or would result therefrom; and (y) the Consolidated Senior Secured Net Leverage Ratio on a Pro Forma Basis does not exceed 6.50 to 1.00, Investments with the Available Amount;

(c) Investments existing as of the Closing Date of Borrower or a Subsidiary in another Subsidiary;

(d) Equity Interests of any Guarantor acquired after the Closing Date;

(e) (i) intercompany Investments by the Borrower or any Restricted Subsidiary in any Credit Party; provided that all such intercompany Investments to the extent such Investment is a loan or advance owed to a Credit Party are evidenced by an subordinated intercompany note, (ii) intercompany Investments by any Restricted Subsidiary that is not a Credit Party to any other Restricted Subsidiary that is not a Credit Party, (iii) intercompany Investments by any Credit Party in any Restricted Subsidiary, that, after giving effect to such Investment, is not a Guarantor (including, without limitation, guarantees with respect to obligations of any such Restricted Subsidiary, loans made to any such Restricted Subsidiary and Investments resulting from mergers with or sales of assets to any such Subsidiary) in an amount (valued at cost) (but excluding all such Investments outstanding as of the Closing Date) not to exceed in the aggregate at any time outstanding $~~35,000,000~~20,000,000, (iv) [reserved], (v) investments in connection with ordinary course of business cash management, cash pooling and other similar arrangements, or and (vi) investments held by the Borrower or any Restricted Subsidiary on the Closing Date and set forth on Schedule 6.6(e) and any modification, extension or renewal thereof; provided that the amount of any such Investment is not increased at the time of such extension or renewal;

(f) accounts receivable arising and trade credit granted in the ordinary course of business;

(g) Investments consisting of non-cash loans made by the Borrower to officers, directors and employees of a Credit Party which are used by such Persons to purchase simultaneously Equity Interests of any parent thereof;

(h) promissory notes, securities and other non-cash consideration received in connection with Asset Sales permitted by Section 6.9;

(i) (i) Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors, (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Borrower and its Restricted Subsidiaries and (iii) Securities of trade creditors or customers that are received in settlement of bona fide disputes;

(j) Investments made in the ordinary course of business consisting of negotiable instruments held for collection in the ordinary course of business and lease, utility and other similar deposits in the ordinary course of business and deposits with suppliers in the ordinary course of business and customary trade arrangements with customers consistent with past practice;

(k) advances, loans or extensions of credit by the Borrower or any of its Restricted Subsidiaries in compliance with applicable Laws to officers, non- affiliated members of the Board of Directors, managers, consultants and employees of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business for travel, entertainment or relocation, out of pocket or other business-related expenses;

(l) loans by the Borrower or any of its Restricted Subsidiaries in compliance with applicable Laws to officers, non-affiliated members of the Board of Directors, managers, consultants and employees of the Borrower or any of its Restricted Subsidiaries the proceeds of which shall be used to purchase the Equity Interests of the Borrower in an aggregate amount outstanding for all such loans not to exceed $5,000,000 then outstanding;

(m) Investments for which the consideration consists solely of Equity Interests of the Borrower;

(n) to the extent constituting Investments, deposit and securities accounts maintained in the ordinary course of business and in compliance with the provisions of the Credit Documents;

(o) Investments consisting of Indebtedness, Liens, fundamental changes, Asset Sales and Restricted Payments permitted under Sections 6.1, 6.2, 6.7, 6.8 and 6.4, respectively (other than by reference to this Section 6.6(o)); provided that no Investment can be made solely pursuant to this Section 6.6(o);

(p) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates, merges or amalgamates with the Borrower or any Restricted Subsidiary thereof, so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary, or of such consolidation, merger or amalgamation;

(q) Permitted Acquisitions;

(r) Investments in Swap Contracts permitted under Section 6.1;

(s) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(t) advances of payroll payments to employees in the ordinary course of business;

(u) Investments and related transactions, including dispositions and the incurrence of intercompany Indebtedness, in connection with internal reorganizations and/or restructurings and related activities related to tax planning and reorganizations, restructurings and related activities which do not, individually or in the aggregate, materially detract from the value of the Collateral or adversely affect in any material respect the rights of the Secured Parties in respect of the Collateral or which facilitate the repatriation of cash to the Borrower or any Domestic Subsidiaries;

(v) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;

(w) guarantees permitted by Section 6.1 and guarantees of obligations that do not constitute Indebtedness;

(x) the licensing, cross-licensing, sublicensing or contribution of Intellectual Property rights pursuant to joint research development or marketing arrangements with Persons other than the Borrower and its Restricted Subsidiaries which does not interfere in any material respect with the business of the Borrower or any of its Restricted Subsidiaries;

(y) to the extent constituting Investments, any Capped Call Transactions;

(z) in addition to Investments otherwise expressly permitted by this Section 6.6, so long as no Event of Default shall have occurred and be continuing or would result therefrom, Investments in businesses permitted to be engaged in by the Borrower and its Restricted Subsidiaries under Section 6.12 in an aggregate amount (valued at cost, if applicable) at any time outstanding not to exceed the greater of (x) $50,000,000 and (y) 75% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recent period of four Fiscal Quarters for which financial statements have been provided pursuant to Section 5.1(a) or (b);

(aa) loans and advances in the ordinary course of business in respect of intercompany accounts attributable to the operation of the Borrower’s cash management system;

(bb) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Investments so long as the Consolidated Total Net Leverage Ratio on a Pro Forma Basis does not exceed 5.00 to 1.00;

(cc) ~~subject to Section 5.17, Investments in Unrestricted Subsidiaries (including Investments comprising the designation of a Restricted Subsidiary as an Unrestricted Subsidiary) in an aggregate outstanding amount not to exceed the greater of (x) $25,000,000 and (y) an amount equal to 50% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recent period of four Fiscal Quarters for which financial statements have been provided pursuant to Section 5.1(a) or (b);~~[reserved]; and

(dd) Investments constituting purchases and other acquisitions of websites and related assets in the ordinary course of business or consistent with past practice so long as the aggregate consideration in any fiscal year of the Borrower for such purchases and other acquisitions does not at any time exceed the greater of (x) $50,000,000 and (y) 75% of Consolidated EBITDA calculated on a Pro Forma basis for the most recent period of four Fiscal Quarters for which financial statements have been provided pursuant to Section 5.1(a) or (b)~~;~~.

~~(ee) [reserved]; and~~

~~(ff) on and after the date on which the Circuit Acquisition is consummated, additional Investments (other than Investments in a Restricted Subsidiary of the Borrower), so long as Liquidity, after giving effect thereto, is no less than $100,000,000.~~

Notwithstanding anything in this Section 6.6 to the contrary, (x) in no event will any Credit Party (directly or indirectly through one or a series of transactions) sell, transfer, assign or grant an exclusive license with respect to or contribute any material Intellectual Property to any non-Credit Party, (y) Investments ~~by the Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary shall be permitted to exist or be made solely in reliance on Section 6.6(cc) and (z) Investments~~ made after the ~~Closing~~Extension Agreement and Incremental Effective Date by the Credit Parties in any Restricted Subsidiary that is not a Credit Party shall not to exceed, solely in the case of this clause (~~z), the greater of (a) $50,000,000 and (b) 50% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recent period of four Fiscal Quarters for which financial statements have been provided~~y), $20,000,000 and (z) the Credit Parties shall not, directly or indirectly, use any Investments made pursuant to Section ~~5.1~~6.6(~~a~~e)(iii) or Section  6.6(~~b~~z ) to make Restricted Payments.

6.7 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a) any Restricted Subsidiary of the Borrower may be merged with or into the Borrower or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any Guarantor; provided, in the case of such a merger, the Borrower or such Guarantor, as applicable, shall be the continuing or surviving Person and shall not change its jurisdiction of establishment; and

(b) any Restricted Subsidiary of the Borrower that is not a Guarantor may be merged with or into another Restricted Subsidiary of the Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to another Restricted Subsidiary of the Borrower; provided, in the case of a merger between a Restricted Subsidiary of the Borrower that is not a Guarantor and a Guarantor, the Guarantor shall be the continuing or surviving Person and shall not change its jurisdiction of establishment;

(c) any Person may merge with or into or consolidate with the Borrower or a Restricted Subsidiary of the Borrower, if (A) any of the Borrower or a Restricted Subsidiary of the Borrower (which Restricted Subsidiary shall have assumed the Obligations of the applicable Guarantor by operation of Law or through assumption documents satisfactory to the Administrative Agent to the extent a Guarantor is merged with or into or consolidated with such Restricted Subsidiary and such Guarantor is not the surviving person) is the surviving Person or (B) if the Borrower or the applicable Restricted Subsidiary, as the case may be, is not the surviving Person, (x) all Obligations of the Borrower or the applicable Restricted Subsidiary, as the case may be, shall have been assumed by the surviving Person by operation of Law or through assumption documents reasonably satisfactory to the Administrative Agent and (y) the surviving Person shall be organized under the laws of any jurisdiction within the United States;

(d) the Borrower or a Restricted Subsidiary of the Borrower may (A) with respect to any Restricted Subsidiary, merge into any other Restricted Subsidiary of the Borrower for the purpose of effecting a change in its state of incorporation in the United States (if all Obligations shall have been assumed by such Restricted Subsidiary by operation of Law or through assumption documents reasonably satisfactory to the Administrative Agent), and (B) reincorporate in any other jurisdiction in the United States (including the District of Columbia), but must in each case promptly notify the Administrative Agent thereof;

(e) any Restricted Subsidiary may enter into any merger, consolidation or similar transaction with another Person to effect a transaction permitted under Section 6.6;

(f) any Immaterial Subsidiary may liquidate or dissolve voluntarily; and

(g) transactions permitted under Sections 6.6 and 6.8 shall be permitted.

Notwithstanding anything in this Section 6.7 to the contrary, in no event will any Credit Party, (directly or indirectly through one or a series of transactions) sell, transfer, assign or grant an exclusive license with respect to or contribute any material Intellectual Property to any non-Credit Party.

6.8 Asset Sales. Sell, lease or sub-lease (as lessor or sublessor), sell and leaseback, assign, convey, license (as licensor or sublicensor), transfer or otherwise dispose to (any of the foregoing, an “Asset Sale”, but excluding, for the avoidance of doubt, any settlement or early termination of any Capped Call Transaction shall not constitute an Asset Sale), any Person, in one transaction or a series of transactions, of all or any part of the Borrower’s or any of its Restricted Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of the Restricted Subsidiaries of the Borrower, except:

(a) the liquidation or other disposition of cash and Cash Equivalents;

(b) the sale, lease, assignment, conveyance, transfer, license, exchange or disposition of inventory or other assets, in each case, in the ordinary course of business;

(c) the sale or discount, in each case without recourse and in the ordinary course of business, by the Borrower or its Restricted Subsidiaries of accounts receivable or notes receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof or in connection with the bankruptcy or reorganization of the applicable account debtors and dispositions of any securities received in any such bankruptcy or reorganization and the any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(d) the sale, lease, assignment, conveyance, transfer, license, exchange or disposition of used, worn out, obsolete or surplus property by the Borrower or its Restricted Subsidiaries, including the abandonment or other disposition of intellectual property, in each case, which, in the reasonable judgment of the Borrower, is no longer economically practicable to maintain or necessary for or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(e) the sale, lease, assignment, conveyance, transfer, license, exchange or disposition of equipment or Real Estate Assets to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property, or (iii) such transaction is part of a sale lease-back of such property permitted by Section 6.9;

(f) any conveyance, transfer, exchange or disposition of assets which would constitute a Restricted Payment permitted under Section 6.4 or an Investment permitted under Section 6.6 (other than, in each case, by reference to this Section 6.8(f));

(g) the sale, lease, assignment, conveyance, transfer, license, exchange or disposition of assets resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset, or consisting of or subsequent to a total loss or constructive total loss of property;

(h) Asset Sales constituting (i) Investments made in accordance with Section 6.6, (ii) sale and leaseback transactions permitted under Section 6.9 or (iii) Liens permitted under Section 6.1 (other than, in each case, by reference to this Section 6.8(h));

(i) the Borrower and its Restricted Subsidiaries may lease or sublease (as lessee or sublessee) or license or sublicense (as licensee or sublicensee) real or personal property so long as any such lease, license, sublease or sublicense does not create a Capital Lease except to the extent permitted by Section 6.1;

(j) assignments, licenses, cross-licenses, or sublicenses with respect to Intellectual Property granted to third parties in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Collateral taken as a whole or materially interfere with the business of the Credit Parties and their Restricted Subsidiaries;

(k) Asset Sales to, between or among the Borrower and any Guarantor;

(l) Asset Sales (x) between or among any Restricted Subsidiary that is not a Guarantor and any other Restricted Subsidiary that is not a Guarantor or joint venture, (y) by a Restricted Subsidiary that is not a Guarantor to Borrower or any other Guarantor, or (z) by any Credit Party to a Restricted Subsidiary and/or joint venture that is not a Credit Party to the extent constituting an Investment permitted under Section 6.6(e);

(m) the unwinding or settling of any Swap Contracts;

(n) dispositions of Investments in joint ventures to the extent required by, or pursuant to, customary buy/sell arrangements between the applicable joint venture party as set forth in the joint venture arrangements or similar binding agreements among such joint venture party;

(o) dispositions or sales of a de minimis amount of Securities of a Restricted Subsidiary in order to qualify members of the governing body of such Restricted Subsidiary to the extent required by Law;

(p) any grant of an option to purchase, lease or acquire property, so long as the disposition resulting from the exercise of such option would otherwise be permitted hereunder;

(q) Asset Sales in connection with tax restructurings and tax planning; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired, including as a result of the release of any Guarantor in connection therewith;

(r) Asset Sales of property to Persons other than the Borrower or any of the Restricted Subsidiaries (including (x) the sale or issuance of Equity Interests in a Restricted Subsidiary and (y) any sale lease-back) not otherwise permitted under this Section 6.8; provided that (i) such disposition is made for fair market value, (ii) with respect to any Asset Sale pursuant to this clause (r) for a purchase price in excess of $35,000,000 for any such transaction, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash, Cash Equivalents or publicly traded securities; provided, however, that for the purposes of this clause (ii), (A) the greater of the principal amount and carrying value of any liabilities (as reflected on the most recent balance sheet of the Borrower (or a parent entity) provided hereunder or in the footnotes thereto), or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of Borrower or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by Borrower of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases the Borrower or such Restricted Subsidiary from such liabilities, (B) any securities (other than publicly traded securities) received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Asset Sale, shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (r) that is at that time outstanding, not in excess (at the time of receipt of such Designated Non-Cash Consideration) of 5% of Consolidated Total Assets for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b) as of the time of receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash (for the avoidance of doubt, publicly traded securities shall not be subject to the foregoing limit);

(s) any Asset Sale of Margin Stock owned by the Borrower for cash at not less than its fair market value;

(t) (i) the issuance or sale of shares of any Restricted Subsidiary’s Equity Interests to (1) the Borrower or any Guarantor, or (2) if such Restricted Subsidiary is not a Credit Party, to another Restricted Subsidiary, and (ii) compensatory issuances or grants of Equity Interests of the Borrower approved by the Borrower’s board of directors, any committee thereof or any designee of either to employees, officer, directors or consultants made pursuant to equity-based compensation plans or arrangements that have been approved by the shareholders of the Borrower;

(u) any Asset Sale of non-core assets (and other assets if required by law or applicable regulatory authorities) acquired in connection with any Permitted Acquisition or Investment permitted hereunder;

(v) Asset Sales in which the fair market value of the property does not exceed the greater of (A) 5.0% of the Consolidated Total Assets of the Borrower in the aggregate for any fiscal year of the Borrower and (B) $5,000,000 in any fiscal year of the Borrower;

(w) dispositions of leases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Restricted Subsidiary, taken as a whole;

(x) ~~Asset Sales comprised of the Equity Interests of Unrestricted Subsidiaries~~[reserved]; and

(y) to the extent constituting Asset Sales, transactions contemplated by Sections 6.2, 6.4, 6.6 and 6.7.

Notwithstanding anything in this Section 6.8 to the contrary, in no event will any Credit Party (directly or indirectly through one or a series of transactions) sell, transfer, assign or grant an exclusive license with respect to or contribute any material Intellectual Property to any non-Credit Party.

6.9 Sales and Lease-Backs. Become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Person (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any Guarantor), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Person to any Person (other than the Borrower or any Guarantor) in connection with such lease, in each case other than as permitted by Section 6.8(r) or 6.1, as applicable.

6.10 Transactions with Affiliates. Enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (other than between or among the Borrower and its Restricted Subsidiaries), on terms that are materially less favorable to the Borrower or any of its Restricted Subsidiaries (taken as a whole), as the case may be, than those that might be obtained at the time from a Person who is not such an Affiliate; provided, the foregoing restriction shall not apply to:

(a) any transaction between or among the Borrower and any of its Restricted Subsidiaries not otherwise restricted hereunder;

(b) any transaction between or among non-Credit Party Restricted Subsidiaries not otherwise restricted hereunder;

(c) reasonable and customary indemnities (including the provision of directors and officers insurance) provided to, and reasonable and customary fees and out-of-pocket expense reimbursement paid to, members of the Board of Directors, officers and other employees of the Borrower and its Restricted Subsidiaries;

(d) reasonable and customary employment, compensation (including bonus) and severance arrangements for members of the Board of Directors, officers and other employees of the Borrower and its Restricted Subsidiaries and other employee benefit arrangements paid to or provided for the benefit of, directors, officers or employees thereof, each in the ordinary course of business~~, provided, that any payment in respect of an Unrestricted Subsidiary shall count as an Investment under Section 6.6(cc)~~;

(e) Restricted Payments to the extent permitted under Section 6.4, Investments to the extent permitted under Section 6.6 and other transactions permitted by Section 6;

(f) any transaction existing on the Closing Date and set forth on Schedule 6.10(f) or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(g) transactions approved by a majority of the disinterested directors of the Borrower’s Board of Directors;

(h) any transaction involving amounts less than $5,000,000 individually and $15,000,000 in the aggregate;

(i) employment arrangements entered into in the ordinary course of business between the Borrower or any Restricted Subsidiary and any employee thereof;

(j) ~~pledges of Equity Interests of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary~~[reserved];

(k) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services or providers of employees or other labor, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person; and

(l) any voting agreement entered into by any holder of the Borrower’s Equity Interest existing on the Closing Date or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect.

6.11 Fiscal Year. Change its Fiscal Year-end from December 31; provided, that Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

6.12 Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Borrower and its Restricted Subsidiaries are engaged on the date of this Agreement or that are similar, corollary, reasonably related, incidental, ancillary or complementary thereto.

6.13 Issuance of Qualified Equity Interests. Notwithstanding anything herein to the contrary (including any restrictions set forth in Sections 6.4, 6.7 and 6.8), but subject in all events to Section 8.1(j), for the avoidance of doubt, the Borrower shall be permitted to issue any Qualified Equity Interests.

6.14 Financial Covenants.

(a) Minimum Recurring Revenue ~~Covenant~~. Cause Recurring Revenues, as of the last day of a Fiscal Quarter set forth below for the four (4) consecutive Fiscal Quarters of the Borrower than ended, to be not less than the amount set forth opposite such period in the table below:

Measurement Date	Minimum Recurring Revenues
September 30, 2021	$700,000,000
December 31, 2021	$700,000,000
March 31, 2022	$700,000,000
June 30, 2022	$700,000,000
September 30, 2022	$700,000,000
December 31, 2022	$700,000,000
March 31, 2023 and the last day of each Fiscal Quarter ending thereafter	$900,000,000

(b) Maximum Consolidated Senior Secured Net Leverage Ratio. Solely for the benefit of the Revolving Credit Lenders, permit the Consolidated Senior Secured Net Leverage Ratio, calculated on a pro forma basis, as of the last day of any period of four (4) consecutive fiscal quarters of the Borrower (i) ending March 31, 2023 and on or prior to December 31, 2024, to exceed 2.65 to 1.00 and (ii) ending thereafter, to exceed 2:00 to 1:00.

(c) Maximum Consolidated Total Net Leverage Ratio. Solely for the benefit of the Revolving Credit Lenders, permit the Consolidated Total Net Leverage Ratio, calculated on a pro forma basis, as of the last day of any period of four (4) consecutive fiscal quarters of the Borrower (i) ending March 31, 2023 and on or prior to December 31, 2024, to exceed 6.75 to 1.00 and (ii) ending thereafter, to exceed 5.50 to 1.00.

(d) Consolidated Fixed Charge Coverage Ratio. Solely for the benefit of the Revolving Credit Lenders, permit the Consolidated Fixed Charge Coverage Ratio, calculated on a pro forma basis, for any period of four (4) consecutive fiscal quarters of the Borrower (i) ending March 31, 2023 and on or prior to December 31, 2024, to be less than 1.10 to 1.00 and (ii) ending thereafter, to be less than 1.25 to 1.00.

SECTION 7 GUARANTY

7.1 Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Secured Parties the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 USC. § 362(a) following an Event of Default, collectively, the “Guaranteed Obligations”).

7.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (x) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (y) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors times (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state Law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3 Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due following an Event of Default but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 USC. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a proceeding under any Debtor Relief Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in such proceeding) and all other Guaranteed Obligations then owed to Secured Parties as aforesaid.

7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations (other than Remaining Obligations). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability;

(b) this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(c) the Administrative Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Secured Party with respect to the existence of such Event of Default;

(d) the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guaranty whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;

(e) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid when due. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(f) any Secured Party, upon such terms as it deems appropriate, without notice or demand (except to the extent notice is required to be provided hereunder, in any other Credit Document or under applicable Law) and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its reasonable discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (but so long as such sale is in accordance with applicable Law), and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and

(g) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than Remaining Obligations) or unless the obligations of the Guarantors are reduced or terminated by the Agent and applicable Secured Parties in accordance with the terms of this Agreement), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document or any agreement relating to such other guaranty or security; (iii) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (iv) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; and (v) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vi) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5 Waivers by Guarantors. Each Guarantor hereby waives, to the extent permitted by applicable Law, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations (other than Remaining Obligations); (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) (i) any principles or provisions of Law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof (other than the default of payment), (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (e) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (f) any defenses or benefits that may be derived from or afforded by Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof (other than the defense of payment).

7.6 Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations (other than Remaining Obligations) shall have been paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations (other than Remaining Obligations) shall have been paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against the Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than Remaining Obligations) shall not have been finally and paid in full, such amount shall be held in trust for the Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof and of the other Credit Documents.

7.7 Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9 Authority of Guarantors or the Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, members of the Board of Directors or any agents acting or purporting to act on behalf of any of them.

7.10 Financial Condition of the Borrower. Any Credit Extension may be made to the Borrower or continued from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Secured Party.

7.11 Bankruptcy, Etc.

(a) The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Secured Parties that the Guaranteed Obligations pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12 Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof to a Person that is not the Borrower or a Subsidiary of the Borrower, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Secured Party or any other Person effective as of the time of such sale or disposition. In addition, a Guarantor shall automatically be discharged and released of its Guaranty (i) upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary or (ii) upon the request of the Borrower, upon any Guarantor becoming an Excluded Subsidiary (other than as a result of becoming a non-wholly-owned Subsidiary).

7.13 Maximum Liability. It is the desire and intent of the Guarantors and the Secured Parties that this Guaranty shall be enforced against the Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Secured Parties hereunder; provided, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 8 EVENTS OF DEFAULT

8.1 Events of Default. The occurrence and continuance of any one or more of the following conditions or events shall constitute an “Event of Default”:

(a) Failure to Make Payments When Due. Failure by any Credit Party to pay (i) when due any principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise or (ii) any interest on any Loan or any fee, expenses or any other amount due hereunder or under any other Credit Document within five (5) Business Days after the date due; or

(b) Default in Other Agreements. (i) Failure of the Borrower or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Material Indebtedness (other than Indebtedness under Swap Contracts, the Loans, the Indebtedness under the Existing Credit Agreement, and intercompany Indebtedness) (such Material Indebtedness, the “Specified Indebtedness”) beyond the grace period, if any, provided therefor; (ii) breach or default by the Borrower or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of Specified Indebtedness or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Specified Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Specified Indebtedness (or a trustee on behalf of such holder or holders), to cause, such Specified Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (it being understood, for the avoidance of doubt, that the satisfaction of any customary “conversion conditions” set forth in the instruments governing any Convertible Bond Indebtedness will not be deemed to constitute a default under this clause (b) on account of such satisfaction giving any holder of such Convertible Bond Indebtedness the right to convert the same and that this clause (b) shall not apply to any early payment requirement or unwinding or termination with respect to any Capped Call Transactions, or satisfaction of any condition giving rise to or permitting the foregoing in accordance with the terms thereof); or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than $50,000,000, or (B) any Termination Event (as so defined, but which shall not under any circumstances include any “Additional Termination Event” (however described)) under such Swap Contract as to which the Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and (x) the Borrower or such Restricted Subsidiary is required to make a payment in connection with such Termination Event, (y) the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than $50,000,000, and (z) the Borrower or such Restricted Subsidiary shall fail to make such payment within the later to occur of five Business Days after the due date thereof and the expiration of any grace periods in such Swap Contract applicable to such payment obligation; or

(c) Breach of Certain Covenants. Failure of the Borrower or any Restricted Subsidiary of the Borrower to perform or comply with any term or condition contained in any of (i) Section 5.1(a) or (b), which failure continues for ten consecutive Business Days or (ii) Section 5.1(g)(i), Section 5.2 (as it relates to the existence of the Borrower in its jurisdiction of organization) and Section 6.14(subject to Section 8.4)~~; or~~ provided, that an Event of Default under Section 6.14(b), (c) or (d) shall not constitute an Event of Default for purposes of any Term Loan unless and until the Required Revolving Lenders have actually declared all outstanding Obligations under the Revolving Credit Facility to be immediately due and payable and terminated the Revolving Credit Commitments as a result of the Borrower’s failure to perform or observe any term, covenant or agreement contained in Section 6.14(b), (c) or (d) in accordance with this Agreement and such declaration has not been rescinded on or before such date; or

(d) Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by such Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be incorrect or misleading in any material respect (or, in the case of any representation or warranty qualified by materiality, in all respects) as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. The Borrower or any Restricted Subsidiary of the Borrower shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other subsection of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after receipt by the Borrower of notice from the Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrower or any of its Restricted Subsidiaries in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state Law; or (ii) an involuntary case shall be commenced against the Borrower or any of its Restricted Subsidiaries under any Debtor Relief Law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Restricted Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any of its Restricted Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Borrower or any of its Restricted Subsidiaries, and any such event described in this clause (i) and (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Borrower or any of its Restricted Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower or any of its Restricted Subsidiaries shall make any assignment for the benefit of creditors; or (ii) the Borrower or any of its Restricted Subsidiaries hall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or (iii) the Board of Directors of the Borrower or any of its Restricted Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any final, non-appealable money judgment, writ or warrant of attachment or similar process involving in any individual or aggregate proceeding at any time an amount in excess of $50,000,000 (in each case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company does not deny coverage or a third party indemnity and taking into account any deductibles) shall be entered or filed against the Borrower or any of its Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(i) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect; or (ii) there exists any fact or circumstance that results in the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) or 4068 of ERISA on the assets of the Borrower or its Restricted Subsidiaries that primes the Liens that secure the Obligations; or

(j) Change of Control. A Change of Control shall occur; or

(k) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations (other than Remaining Obligations), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, or (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations (other than Remaining Obligations) in accordance with the terms hereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in a material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document or the Lien securing the Obligations shall cease to constitute first priority security interests (subject to Permitted Liens, including, without limitation, until substantially immediately following the funding of the Initial Term Loans, Liens securing Indebtedness incurred under the Existing Credit Agreement), or (iii) the Borrower or any of its Restricted Subsidiaries shall contest in writing the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, or (iv) the Borrower or any of its Restricted Subsidiaries shall contest in writing the validity or perfection of any Lien in a material portion of Collateral purported to be covered by the Collateral Documents; or

Solely for the purpose of determining whether a Default or Event of Default has occurred under Section 8.1(f), (g) or (h), any reference in any such clause to any Restricted Subsidiary shall be deemed to include only any Restricted Subsidiary that is not an Immaterial Subsidiary (counting all such Subsidiaries subject to such Default or Event of Default as one Restricted Subsidiary).

8.2 Acceleration. (a) Upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (b) upon the occurrence of any other Event of Default, at the request of (or with the consent of) the Required Lenders (or solely with respect to Loans and Commitments under the Revolving Credit Facility and solely with respect to the action set forth in clause (i) below, the Required Revolving Lenders, in the case of an Event of Default in respect of Section 6.14(b), (c) or (d) (subject to the provisions of Section 8.1(b) and Section 8.4)), upon notice to the Borrower by the Administrative Agent:

(i)

the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees ~~(including any Applicable Premium)~~ and all other Obligations under this Agreement and the other Credit Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Credit Party; and

(ii)

the Administrative Agent shall, at the direction of the Required Lenders, cause the Collateral Agent to, exercise any and all of its other rights and remedies under applicable Law (including the UCC) or at equity, hereunder and under the other Credit Documents~~.~~;

provided that in the case of an Event of Default under Section 8.1(b) in respect of a failure to observe or perform the covenants under Section 6.14, the actions set forth above may not be taken until the ability to exercise the Cure Right under Section 8.4 has expired.

With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account subject to the security interest granted in favor of the Lenders opened by the Administrative Agent an amount equal to the 103% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Credit Documents in accordance with the Guarantee and Collateral Agreement. After all such Letters of Credit shall have expired or been fully drawn upon and all Reimbursement Obligations shall have been satisfied, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in Section 8.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

8.3 Application of Payments and Proceeds. After the acceleration of the principal amount of any of the Loans in accordance with Section 8.2, all payments and proceeds in respect of any of the Obligations received by any Agent or any Lender under any Credit Document, including any proceeds of any sale of, or other realization upon, all or any part of the Collateral, shall be applied as follows:

first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to the Administrative Agent or the Collateral Agent with respect to this Agreement, the other Credit Documents or the Collateral;

second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Credit Documents or the Collateral;

third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts);

fourth, to the principal amount of the Obligations constituting unpaid principal of the Loans, Obligations then owing under Secured Cash Management Obligations and Secured Swap Obligations and all other Obligations, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause fourth held by them;

fifth, to any other Indebtedness or obligations of any Credit Party owing to the Administrative Agent, the Collateral Agent or any Lender under the Credit Documents; and

sixth, to the Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (b) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Each Credit Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Administrative Agent or the Collateral Agent from or on behalf of any Credit Party, and, as between each Credit Party on the one hand and the Administrative Agent, the Collateral Agent and the other Secured Parties on the other, the Administrative Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as the Administrative Agent may deem advisable notwithstanding any previous application by the Administrative Agent.

Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above and/or the similar provisions in the other Credit Documents.

Notwithstanding the foregoing, Obligations comprising under Secured Cash Management Obligations and Secured Swap Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable provider of such Secured Cash Management Obligations or counterparty to such Secured Swap Obligations, as the case may be.

8.4 Right to Cure. Notwithstanding anything to the contrary contained in Section 8;

(a) For the purpose of determining whether an Event of Default under Section 6.14 has occurred as of the last day of the Test Period, the Borrower may, during the period beginning at the start of any Fiscal Quarter in which the Borrower determines that a breach of ~~the~~any covenant set forth in Section 6.14 may occur (a “Specified Fiscal Quarter”) until the expiration of the tenth (10th) Business Day (the “Cure Expiration Date”) after the date on which financial statements with respect to the Specified Fiscal Quarter are required to be delivered pursuant to Section 5.1(a) or (b), designate any portion of the net cash proceeds from a sale or issuance of the Equity Interests (which Equity Interests shall not be Disqualified Equity Interests) of the Borrower (the “Cure Amount”) (x) as an increase to the amount of Recurring Revenues for the Specified Fiscal Quarter and each Test Period that includes the Specified Fiscal Quarter or (y) to be included in the calculation of Consolidated EBITDA for purposes of determining compliance with the applicable covenant set forth in Section 6.14 for the Specified Fiscal Quarter and each Test Period that includes the Specified Fiscal Quarter; provided that (i) such amounts to be designated shall not constitute unrestricted cash or Cash Equivalents for “cash netting” purposes, (ii) such amounts are actually received by the Borrower prior to the expiration of the Cure Expiration Date, (~~ii~~iii ) such amounts do not exceed the aggregate amount necessary to cure any Event of Default in respect of Section 6.14 as of the end of the Specified Fiscal Quarter, (~~iii~~iv) such amounts shall not at any time be considered for purposes of determining pricing, mandatory prepayments, the availability or amount permitted pursuant to any term, provision or covenant hereunder or otherwise for any purpose hereunder, and (~~iv~~v) the Borrower shall have provided notice to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such net cash proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default in respect of Section 6.14 is less than the full amount of such originally designated amount).

(b) Notwithstanding anything to the contrary contained in Section 8.1 and Section 8.2, (x) upon designation of the Cure Amount by the Borrower in an amount necessary to cure any Event of Default under the ~~covenant~~covenants set forth in Section 6.14, the covenant set forth in Section 6.14 will be deemed satisfied and complied with as of the end of the Specified Fiscal Quarter with the same effect as though there had been no failure to comply with the covenant set forth in Section 6.14 and any Event of Default under the covenant set forth in Section 6.14 (and any other Default as a result thereof) will be deemed not to have occurred for purposes of the Credit Documents, (y) from and after the date that the Borrower delivers a written notice to the Administrative Agent that it intends to exercise its cure right under this Section 8.4 (a “Notice of Intent to Cure”) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.2 (or under any other Credit Document) on the basis of any actual or purported Event of Default under the covenant set forth in Section 6.14 (and any other Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Cure Amount having been designated and (z) no Lender shall be required to (but in its sole discretion may) make any Revolving Credit Loan from and after such time as the Administrative Agent has received the Notice of Intent to Cure unless and until the Cure Amount is actually received.

(c) (i) In each period of four (4) consecutive Fiscal Quarters, there shall be not more than one (1) Fiscal Quarter in which the cure right set forth in this Section 8.4 is exercised and (ii) during the term of this Agreement, the Borrower may not exercise the cure right set forth in this Section 8.4 more than four (4) times in the aggregate. The Cure Amount to be included in the calculation of Consolidated EBITDA in accordance with clause (a) of this Section 8.4 shall not be greater than the lesser of (x) $20,000,000 and (y) the minimum amount required to cause the Borrower to be in compliance with the applicable covenant set forth in Section 6.14(b), (c) and (d) in the applicable Specified Fiscal Quarter.

SECTION 9 AGENTS

9.1 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Alter Domus to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints Alter Domus to act on its behalf as the Collateral Agent hereunder and under the other Credit Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly set forth in Sections 9.6(a), 9.6(b), 9.14(c) and 9.14(e), the provisions of this Section are solely for the benefit of the Agents, the Lenders, and neither the Borrower or any of its Subsidiaries shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Document (or any other similar term) with reference to an Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to execute and deliver each Intercreditor Agreement and to take such action, and to exercise the powers, rights and remedies granted to the Administrative Agent and the Collateral Agent thereunder and with respect thereto.

9.2 Rights as a Lender. The Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity, if applicable. Such Person and its Affiliates may accept deposits from, lend money to, own Securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

9.3 Exculpatory Provisions.

(a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent:

(i)	shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)

shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided, no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(iii)

shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

(b) No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.5 and Sections 8.1, 8.2 and 8.3), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until notice conspicuously labeled as a “notice of default” and describing such Default is given to such Agent in writing by the Borrower or a Lender.

(c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, (v) the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Credit Document or (vi) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

(d) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender, or (b) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender.

9.4 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents or supplemental agents appointed by such Agent, including any Affiliate of any Agent. Each Agent and any such sub agent or supplemental agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub agent or supplemental agent and to the Related Parties of each Agent and any such sub-agent or supplemental agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents or supplemental agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents or supplemental agents. In connection with the designation of any such sub-agent or supplemental agent, this Agreement and the other Credit Documents may be amended solely to implement mechanical provisions customarily requested by such sub-agent or supplemental agent so long as such amendment is reasonably satisfactory to the Borrower and the Administrative Agent.

9.6 Resignation of the Administrative Agent; Resignation of Issuing Lender and Swingline Lender.

(a) Each Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower; provided, (x) no such consent of the Borrower shall be required while an Event of Default under Section 8.1(a), (f) or (g) exists and (y) such consent shall not be unreasonably withheld, delayed or conditioned, and shall be deemed to have been given unless the Borrower shall have objected to such appointment by written notice to the Required Lenders and Administrative Agent within ten (10) Business Days after having received notice thereof. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) (i) if the Administrative Agent (x) becomes a Defaulting Lender and is not performing its role hereunder as Administrative Agent or (y) declines to approve any waiver, amendment or modification of this Agreement or any Credit Document that requires approval of all Lenders pursuant to Section 10.5 or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, the Administrative Agent may be removed as the Administrative Agent hereunder at the request of the Borrower and the Required Lenders and (ii) the Required Lenders may, by notice in writing to the Borrower and the applicable Agent remove such Person as an Agent and, with the consent of the Borrower (provided, (x) no such consent of the Borrower shall be required while under this clause (b) if an Event of Default under Section 8.1(a), (f) or (g) exists and (y) such consent shall not be unreasonably withheld, delayed or conditioned, and shall be deemed to have been given unless the Borrower shall have objected to such appointment by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents, (except that in the case of any Collateral held by the Collateral Agent on behalf of the Secured Parties, the retiring or removed Collateral Agent shall continue to hold such Collateral until such time as a successor Collateral Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent (to the extent not already discharged as provided above) shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed

Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Section and Sections 10.2 and 10.3 shall continue in effect for the benefit of such retiring or removed Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as an Agent.

(d) In addition to the foregoing, (i) if a Lender becomes, and during the period it remains, a Defaulting Lender, the Issuing Lender and/or the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Lender or Swingline Lender, respectively, effective at the close of business New York time on a date specified in such notice (which date may not be less than ten (10) Business Days after the date of such notice), and (ii) the Issuing Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Lender and Swingline Lender effective at the close of business New York time on a date specified in such notice (which date may not be less than thirty (30) days after the date of such notice); provided that such resignation by the Issuing Lender or Swingline Lender will have no effect on the validity or enforceability of any Swingline Loan or Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Swingline Loan or Letter of Credit or otherwise to the Issuing Lender or the Swingline Lender and such Issuing Lender or Swingline Lender shall continue to be an Issuing Lender or Swingline Lender for the purposes of this Agreement in respect of such Swingline Loans and Letters of Credit.

9.7 Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder. Without limiting the foregoing, each Lender acknowledges and agrees that neither such Lender, nor any of its respective Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the PATRIOT Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Credit Parties, their Affiliates or their agents, the Credit Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other Laws.

9.8 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.8, 10.2 and 10.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.8, 10.2 and 10.3.

9.9 Collateral Documents and Guaranty.

(a) The Secured Parties irrevocably authorize the Collateral Agent, at its option and in its discretion,

(i)

to release any Lien on any property granted to or held by the Collateral Agent under any Credit Document (x) upon termination of all Commitments and payment in full of all Obligations (other than Remaining Obligations), (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of to a Person that is not a Credit Party as part of or in connection with any sale or other disposition permitted under the Credit Documents, or (z) subject to Section 10.5, if approved, authorized or ratified in writing by the Required Lenders;

(ii)	to subordinate any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.2(d); and

(iii)

to release any Guarantor from its Guaranty upon consummation of any transaction not prohibited hereunder resulting in such Guarantor ceasing to constitute a Guarantor or otherwise becoming an Excluded Subsidiary (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry); provided that in no event shall any Guarantor cease to constitute a Guarantor solely as a result of (i) such Guarantor ceasing to constitute a wholly owned Subsidiary of the Borrower after the Closing Date (unless such Person otherwise constitutes an Excluded Subsidiary (other than solely on account or constituting a non-wholly owned Subsidiary of the Borrower)).

Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.9(a).

(b) Anything contained in any of the Credit Documents to the contrary notwithstanding, each Credit Party, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Credit Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c) Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, and neither the Administrative Agent nor the Collateral Agent shall be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.10 Withholding Taxes. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered, was not properly executed or was invalid or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative

Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out of pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due the Administrative Agent under this Section 9.10.

9.11 Agent Discretion. Notwithstanding anything set forth herein or in the other Credit Documents to the contrary, to the extent any such Credit Document grants any Agent discretion to act or refrain from acting without the direction of the Required Lenders (or the Required Revolving Lenders or Required Term Loan Lenders if applicable pursuant to Section 8.4, or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.5 and Sections 8.1, 8.2 and 8.3), such Agent shall nonetheless be entitled to request direction from the Required Lenders (or the Required Revolving Lenders or Required Term Loan Lenders if applicable pursuant to Section 8.4, or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.5 and Sections 8.1, 8.2 and 8.3) as to the matter over which such Agent has been granted discretion, and no Agent shall be required to exercise or be liable for failure to exercise such discretion until such time as it has obtained the requested direction from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.5 and Sections 8.1, 8.2 and 8.3).

9.12 Indemnification by Lenders. Each Lender severally agrees to indemnify and hold harmless each Agent, to the extent that such Agent shall not have been timely reimbursed by the Borrower, based on and to the extent of such Lender’s pro rata share (determined as of the time that the applicable unreimbursed indemnity payment is sought), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction (it being understood and agreed that no action taken in accordance with the directions of the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) shall constitute gross negligence or willful misconduct). If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata share. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the outstanding Loans at such time (or if such indemnity payment is sought after the date on which the Loans have been paid in full in accordance with such Lender’s pro rata share immediately prior to the date on which the Loans are paid in full).

9.13 Survival. The agreements in this Section 9 and Sections 10.2 and 10.3 shall survive the resignation of any Agent, the termination of the Credit Documents and payment of the obligations hereunder.

9.14 Erroneous Payment.

(a) Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including, without limitation, waiver of any defense based on “discharge for value” or any similar theory or doctrine. A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives a payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent, (y) that was not preceded or accompanied by notice of payment, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case, if an error has been made each such Lender is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar theory or doctrine. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such

Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Credit Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason (and without limiting the Administrative Agent’s rights and remedies under this Section 9.14), the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, (i) comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party or (ii) the proceeds of realization from the enforcement of one or more of the Credit Documents against or in respect of the Borrower or one or more of the Credit Parties in each case for the purpose of making such Erroneous Payment.

(d) In addition to any rights and remedies of the Administrative Agent provided by law, the Administrative Agent shall have the right, without prior notice to any Lender, any such notice being expressly waived by such Lender to the extent permitted by applicable law, with respect to any Erroneous Payment for which a demand has been made in accordance with this Section 9.14 and which has not been returned to the Administrative Agent, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Administrative Agent or any of its Affiliate, branch or agency thereof to or for the credit or the account of such Lender. The Administrative Agent agrees promptly to notify the Lender after any such setoff and application made by Administrative Agent; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

(e) Each party’s obligations under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

SECTION 10 MISCELLANEOUS

10.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.1(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, addressed (a) in the case of the Credit Parties, as follows, (b) in the case of an Agent, to it at its address (or facsimile number) as set forth on Appendix B, (c) in the case of the Lenders, at their primary address set forth below their name on Appendix B or otherwise indicated to Administrative Agent in writing or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Assumption, in such Assignment and Assumption or (d) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 10.1(b), shall be effective as provided in Section 10.1(b).

the Credit Parties:

2U

7900 Harkins Road,

Lanham, MD 20706,

Attention: Paul S. Lalljie; Kevin Welch, Matthew Norden;

E-mail Address: plalljie@2u.com; kwelch@2u.com; mnorden@2u.com with a copy to (which shall not constitute notice):

Paul Hastings, LLP

2050 M Street NW

Washington, D.C. 20036

Attention: Brandon Bortner

E-mail Address: brandonbortner@paulhastings.com

Paul Hastings, LLP

600 Travis Street

Houston, TX 77002

~~71 South Wacker Drive~~

~~Suite 4500~~

~~Chicago, IL~~

~~60606~~

Attention: ~~Holly Snow~~Seth Chandler

E-mail Address: ~~hollysnow~~sethchandler@paulhastings.com

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided, the foregoing shall not apply to Notices to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving Notices by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform.

(i)

Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders and the Issuing Lender by posting the Communications on Debt Domain, IntraLinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)

The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third- party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Credit Parties, any Lender, any Issuing Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent ~~or~~, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

10.2 Expenses.

(a) Borrower Expenses. The Borrower shall pay, within 30 days of receipt of a written demand with a summary statement, (a) all reasonable, documented, out of pocket expenses incurred by (x) the Agents (including the reasonable fees, out of pocket charges and disbursements of one outside legal counsel for the Agents, and, if necessary or appropriate, one local outside counsel in each reasonably necessary and materially relevant jurisdiction and in the case of other consultants and advisers, to the extent such persons are approved by the Borrower) and (y) the Lenders (including the reasonable fees, out of pocket charges and disbursements of one primary outside legal counsel for the Lenders, taken as a whole, and, if necessary and appropriate, one local counsel in each reasonably necessary and materially relevant jurisdiction and in the case of other consultants and advisers, to the extent such persons are approved by the Borrower), in connection with the Commitments, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (b) all reasonable, documented out of pocket expenses incurred by any Agent or any Lender (including the reasonable, documented out-of-pocket fees, charges and disbursements of one outside counsel for the Agents and one primary outside counsel for the Lenders (and, in the case of a conflict of interest, additional counsels, as appropriate) and if necessary or appropriate, of any special counsel and one local counsel in each reasonably necessary and materially relevant jurisdiction (and in the case of a conflict of interest, additional counsels as appropriate and in the case of other consultants and advisers, to the extent such persons are approved by the Borrower) (in each case, except allocated costs of in-house counsel)) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Lender Expenses. Each Lender shall promptly following written demand therefor, pay or reimburse each Agent based on and to the extent of such lender’s pro rata share of all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Credit Documents, including all such out-of-pocket costs and expenses incurred during any legal proceeding ( including any proceeding under any Debtor Relief Law) and all respective fees, charges and disbursements of a primary counsel and local counsel for the Agent Indemnitees, to the extent that the Agent Indemnitees are not timely reimbursed for such expenses by or on behalf of the Borrower (solely to the extent, that the Borrower for any reason fails to pay any amount required under Section 10.2 or Section 10.3(a) to be paid by it to any Agent (or any sub-agent thereof),or any Related Party of any of the foregoing). For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the outstanding Loans at such time (or if such indemnity payment is sought after the date on which the Loans have been paid in full in accordance with such Lender’s pro rata share immediately prior to the date on which the Loans are paid in full). The obligations of the Lenders under this Section 10.3(b) are subject to the provisions of Section 10.12.

10.3 Indemnity; Certain Waivers. (a) Indemnification by Borrower. The Borrower shall indemnify each Agent (and any sub-agent or Related Party thereof) (each such Person being called an “Agent Indemnitee”), each Lender (and any Related Party thereof) (each Person called a “Lender Indemnitee”; together with the Agent Indemnitee, each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable, documented out-of-pocket fees, charges and disbursements of one primary outside counsel for Agent Indemnitees and a primary firm of counsel for the Lender Indemnitees (in each case, except allocated costs of in-house counsel and if reasonably necessary (as determined by the Agent Indemnitees or the Lender Indemnitees, as applicable), a single regulatory counsel and a single local counsel in each appropriate jurisdiction for the Agent Indemnitees and a single regulatory counsel and a single local counsel in each appropriate jurisdiction for the Lender Indemnitees (plus additional counsel desirable due to actual or reasonably perceived conflict of interest among such parties)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any of its Subsidiaries) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or its Subsidiaries, or any environmental liability related in any way to the Borrower or its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any of its Subsidiaries, its Affiliates, its equity holders or creditors, and regardless of whether any Indemnitee is a party thereto; provided, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses: (v) solely with respect to the Lender Indemnitees (and specifically excluding the Agent Indemnitees), arising from any settlement effected without the Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), (w) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the bad faith, gross negligence, or willful misconduct of such Indemnitee (or any of its Affiliates or their respective officers, directors, employees, advisors and agents), (x) solely with respect to the Lender Indemnitees (and specifically excluding the Agent Indemnitees), a material breach of the Credit Documents by, any Lender Indemnitee (or any of its Affiliates or their respective officers, directors, employees, advisors and agents), (y) relate to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim or (z) arise out of, or in connection with, any proceeding that does not involve an act or omission by the Borrower or its Subsidiaries or any of their respective affiliates or that is brought by an Indemnitee against any other Indemnitee (other than disputes involving claims against any Agent in its capacity as such or in a similar agency or arranger role, but not any other person or entity party to any such proceeding).

(b) [reserved].

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee or any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof; provided that the foregoing shall not limit any Credit Party’s indemnity obligations to the extent special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to receive indemnification hereunder. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(d) Payments. All amounts due under Section 10.3 shall be payable within ten (10) Business Days after written demand therefor, together with supporting documentation in reasonable detail.

(e) Survival. Each party’s obligations under Sections 10.2 and 10.3 shall survive the resignation or removal of the Administrative Agent, the termination of the Credit Documents and payment of the obligations hereunder.

10.4 Set-Off. If an Event of Default under 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but in any event, excluding Excluded Assets) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, or any such Affiliate, to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender, or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, the failure to give such notice shall not affect the validity of such setoff and application.

10.5 Amendments and Waivers. (a) Required Lenders’ Consent. Subject to Section 2.21 ~~and~~, Sections 10.05(b)(vii), 10.05(b)(viii) and 10.05(c)(iv) and the additional requirements of Sections 10.5(b), 10.5(c) and 10.5(d), no amendment, modification, termination or waiver of any term or condition of any Credit Document, or consent to any departure by any Credit Party therefrom, shall be effective without the written concurrence of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) and the Required Lenders.

(b) Affected Lenders’ Consent. No amendment, modification, termination or waiver of any term or condition of any Credit Document, or consent to any departure by any Credit Party therefrom, shall:

(i)	increase or extend the Commitment of any Lender or extend the scheduled final maturity of any Loan without the written consent of the Lender holding such Commitment or Loan;

(ii)	reduce the principal amount of any Loan without the written consent of the Lender holding such Loan;

(iii)

waive, reduce or postpone any scheduled repayment of principal of any Loan, including any scheduled amortization payment of the principal amount of any Term Loan under Section 2.1(c), or elect to make any payment due under any Credit Document not in immediately available funds in US dollars without the written consent of the Lender holding such Loan; provided, that, mandatory prepayments may be waived with the consent of the Required Lenders only;

(iv)

reduce the rate of interest on any Loan without the written consent of the Lender holding such Loan; provided, that, the imposition of default interest may be waived with the consent of the Required Lenders only;

(v)	reduce any fee or premium ~~(including the Applicable Premium)~~ payable under any Credit Document without the written consent of the Lender that is entitled to receive such fee or premium;

(vi)

extend the time for payment of any interest on any Loan without the written consent of the Lender holding such Loan; provided, that, default interest may be extended or waived with the consent of the Required Lenders only; or

(vii)

extend the time for payment of any fee or premium ~~(including the Applicable Premium)~~ payable under any Credit Document without the written consent of the Lender that is entitled to receive such fee or premium ~~(including the Applicable Premium).~~;

(viii)

amend, waive or otherwise modify Section 6.14(b), (c) or (d) or Section 8.4 (solely as it relates to Sections 6.14(b), (c) or (d)) (or the component financial definitions solely for purposes of the financial covenant set forth in Section 6.14(b), (c) or (d), and as applicable in Section 8.4, and for no other purpose under this Agreement) or any Default or Event of Default resulting from a failure to perform or observe Section 6.14(b), (c) or (d) or Section 8.4 (solely as it relates to Sections 6.14(b), (c) or (d)), without the written consent of the Required Revolving Lenders, which for the avoidance of doubt shall not require the written consent of the Required Lenders;

(ix)

amend, modify or waive any provision of Section 2.26 without the written consent of each Issuing Lender and the Required Revolving Lenders, which for the avoidance of doubt shall not require the written consent of the Required Lenders;

(x)

amend, modify or waive any provision of Sections 2.27 or 2.28 without the written consent of each Swingline Lender and the Required Revolving Lenders, which for the avoidance of doubt shall not require the written consent of the Required Lenders;

(c) Consent of all Lenders. Without the written consent of all Lenders (other than, in the case of the clauses (iv) and (v), a Defaulting Lender), no amendment, modification, termination or waiver of any term or condition of any Credit Document, or consent to any departure by any Credit Party therefrom, shall:

(i)	amend, modify, terminate or waive any term or condition of Sections 10.5 or 10.6(b)(v);

(ii)	amend, modify, terminate or waive any term or condition of this Agreement or any other Credit Document that expressly provides that the consent of all Lenders is required;

(iii)

subordinate in right of payment the Obligations to any other Indebtedness; provided, that, consents or waivers from Incremental Lenders holding Incremental Facilities that are either secured on a junior basis or unsecured and were incurred in accordance with Section 2.22 shall not be required to the extent such amendment or modification arises from the incurrence of other Incremental Facilities in accordance with Section 2.22;

(iv)

amend, modify, terminate or waive any provision of Section 2.14, Section 8.3, or of the definition of “Required Lenders”, “Required Revolving Lender”, “Required Term Loan Lender” or “Pro Rata Share”, except to the extent necessary to permit Incremental Facilities that are either secured on a junior basis or unsecured or Incremental Equivalent Debt incurred in accordance with Section 2.22 or Section 2.25 respectively; provided that, only the consent of all Revolving Credit Lenders shall be required to update the definition of “Required Revolving Lender” and only the consent of all Term Loan Lenders shall be required to update the definition of “Required Term Loan Lenders”;

(v)	release the Liens of the Secured Parties in all or substantially all of the Collateral, or release all or substantially all of the value of the guarantees;

(vi)	subordinate the Liens of the Secured Parties in any Collateral other than to any Lien incurred under Section 6.2(d); and

(vii)	consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document (except as expressly provided in the Credit Documents).

Notwithstanding the foregoing, no agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement and the other Credit Documents may be amended (or amended and restated), modified or supplemented with the written consent of the Administrative Agent and the Borrower (or the Administrative Agent and the Borrower may enter into additional Credit Documents as the Administrative Agent reasonably deems appropriate) (a) to cure any ambiguity, error, omission or inconsistency of a technical nature, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Issuing Lender, (b) to add one or more additional credit facilities with respect to Incremental Facilities to this Agreement, including to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with any existing Loans, as applicable, and the accrued interest and fees in respect thereof and (c) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Term Loan Lenders or the Required Revolving Lenders; provided, that the conditions set forth in Section 2.22 are satisfied, (d) to permit the extensions of credit from time to time outstanding under any Incremental Equivalent Debt or Specified Refinancing Debt permitted to be incurred hereunder to share ratably in the benefits of Section 2.11 with any existing Term Loans to the extent applicable taking into account the obligors and scope and lien priority of the collateral securing such Specified Refinancing Debt as compared to any existing Term Loans as reasonably determined by the Administrative Agent in consultation with the Borrower, (e) to implement changes contemplated by Section 6.11 with respect to a change in the Borrower’s fiscal year, (f) to implement any Benchmark Replacement or any ~~Benchmark Replacement~~ Conforming Changes or otherwise effectuate the terms of Section 2.21 in accordance with the terms of Section 2.21 and (g) to amend Schedules 6.1(a)(ii), 6.2(a)(ii), 6.5, 6.6(e), and 6.10(f) to give effect to the consummation of the Circuit Acquisition. In addition, notwithstanding the foregoing, the Agency Fee Letter may be amended, modified, supplemented or restated with the written consent solely of the Borrower and the Administrative Agent.

Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the ~~definition~~definitions of “Required Lenders”, “Required Term Loan Lenders” and “Required Revolving Lenders”) will automatically be deemed modified accordingly for the duration of such period; provided that, subject to the limitations set forth in the first paragraph of this Section 10.1, any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, reduce any percentage specified in the definition of Required Lender, disproportionately affect such Defaulting Lender as compared to other Lenders holding the same class of Loans, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

Notwithstanding anything in this Agreement or the other Credit Documents, any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Credit Documents and shall be excluded in determining whether all or all Affected Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 10.5); provided that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(d) Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of, and with the consent of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.

10.6 Successors and Assigns; Participations. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby~~,~~ (including any affiliate of an Issuing Lender that issues any Letter of Credit), except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.6(b), (ii) by way of participation in accordance with Section 10.6(d), or (iii) by way of pledge or assignment of a security interest subject to Section 10.6(e) (and any other attempted assignment or transfer by any party hereto, other than to a Disqualified Lender, shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.6(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, each such assignment shall be subject to the following conditions:

(i)	Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 10.6(b)(i)(B) in the aggregate, in the case of an assignment made in connection with the initial syndication of the Initial Term Loans to the Persons (or their Controlled Affiliates) set forth on Schedule 10.6 attached hereto or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in Section 10.6(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 in the case of any assignment in respect of any Term Loan, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.1 has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), or, in each case, if less, all of such assigning Lender’s remaining Loans or Commitments hereunder.

provided that the foregoing limitations in clauses (A) and(B) shall not apply in the case of any assignments to the Borrower in connection with the initial syndication of the Loans pursuant to clause (v)(B) below.

(ii)

Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)

Required Consents. No consent shall be required for any assignment in connection with the initial syndication of the Initial Term Loans to the Persons (or their Controlled Affiliates) set forth on Schedule 10.6 attached hereto and, otherwise, no consent shall be required for any assignment except to the extent required by Section 10.6(b)(i)(B) and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed provided) shall be required unless (I) an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) has occurred and is continuing at the time of such assignment or (II) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Commitments with respect to any ~~Term~~ Loan if such assignment is to a Person that is not a Lender with a Commitment in respect thereof, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any ~~Term~~ Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)   (i) the consent of the Issuing Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment to a new Revolving Lender or that increases the obligation of the Assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), and (ii) the consent of the Swingline Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of a Revolving Credit Commitment.

(iv)

Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with all forms, certificates or other evidence each assignee is required to provide pursuant to Section 2.17(c) and a processing and recordation fee of $3,500; provided, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.

(v)

No Assignment to Certain Persons. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries; provided that this clause (v) shall not apply to (A) any Lender on the Closing Date or an Affiliate or Approved Fund of such Lender to the extent such Person becomes an Affiliate of the Borrower or its Subsidiaries after the Closing Date, (B) assignments to the Borrower in connection with the initial syndication of the Loans, provided that any such Loans shall automatically be cancelled and retired by the Borrower (which, for the avoidance of doubt, shall in no event be deemed to be a voluntary prepayment hereunder) and (C) assignments to the Borrower or any of its Subsidiaries in accordance with clause (ix) below.

(vi)

No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person)

(vii)	Defaulting Lenders. No such assignment shall be made to any Defaulting Lender.

(viii)	Disqualified Lenders. No such assignment shall be made to any Disqualified Lenders.

(ix)

Debt Repurchases. Assignments of Term Loans to the Borrower or any of its Subsidiaries (“Purchasing Borrowing Party”) shall be permitted through open market purchases and/or “Dutch auctions”, so long as (i) any offer to purchase or take by assignment (other than through open market purchases) by such Purchasing Borrowing Party shall have been made to all Term Loan Lenders, (ii) no Event of Default has occurred and is continuing and (iii) the Term Loans purchased are immediately cancelled.

(x)

Administrative Questionnaire and Regulatory Matters. If the assignee is not an existing Lender hereunder, the Administrative Agent shall have received (a) an administrative questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (b) all documentation and other information reasonably determined by the Administrative Agent to be required by applicable regulatory authorities required under applicable “know your customer” and AML Laws, including the PATRIOT Act.

Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire (unless the assignee shall already be a Lender hereunder), any “know your customer” information requested by the Administrative Agent, the processing and recordation fee referred to in Section 10.6(b)(iv) and any written consent to such assignment required by Section 10.6(b)(iii), the Administrative Agent shall accept such Assignment and Assumption and record the same in the Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this Section 10.6(b).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.6(c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 10.2 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(d).

(c) ~~(c)~~ Register. The Administrative Agent, acting solely for this purpose as an non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower ~~and~~, any Lender~~,~~ Issuing Lender and Swingline Lender at any reasonable time and from time to time upon reasonable prior written notice.

(d) ~~(d)~~ Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Disqualified Lender or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries; provided that such restriction shall not apply to any Lender on the Closing Date or an Affiliate or Approved Fund of such Lender to the extent such Person becomes an Affiliate of the Borrower or its Subsidiaries after the Closing Date) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent ~~and~~, the Lenders, the Issuing Lenders and the Swingline Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.3(b) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.5(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16 and 2.17 (subject to the requirements and limitations of such sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section (it being understood that the documentation required under Section 2.17(g) shall be delivered solely to the participating Lender); provided, such Participant shall be subject to the provisions of Section 2.18 and Section 2.19 as if it were an assignee under Section 10.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender; provided, such Participant shall be subject to Section 2.17 as though it were a Lender. Each Lender that sells a participation pursuant to this Section shall maintain a register on which it records the name and address of each Participant and the principal amounts of each Participant’s participation interest with respect to the Loans and the Commitments (each, a “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to such Loans or Commitments for all purposes under this Agreement, notwithstanding any notice to the contrary. In maintaining the Participant Register, such Lender shall be acting as the agent of the Borrower solely for this purpose and undertakes no duty, responsibility or obligation to the Borrower (without limitation, in no event shall such Lender be a fiduciary of the Borrower for any purpose, except that such Lender shall maintain the Participant Register); provided, no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish in connection with a Tax audit that such Commitment, Loan, or other obligation is in registered form under Section 5f.103(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code. A Participant shall not be entitled to receive any greater payment under Sections 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant (except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation) unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. For the avoidance of doubt, Administrative Agent shall have no duty to maintain any Participant Register.

(e) ~~(e)~~ Certain Pledges; SPCs.

(i)

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations of such Lender; provided, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, unless such pledgee exercises its remedies under the applicable pledge and either becomes the owner of such rights or causes another Person to become the owner of such rights.

(ii)

Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.16 and 2.17), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the applicable Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Borrower and the Administrative Agent, and with the payment of a processing fee of $3,500 to the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

(f) ~~(f)~~ Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.15(c), 2.16, 2.17, 9.14, 10.2, 10.3 and 10.4 and the agreements of the Lenders set forth in Sections 2.17, 9.3(b), 9.7 and 9.10 shall survive the payment of the Loans and the termination hereof.

10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or any Lender (or to the Administrative Agent, on behalf of the Lenders), or any Agent or any Lender enforces any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11 Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12 Obligations Several; Independent Nature of the Lenders’ Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14 Governing Law. This Agreement and the other Credit Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

10.15 Consent to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that each Agent, any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Credit Party or its properties in the courts of any jurisdiction. Each Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to herein. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

10.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.17 Confidentiality. Each of the Agents, each of the Lenders (each, a “Lender Party”) shall hold all information received from the Borrower or any of its Subsidiaries regarding any of their respective businesses (including the existence of this Credit Agreement, the transactions contemplated herein or the terms or conditions hereof or thereof) other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary (it being understood and agreed that all information received after the Closing Date from the Borrower or any of its Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential), it being understood and agreed by the Borrower that, in any event, each Lender Party may make disclosures of such non-public information (i) to its Affiliates (other than portfolio companies) and to such Lender Party’s and its Affiliates’ respective employees, actual and prospective limited partners and investors, directors, officers, managers, legal counsel, independent auditors and other experts or agents and advisors or to such Lender Party’s current or prospective funding sources in connection with disclosures otherwise made in accordance with this Section 10.17 (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, and in the case of any Lender agrees that it will be held liable for such breach of this Section 10.17); (ii) to any actual or potential assignee, transferee or Participant of any rights, benefits, interests and/or obligations under this Agreement or to any direct or indirect contractual counterparties (or the professional advisors thereto) in swap or derivative transactions related to the Borrower and its Obligations (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, and in the case of any Lender agrees that it will be held liable for such breach of this Section 10.17); (iii) to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans and/or the Commitments or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans; (iv) as required or requested by any regulatory authority purporting to have jurisdiction over such Lender Party or its Affiliates (including any self-regulatory authority, such as the NAIC); provided, unless prohibited by applicable Law or court order, each Lender Party shall make reasonable efforts to notify the Borrower of any request by such regulatory authority (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender Party by such regulatory authority) for disclosure of any such non-public information prior to the actual disclosure thereof; (v) to the extent required by order of any court, governmental agency or representative thereof or in any pending legal or administrative proceeding, or otherwise as required by applicable Law or judicial process; provided, unless prohibited by applicable Law or court order, each Lender Party shall make reasonable efforts to notify the Borrower of such required disclosure prior to the actual disclosure of such non-public information; (vi) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vii) for purposes of establishing a “due diligence” defense, (viii) with the consent of the Borrower, or (ix) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section 10.17, (B) becomes available to such Lender Party or any of its Affiliates on a non-confidential basis from a source other than a Credit Party that does not have a duty of confidentiality to the Borrower, or (C) is independently developed by such Lender Party.

Each of the Administrative Agent, the Collateral Agent and the Lenders acknowledges that (a) the information provided by the Borrower or its Subsidiaries may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

All information, including requests for waivers and amendments furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement, will be syndicate-level information, which may contain material non-public information about the Borrower, the Credit Parties and their Related Parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.

Notwithstanding anything herein to the contrary, the Administrative Agent, the Lenders and their respective Affiliates shall not, directly or indirectly, use the name of the Borrower or its Affiliates in any publicity, advertising or other media and may not issue a press release or otherwise publicize to any person, directly or indirectly, orally or in writing, any information related to the existence of this Credit Agreement, the transactions contemplated herein or the terms or conditions hereof or thereof; provided that such party may repeat information about the transactions contemplated hereby that has been publicly announced by the Borrower and no additional information can be publicized.

10.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable Law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury Laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

10.19 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.20 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any Credit Document shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

10.21 Integration. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof; provided that, for the avoidance of doubt, nothing set forth in the Credit Documents shall impair in any manner the rights of the Agents and the Lenders in their other capacities under any other documents with the Borrower or any Subsidiary of the Borrower, including as holders in respect of any warrant issued by such Person.

10.22 No Fiduciary Duty. Each Agent, each Lender, each Issuing Lender and their Affiliates (collectively, the “Lender Affiliated Parties”), may have economic interests that conflict with those of the Credit Parties, and each Credit Party acknowledges and agrees (a) nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender Affiliated Parties and each Credit Party, its stockholders or its Affiliates; (b) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lender Affiliated Parties, on the one hand, and each Credit Party, on the other; (c) in connection therewith and with the process leading to such transaction each of the Lender Affiliated Parties is acting solely as a principal and not the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person; (d) none of the Lender Affiliated Parties has assumed an advisory or fiduciary responsibility in favor of any Credit Party with respect to the transactions contemplated hereby or the process leading thereto (regardless of whether any of the Lender Affiliated Parties or any of their respective Affiliates has advised or is currently advising any Credit Party on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents; (e) each Credit Party has consulted its own legal and financial advisors to the extent it deemed appropriate; (f) each Credit Party is responsible for making its own independent judgment with respect to such transactions and the process leading thereto; and (g) no Credit Party will claim that any of the Lender Affiliated Parties has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Credit Party, in connection with such transaction or the process leading thereto.

10.23 PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the PATRIOT Act.

10.24 Judgment Currency. In respect of any judgment or order given or made for any amount due under this Agreement or any other Credit Document that is expressed and paid in a currency (the “judgment currency”) other than the currency in which it is expressed to be payable under this Agreement or other Credit Document, the party hereto owing such amount due will indemnify the party due such amount against any loss incurred by them as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange, as quoted by the Administrative Agent or by a known dealer in the judgment currency that is designated by the Administrative Agent, at which such Lender is able to purchase Dollars with the amount of the judgment currency actually received by the Administrative Agent or such Lender. The foregoing indemnity shall constitute a separate and independent obligation of the applicable party and shall survive any termination of this Agreement and the other Credit Documents, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Dollars.

10.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

10.26 Acknowledgement Regarding Any Supported QFC. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.26, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

10.27 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (I) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent or any of its Affiliates is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

2U, INC., as Borrower

By:
Name:
Title:

TRILOGY EDUCATION SERVICES, LLC,
as Guarantor

By:
Name:
Title:

CRITIQUEIT, INC., as Guarantor

By:
Name:
Title:

2U HARKINS ROAD LLC, as Guarantor By: 2U, INC., its sole member

By:
Name:
Title:

2U NYC, LLC, as Guarantor

By:
Name:
Title:

[Signature Page to Credit Agreement]

2U GETSMARTER, LLC, as Guarantor

By:
Name:
Title:

2U GETSMARTER (US), LLC, as Guarantor

By:
Name:
Title:

2U KEIH HOLDCO, LLC, as Guarantor

By:
Name:
Title:

[Signature Page to Credit Agreement]

ALTER DOMUS (US) LLC,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

~~[_________],~~
~~as a Lender~~

~~By:~~
~~Name: Title:~~

[Signature Page to Credit Agreement]

Exhibit B

[To be attached]

[Exhibit B to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

EXHIBIT A-1 TO

CREDIT AND GUARANTY

AGREEMENT

FORM OF

FUNDING NOTICE

[DATE]

Reference is hereby made to that certain Credit and Guaranty Agreement, dated as of June 28, 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein and not otherwise defined herein being used herein as therein defined), by and among 2U, Inc., a Delaware corporation (the “Borrower”), the other Credit Parties party thereto from time to time, the Lenders party thereto from time to time and Alter Domus (US) LLC, as Administrative Agent and Collateral Agent.

Pursuant to Sections 2.1B(b) and 2.28, as applicable, of the Credit Agreement, Borrower requests that Lenders make the following Loans to the Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [            ], [    ] (the “Credit Date”):

[The aggregate principal amount of Revolving Loans is $            , of which $             consists of Base Rate Loans and $             consists of Term SOFR Loans having an Interest Period of [one][three][six] month[s].]

[The aggregate principal amount of Swingline Loans is $             which consists of Base Rate Loans.]

The Borrower hereby authorizes and directs the Administrative Agent to disburse the proceeds of [the Revolving Credit Loans] [and][or] [the Swingline Loans], as applicable on the Credit Date to the account number(s) and in the amount(s) specified [in the funds flow as agreed between the Borrower and the Administrative Agent as attached hereto as Annex A and incorporated herein by reference][on Annex A hereto], in accordance with the terms and provisions of the Credit Agreement, to the account numbers specified thereon. Borrower hereby acknowledges that the Administrative Agent may make payment strictly on the basis of the account numbers furnished herein even if such account number identifies a party other than the name of the accounts listed herein. In the event the account numbers are incorrect or if any payoff amount is incorrect, the Credit Parties hereby agree to be fully liable for any and all losses, costs and expenses arising therefrom (including, without limitation, any losses, costs or expenses arising from any of the Borrower’s negligence or the negligence of any of the Credit Parties’ agents or employees).

The undersigned Authorized Officer hereby represents, warrants and certifies on behalf of the Borrower that:

(a)

as of the Credit Date, each of the representations and warranties made by any Credit Party in or pursuant to the Credit Documents shall be true and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects) on and as of such date as if made on and as of such date (except to the

[Exhibit A-1 to Credit and Guaranty Agreement]

extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects) on and as of such specific date); and

(b)	as of the Credit Date, no Event of Default shall have occurred and be continuing or would immediately result from the consummation of the applicable Credit Extension.

[Remainder of Page Intentionally Blank]

[Exhibit B to Credit and Guaranty Agreement]

IN WITNESS WHEREOF, the Borrower has caused this Funding Notice to be executed and delivered by its duly Authorized Officer as of the date set forth above.

2U, INC.

By:
Name:
Title:

[Signature Page to Funding Notice]

Annex A

Disbursement of Proceeds

[Annex A to Funding Notice]

Exhibit C

[To be attached]

[Exhibit C to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

EXHIBIT A-2 TO

CREDIT AND GUARANTY

AGREEMENT

FORM OF

CONVERSION/CONTINUATION NOTICE

[DATE]

Reference is hereby made to that certain Credit and Guaranty Agreement, dated as of June 28, 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein and not otherwise defined herein being used herein as therein defined), by and among 2U, Inc., a Delaware corporation (the “Borrower”), the other Credit Parties thereto, the Lenders party thereto from time to time and Alter Domus (US) LLC, as Administrative Agent and Collateral Agent.

Pursuant to Section 2.6 of the Credit Agreement, the Borrower hereby requests the continuation/conversion of the following Loans, each such conversion and/or continuation to be effective as of [            ], [    ]:

[2022 Term Loans][Revolving Loans]:

$[ ]	Term SOFR Loans to be continued with an Interest Period of [one][three][six] month[s].

$[ ]	Term SOFR Loans to be converted to Base Rate Loans.

$[ ]	Base Rate Loans to be converted to Term SOFR Loans with an Interest Period of [one][three][six] month[s].

The undersigned Authorized Officer, solely in such capacity as an officer and not in an individual capacity, hereby represents, warrants and certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default under any of Section 8.1(a), 8.1(f) or 8.1(g) of the Credit Agreement.

[Remainder of Page Intentionally Blank]

[Exhibit A-2 to Credit and Guaranty Agreement]

IN WITNESS WHEREOF, Borrower has caused this Conversion/Continuation Notice to be executed and delivered by its duly Authorized Officer as of the date set forth below.

2U, INC.

By:
Name:
Title:

[Signature Page to Conversion/Continuation Notice]

Exhibit D

[To be attached]

[Exhibit D to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

EXHIBIT B-2 TO

CREDIT AND GUARANTY

AGREEMENT

FORM OF

2022 TERM LOAN NOTE

$	[ ], 2023

FOR VALUE RECEIVED, the undersigned, 2U, Inc., a Delaware corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to [LENDER NAME] (the “Lender”) the aggregate unpaid principal amount of all 2022 Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the 2022 Term Loan Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

The undersigned Borrower promises to pay interest on the unpaid principal amount of each 2022 Term Loan made to it from the date of such 2022 Term Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each 2022 Term Loan, and upon each payment or prepayment of principal of each 2022 Term Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender’s own books and records, in each case specifying the amount of such Loan, the respective Interest Period thereof (in the case of Term SOFR Loans) or the amount of principal paid or prepaid with respect to such 2022 Term Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the undersigned Borrower hereunder or under the Credit Agreement.

This Note is one of the notes referred to in, and is entitled to the benefits of, that certain Credit and Guaranty Agreement dated as of June 28, 2021, by and among the Borrower, the financial institutions from time to time party thereto as Lenders and Alter Domus (US) LLC, as Administrative Agent (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Credit Agreement, among other things, (i) provides for the making of 2022 Term Loans by the Lender to the undersigned Borrower from time to time in an aggregate amount not to exceed at any time outstanding such Lender’s 2022 Term Loan Commitment, the indebtedness of the undersigned Borrower resulting from each such 2022 Term Loan to it being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

[Exhibit B-2 to Credit and Guaranty Agreement]

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower. Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and permitted assigns. The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

This Note shall be construed in accordance with and governed by the law of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Exhibit B-2 to Credit and Guaranty Agreement]

2U, INC.

By:
Name:
Title:

Signature Page to 2022 Term Loan Note]

Exhibit E

[To be attached]

[Exhibit E to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

EXHIBIT B-3 TO

CREDIT AND GUARANTY

AGREEMENT

FORM OF

REVOLVING CREDIT LOAN NOTE

$	[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, 2U, Inc., a Delaware corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to [LENDER NAME] (the “Lender”) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the Revolving Termination Date or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

The undersigned Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan made to it from the date of such Revolving Credit Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each Revolving Credit Loan, and upon each payment or prepayment of principal of each Revolving Credit Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender’s own books and records, in each case specifying the amount of such Loan, the respective Interest Period thereof (in the case of Term SOFR Loans) or, as applicable, the amount of principal paid or prepaid with respect to such Revolving Credit Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the undersigned Borrower hereunder or under the Credit Agreement.

This Note is one of the notes referred to in, and is entitled to the benefits of, that certain Credit and Guaranty Agreement dated as of June 28, 2021, by and among the Borrower, the financial institutions from time to time party thereto as Lenders and Alter Domus (US) LLC, as Administrative Agent (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Loans by the Lender to the undersigned Borrower from time to time in an aggregate amount not to exceed at any time outstanding such Lender’s Revolving Credit Commitment, the indebtedness of the undersigned Borrower resulting from each such Revolving Credit Loan to it being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

[Exhibit B-3 to Credit and Guaranty Agreement]

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower. Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and permitted assigns. The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

This Note shall be construed in accordance with and governed by the law of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Exhibit B-3 to Credit and Guaranty Agreement]

2U, INC.

By:
Name:
Title:

[Signature Page to Revolving Credit Loan Note]

Exhibit F

This 2022 Extending Lender Consent (this “Lender Consent”) is in respect of the Extension Amendment, Second Amendment and First Incremental Amendment to Credit and Guaranty Agreement (the “Amendment by and among 2U, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto, as guarantors (the “Guarantors”), ALTER DOMUS (US) LLC, as administrative agent (in such capacity, the “Administrative Agent”) (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among the Borrower, the Guarantors, the several lenders from time to time party thereto, and the Administrative Agent, as provided therein (the Existing Credit Agreement as so amended, the “Amended Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Amendment or the Amended Credit Agreement, as applicable.

EXISTING TERM LENDERS:

Check ONLY ONE of the two boxes below and execute and return a signature page for each sub-fund. To ensure efficient processing of your consent, please do not leave this form blank. Initial Term Loans should be set forth on a sub-account by sub-account basis, if applicable. Please do not aggregate amounts held by sub-accounts into a single master fund, fund manager or affiliates line item.

The undersigned 2022 Extending Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows:

CONSENT AND CASHLESS ROLL OPTION

•

to convert 100% of the outstanding principal amount of the Initial Term Loans under the Existing Credit Agreement held by such 2022 Extending Lender (or such lesser amount allocated to such Lender by the Administrative Agent) into 2022 Term Loans in a like principal amount. In the event a lesser amount is allocated, the difference between the current amount and the allocated amount will be prepaid on the Extension Agreement and Incremental Effective Date.

Term Loan Lender	Amount of Initial Term Loans

Total

CONSENT AND ASSIGNMENT SETTLEMENT OPTION

•

to have 100% of the outstanding principal amount of the Initial Term Loans under the Existing Credit Agreement held by such 2022 Extending Lender prepaid on the Extension Agreement and Incremental Effective Date and purchase by assignment the principal amount of 2022 Term Loans committed to separately by the undersigned (or such lesser amount allocated to such Lender by the Administrative Agent).

[Exhibit F to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

Term Loan Lender	Amount of Initial Term Loans

Total

[Signature Page Follows]

[Exhibit F to Extension Amendment and Second Amendment to Term Loan Credit and Guaranty Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Lender Consent to be duly executed and delivered by its proper and duly authorized officer(s).

[NAME OF INSTITUTION]:

______________________________________, as a 2022 Extending Lender and Required Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Name of Fund Manager (if any): ________________________

[Signature Page to Extension Amendment and Second Amendment to Credit and Guaranty Agreement]